CLIFFORD CHANCE US LLP
Execution Version

Dated as of June 28, 2021
WESTERN ALLIANCE BANK $242,000,000.00 SENIOR UNSECURED CREDIT-LINKED NOTES DUE DECEMBER 30, 2024 and THE PURCHASERS PARTY HERETO
NOTE PURCHASE AGREEMENT

TABLE OF CONTENTS
Page

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Signature
Schedule A	—	Defined Terms
Schedule 1	—	Forms of Notes
Schedule 1A	—	Form of Global Senior Unsecured Credit Linked Note
Schedule 1B	—	Form of Certificated Senior Unsecured Credit Linked Note
Schedule 2	—	Form of CDS
Schedule 3	—	Form of Purchaser Representation Letter
Schedule 4	—	Form of Assignment and Assumption Agreement
Schedule 5	—	Forms of Transfer and Exchange Certificates
Schedule 5A	—	Form of Transferor Certificate for Transfer of Rule 144A Global Note or Certificated Note to Regulation S Global Note
Schedule 5B	—	Form of Transferor Certificate for Transfer of Certificated Note to Rule 144A Global Note
Schedule 5C	—	Form of Transferee Certificate of Rule 144A Global Note
Schedule 5D	—	Form of Transferee Certificate of Regulation S Global Note

Purchaser Schedule	—	Information Relating to Purchasers

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WESTERN ALLIANCE BANK
1 East Washington Street
Suite 1400
Phoenix, AZ 85004
Senior Unsecured Credit Linked Notes Due December 30, 2024
June 28, 2021
TO EACH OF THE PURCHASERS LISTED IN
THE PURCHASER SCHEDULE HERETO:
Western Alliance Bank, a state-chartered bank duly incorporated and validly existing in good standing under the laws of Arizona (the "Issuer"), agrees with each of the Purchasers as follows:
Section 1.    Authorization of Notes. (a) The Issuer will authorize the issue and sale of $242,000,000.00 aggregate principal balance of its Senior Unsecured Credit Linked Notes Due December 30, 2024 (the "Notes").
(b)    Certain capitalized and other terms used in this Agreement are defined in Schedule A and, for purposes of this Agreement, the rules of construction set forth in Section 17.4 shall govern.
Section 2.    Sale and Purchase of Notes. (a) Subject to the terms and conditions of this Agreement, the Issuer will issue and sell to each Purchaser and each Purchaser will, pursuant to Section 3 below, purchase from the Issuer, on the Closing Date, Notes in the principal balance specified opposite such Purchaser's name in the Purchaser Schedule at the purchase price of 100% of the principal balance thereof. Such principal balance, as may be reduced pursuant to Sections 4.14 and 7.2, shall be the "Outstanding Principal Balance" of such Holder's Note under this Agreement. For the avoidance of doubt, the sum of the Outstanding Principal Balances of the Holders of all Notes shall at all times be equal to the Aggregate Principal Balance.
(b)    The Purchasers' obligations hereunder are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non-performance of any obligation by any other Purchaser hereunder.
Section 3.    Closing. The sale and purchase of the Notes to be purchased by each Purchaser shall occur (the "Closing") on the date hereof (the "Closing Date"). Delivery of and payment for the Notes shall be made at the Closing or at such other place as shall be agreed upon by the Issuer and the relevant Purchaser. At the Closing, each Purchaser will purchase a beneficial interest in the Notes in an amount equal to the principal balance specified opposite such Purchaser's name in the Purchaser's Schedule against payment by such Purchaser to the Issuer or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds to the Issuer Account.

Section 4.    The Notes.
4.1    Notes Generally. (a) The maximum aggregate principal balance of Notes that may be executed and Outstanding under this Agreement is limited to the Initial Principal Balance. The Notes shall only be transferred or resold in compliance with the terms of this Agreement.
(b)    The Notes shall be issued in registered form. The forms of the Notes, including the forms of Certificated Notes, Regulation S Global Notes and Rule 144A Global Notes, shall be as set forth in the applicable part of Schedule 1 hereto.
4.2     Regulation S Global Notes, Rule 144A Global Notes; Certificated Notes. (a)    The Notes sold to Purchasers who are not U.S. Persons shall be issued initially in the form of one separate permanent global note, in definitive, fully-registered form without interest coupons, substantially in the applicable form attached as Schedule 1A hereto (a "Regulation S Global Note"), and shall be deposited on behalf of such Purchasers of Regulation S Global Notes with the Paying Agent as custodian for, and registered in the name of a nominee of, DTC for the respective accounts of Euroclear and Clearstream and duly executed by the Issuer.
(b)    The Notes sold to Purchasers that are U.S. Persons shall be issued initially in the form of one separate permanent global note, in definitive, fully-registered form without interest coupons, substantially in the form attached as Schedule 1A hereto (a "Rule 144A Global Note") and shall be deposited on behalf of the Purchasers of such of Rule 144A Global Notes represented thereby with the Paying Agent as custodian for, and registered in the name of a nominee of, DTC and duly executed by the Issuer.
(c)    The aggregate principal amount of the Regulation S Global Note and the Rule 144A Global Note may from time to time be increased or decreased by adjustments made on the records of DTC or its nominee, as the case may be, as hereinafter provided.
(d)    The Issuer in issuing the Notes shall use "CUSIP," "ISIN" or "private placement" numbers (if then generally in use), and, if so, the Issuer will indicate the "CUSIP," "ISIN" or "private placement" numbers of the Notes in related materials as a convenience to Purchasers.
(e)    Book Entry Provisions. This Section 4.2(e) shall apply only to Global Notes deposited with or for the account of DTC.
The provisions of the "Operating Procedures of the Euroclear System" of Euroclear and the "Terms and Conditions Governing Use of Participants" of Clearstream, respectively, will be applicable to the Global Notes insofar as interests in such Global Notes are held by the Agent Members of Euroclear or Clearstream, as the case may be.
Agent Members shall have no rights under this Note Purchase Agreement with respect to any Global Note held on their behalf by the Paying Agent pursuant to the Paying Agent Agreement, as custodian for DTC and DTC may be treated by the Issuer and any agent of the Issuer as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer or any agent of the Issuer from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.
4.3    Priority. All Notes issued under this Agreement shall be in all respects equally and rateably entitled to the benefits hereof without preference, priority or distinction on account of the actual time or times of issuance and delivery, all in accordance with the terms and provisions of this Agreement. Payments of interest on and principal of the Notes shall be made without preference or priority of any kind as between any Holders.
4.4    Execution, Authentication, Delivery and Dating. (a) The Notes shall be executed on behalf of the Issuer by any of the Responsible Officers of the Issuer (whose signatures on the Notes may be manual or facsimile).
(b)    Upon the execution of any Note, the Issuer may deliver Notes executed by the Issuer to the Note Registrar for authentication and the Note Registrar , pursuant to the Paying Agent Agreement, shall authenticate and deliver such Notes.
(c)    No Note shall be entitled to any benefit under this Agreement or be valid or obligatory for any purpose, unless such note has been authenticated by the Note Registrar pursuant to the Paying Agent Agreement, and such authentication shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.
(d)    Notes bearing the manual or facsimile signatures of individuals who were at any time Responsible Officers of the Issuer shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the issuance and delivery of such Notes.
(e)    Each Note shall be dated the date of its authentication.
4.5    Registration; Registration of Transfer and Exchange; Transfer Restrictions. (a) The Issuer shall cause the Notes to be registered and shall cause the Note Registrar, pursuant to the Paying Agent Agreement, to keep a note register (the "Note Register") in which, subject to the provisions of this Agreement and such reasonable regulations as the Issuer may prescribe, the Issuer shall provide for the registration of Global Notes and Certificated Notes and of transfers of the Global Notes and Certificated Notes.
(b)    No transfer of any Global Note or Certificated Note, and no transfer of any beneficial interest in a Global Note shall be effective unless such transfer occurs in accordance with Section 4.6 and is registered in the Note Register by the Note Registrar pursuant to the Paying Agent Agreement. The entries in the Note Register shall be conclusive and binding for all purposes, absent manifest error, and the Holders, the Issuer, the Paying Agent and the Note Registrar shall treat each Person whose name is recorded in the Note Register pursuant to the terms herein as a Purchaser for all purposes of this Agreement.
(c)    Upon surrender for registration of transfer of any Global Note or Certificated Note at the office or agency of the Note Registrar, the Issuer shall execute and deliver in the name of the assignor (if less than all of its Note is being transferred) and the designated assignee or assignees, one or more new Global Notes or Certificated Notes, as applicable, of like tenor and with the aggregate principal balance being transferred.
(d)    At the option of the applicable Holder, Global Notes or Certificated Notes may be exchanged for other Global Notes or Certificated Notes of like tenor and aggregate principal balance upon surrender of the Notes to be exchanged at the Note Registrar's office or agency, subject to the minimum denomination of the Notes provided in Section 4.6(d). Whenever any Notes are so surrendered for exchange, the Issuer shall execute and deliver the Notes that the Holder making the exchange is entitled to receive. The Note Registrar , pursuant to the Paying Agent Agreement, shall update the Note Register and authenticate the Notes executed by the Issuer.
(e)    All Global Notes or Certificated Notes issued upon any registration of transfer or exchange of Notes pursuant to this Section 4.5 shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Agreement, as the Notes surrendered upon such registration of transfer or exchange.
(f)    Every Global Note or Certificated Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Issuer) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Issuer, duly executed by the Holder thereof or its attorney duly authorized in writing, with such attorney's signature guaranteed by a commercial bank or trust company, or by a member firm of a national securities exchange, and such other documents as the Issuer may reasonably require.
(g)    No service charge shall be made for any registration of transfer or exchange of Notes or beneficial interests in any Global Note, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes Notes or beneficial interests in any Global Note.
4.6    Transfer. (a) A Holder or Beneficial Owner may not assign, transfer or sell, in whole or in part, its rights and obligations hereunder or under any Note to any Person unless each of the following conditions is satisfied:
(i)    the transferee is either (a) a transferee with respect to which the Issuer has granted its consent (which consent may be granted in its sole discretion), or (b) a Person that is a Holder or Beneficial Owner of Notes prior to such transfer or sale (any such Person, an "Eligible Transferee");
(ii)    the Holder or Beneficial Owner has notified the Issuer in writing prior to such transfer or purported transfer,
(iii)    both the Holder or Beneficial Owner, as applicable, and the Eligible Transferee have executed and delivered to the Issuer a duly-executed Assignment and Assumption Agreement, and
(iv)    the Eligible Transferee has delivered to the Issuer its duly-executed Purchaser Representation Letter.

(b)    A Holder or Beneficial Owner may not sell or transfer a Note or beneficial interest in a Global Note to any Purchaser that has represented that it is a Benefit Plan Investor or Controlling Person to the extent that such sale or transfer may result in Benefit Plan Investors owning 25 percent or more of the Aggregate Principal Balance (disregarding amounts held by any Controlling Person) (the "25 percent Limitation").
(c)    Upon its purchase of any Note or beneficial interest in a Global Note, each Purchaser will be deemed to have represented and agreed as follows and, in the Purchaser Representation Letter provided by a Purchaser upon its purchase or acquisition of such Note or beneficial interest, such Purchaser shall represent substantially as follows:
(i)    on each day it holds any Note or beneficial interest in a Global Note, its acquisition, holding and disposition thereof will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation of any applicable Similar Law;
(ii)    it acknowledges and agrees that the Note Registrar will not register any transfer of the Notes if it has been informed in writing that such proposed transfer would result in a violation of the 25 percent Limitation;
(iii)    it is not a Benefit Plan Investor or a Controlling Person; provided that, (a) on the Closing Date, a Purchaser that is a Benefit Plan Investor or a Controlling Person may purchase a Note or beneficial interest in a Global Note from the Issuer, so long as the Purchaser provides a Purchaser Representation Letter containing certain ERISA representations acceptable to the Issuer as to its status as a Benefit Plan Investor or a Controlling Person and obtains the written consent of the Issuer, and (b) after the Closing Date, a Purchaser that is a Benefit Plan Investor or a Controlling Person may purchase a Note or beneficial interest in a Global Note, so long as the Purchaser (x) provides certain ERISA representations acceptable to the Issuer in the Purchaser Representation Letter and (y) obtains the written consent of the Issuer;
(iv)    it understands that the representations made in this Section 4.6(c) will be deemed made on each day from the date of acquisition by the Purchaser of an interest in the Notes through and including the date on which it disposes of such interest. It agrees that if any of its representations under this Section 4.6(c) become untrue, it will immediately notify the Issuer and take any other action as may be requested by them. It agrees to indemnify and hold harmless the Issuer and its Affiliates from any cost, damage or loss incurred by them as a result of these representations being untrue; and
(v)    if it is a Benefit Plan Investor, that: (A) none of the Issuer or its Affiliates has provided any investment recommendation or investment advice to the Benefit Plan Investor, or the Plan Fiduciary, on which either the Benefit Plan Investor or the Plan Fiduciary has relied in connection with the decision to acquire its interest in the Notes, and that the Issuer and its Affiliates are not otherwise acting as a fiduciary, as defined in Section 3(21) of ERISA or Section 4975(e)(3) of the Code, to the Benefit Plan Investor or the Plan Fiduciary in connection with the Benefit Plan Investor's acquisition of its interest in the Notes; and (B) the Plan Fiduciary is exercising its own independent judgment in evaluating the transaction;

(vi)    it is either (a) (1) a Qualified Institutional Buyer or (II) an Accredited Investor who is purchasing its interest in such Notes in a non-public transaction, or (2) in the case of a Person who becomes a Purchaser subsequent to the date hereof, a Qualified Institutional Buyer, or (b) a Person that is not a "U.S. Person" as defined in Regulation S that is acquiring its interest in the Notes in reliance on an exemption from registration pursuant to Regulation S and is acquiring its interest in the Notes for its own account or for the account of a non-U.S. Person;
(vii)    such Purchaser will hold and transfer an interest in the Notes in an amount equal to at least the minimum denomination of such Notes;
(viii)    such Purchaser will provide notice of the relevant transfer restrictions to subsequent transferees, including that such Purchasers are relying on the exemption from registration under the Securities Act provided by Rule 144A thereunder or Regulation S;
(ix)    none of such Purchaser or any of its affiliates (as such term is defined in Rule 501(b) of Regulation D under the Securities Act) or any other Person acting on any of their behalf has engaged or will engage, in connection with such Notes, in any form of (i) general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act or (ii) directed selling efforts within the meaning of Rule 902(c) of Regulation S thereunder;
(x)    such Purchaser is aware that, except as otherwise provided in this Note Purchase Agreement, any interest in the Notes being sold to it in reliance on Regulation S will be represented by a Regulation S Global Note and that beneficial interests therein may be held only through DTC for the respective accounts of Euroclear or Clearstream;
(xi)    such Purchaser will provide notice to each Person to whom it proposes to transfer any interest in the Notes of the transfer restrictions and representations set forth in this Section 4.6, including the Exhibits referenced herein, and the legends on the Notes; and
(xii)    such Purchaser will deliver a signed acknowledgement letter to the Verification Agent (as such term is defined in the CDS) substantially in the form attached as Schedule B to the Purchaser Representation Letter.
(d)    Each transfer of a Note or a participation or other interest therein shall be in a minimum denomination of $250,000 and multiples of $1,000 in excess thereof.
(e)    Without limiting any other provision of Section 4.5 or this Section 4.6, transfers of Notes or beneficial interests in a Global Note shall only be made in accordance with the following requirements:
(i)    Rule 144A Global Note to Regulation S Global Note. If a Beneficial Owner of a Rule 144A Global Note deposited with DTC wishes at any time to exchange its interest in such Rule 144A Global Note for an interest in the corresponding Regulation S Global Note, or to transfer its interest in such Rule 144A Global Note to a Person who wishes to take delivery thereof in the form of an interest in the corresponding Regulation S

Global Note, such Beneficial Owner (provided that such Beneficial Owner or, in the case of a transfer, the transferee is not a U.S. person and is acquiring such interest in an offshore transaction) may, subject to the immediately succeeding sentence and the rules and procedures of DTC, exchange or transfer, or cause the exchange or transfer of, such interest for an equivalent beneficial interest in the corresponding Regulation S Global Note. Upon receipt by the Note Registrar, pursuant to the Paying Agent Agreement, of (A) instructions given in accordance with DTC's procedures from an Agent Member directing the Note Registrar to credit or cause to be credited a beneficial interest in the corresponding Regulation S Global Note, but not less than the minimum denomination applicable to such Beneficial Owner's Notes, in an amount equal to the beneficial interest in the Rule 144A Global Note to be exchanged or transferred, (B) a written order given in accordance with DTC's procedures containing information regarding the participant account of DTC and the Euroclear or Clearstream account to be credited with such increase, and (C) a Purchaser Representation Letter delivered by the transferee stating, among other things, that such transferee is a non-U.S. person purchasing such beneficial interest in an offshore transaction pursuant to Regulation S, then the Note Registrar, pursuant to the Paying Agent Agreement, shall approve the instructions at DTC to reduce the principal amount of the Rule 144A Global Note and to increase the principal amount of the Regulation S Global Note by the aggregate principal amount of the beneficial interest in the Rule 144A Global Note to be exchanged or transferred, and to credit or cause to be credited to the securities account of the Person specified in such instructions a beneficial interest in the corresponding Regulation S Global Note equal to the reduction in the principal amount of the Rule 144A Global Note.
(ii)    Regulation S Global Note to Rule 144A Global Note. If a Beneficial Owner of a Regulation S Global Note deposited with DTC wishes at any time to exchange its interest in such Regulation S Global Note for an interest in the corresponding Rule 144A Global Note or to transfer its interest in such Regulation S Global Note to a Person who wishes to take delivery thereof in the form of an interest in the corresponding Rule 144A Global Note, such Beneficial Owner may, subject to the immediately succeeding sentence and the rules and procedures of Euroclear, Clearstream and/or DTC, as the case may be, exchange or transfer, or cause the exchange or transfer of, such interest for an equivalent beneficial interest in the corresponding Rule 144A Global Note. Upon receipt by the Note Registrar, pursuant to the Paying Agent Agreement, of (A) instructions from Euroclear, Clearstream and/or DTC, as the case may be, directing the Note Registrar to cause to be credited a beneficial interest in the corresponding Rule 144A Global Note in an amount equal to the beneficial interest in such Regulation S Global Note, but not less than the minimum denomination applicable to such Beneficial Owner's Notes to be exchanged or transferred, such instructions to contain information regarding the participant account with DTC to be credited with such increase, and (B) a Purchaser Representation Letter delivered by the transferee in respect of such beneficial interest stating, among other things, that such transferee is a Qualified Institutional Buyer, then the Note Registrar, pursuant to the Paying Agent Agreement, will approve the instructions at DTC to reduce, or cause to be reduced, such Regulation S Global Note by the aggregate principal amount of the beneficial interest in such Regulation S Global Note to be transferred or exchanged and the Note Registrar, pursuant to the Paying Agent Agreement, shall instruct DTC, concurrently with such reduction, to credit or cause to be credited to the securities account of the Person specified in such instructions a beneficial interest in the corresponding Rule 144A Global Note equal to the reduction in the principal amount of such Regulation S Global Note.

(iii)    Transfer of Global Note to Certificated Note. A Beneficial Owner of a Global Note may not transfer its interest in such Global Note to a Person who wishes to take delivery thereof in the form of a corresponding Certificated Note. A Beneficial Owner of a Global Note may not exchange such interest for a corresponding Certificated Note unless it satisfies the requirements of Section 4.10.
(iv)    Transfer of Certificated Notes to Certificated Notes. Upon receipt by the Note Registrar, pursuant to the Paying Agent Agreement, of (A) a Holder's Certificated Note properly endorsed for assignment to the transferee, and (B) a Purchaser Representation Letter executed by the transferee, the Note Registrar, pursuant to the Paying Agent Agreement, shall cancel such Certificated Note, record the transfer in the Note Register and upon execution by the Issuer and authentication and delivery by the Note Registrar, deliver one or more Certificated Notes bearing the same designation as the Certificated Note endorsed for transfer, registered in the names specified in the assignment described in clause (A) above, in principal amounts designated by the transferee (the aggregate of such principal amounts being equal to the aggregate principal amount of the Certificated Note surrendered by the transferor), and in authorized denominations.
(v)    Transfer of Certificated Notes to Global Notes. If a Holder of a Certificated Note wishes at any time to transfer its interest in such Certificated Note to a Person who wishes to take delivery thereof in the form of a Global Note, such Holder may, subject to the immediately succeeding sentence and the rules and procedures of Euroclear, Clearstream and/or DTC, as the case may be, exchange or transfer, or cause the exchange or transfer of, such Certificated Note for a beneficial interest in an applicable Global Note. Upon receipt by the Note Registrar, pursuant to the Paying Agent Agreement, of (A) a Holder's Certificated Note properly endorsed for assignment to the transferee, (B) a Purchaser Representation Letter delivered by the transferee stating that such transferee is either a Qualified Institutional Buyer (with respect to a Rule 144A Global Note) or a non-U.S. person purchasing such beneficial interest in an offshore transaction pursuant to Regulation S (with respect to a Regulation S Global Note), (C) instructions given in accordance with Euroclear, Clearstream or DTC's procedures, as the case may be, from an Agent Member to instruct DTC to cause to be credited a beneficial interest in the applicable Global Note in an amount equal to the Certificated Notes to be transferred or exchanged, and (D) a written order given in accordance with DTC's procedures containing information regarding the participant's account at DTC and/or Euroclear or Clearstream to be credited with such increase, the Note Registrar, pursuant to the Paying Agent Agreement, shall cancel such Certificated Note, record the transfer in the Note Register and approve the instructions at DTC, concurrently with such cancellation, to credit or cause to be credited to the securities account of the Person specified in such instructions a beneficial interest in the applicable Global Note equal to the principal amount of the Certificated Note transferred or exchanged.
(f)    Legends. Any Note issued upon the transfer, exchange or replacement of Notes shall bear such applicable legend substantially as set forth in the applicable part of Schedule A hereto.
(g)    Any purported transfer of a Global Note, Certificated Note or beneficial interest in a Global Note not in accordance with this Section 4.6 shall be null and void and shall not be given effect for any purpose whatsoever.

(h)    The Note Registrar, the Paying Agent and the Issuer shall be entitled to conclusively rely on any transferor and transferee certificate [delivered pursuant to this Section 4.6] and shall be able to presume conclusively the continuing accuracy thereof, in each case without further inquiry or investigation.
(i)    Neither the Paying Agent nor the Note Registrar shall be liable for any delay in the delivery of directions from DTC and, pursuant to the Paying Agent Agreement, may conclusively rely on, and shall be fully protected in relying on, such directions as to the names of the Purchasers in whose names Certificated Notes shall be registered or as to delivery instructions for such Certificated Notes.
4.7    Mutilated, Destroyed, Lost and Stolen Notes. (a) If any mutilated but still clearly identifiable Note is surrendered to the Issuer, the Issuer shall execute and deliver to the Note Registrar for authentication in exchange therefor a new Note of like tenor and principal balance and bearing a number not contemporaneously outstanding. If there shall be delivered to the Issuer (i) evidence to the Issuer's satisfaction of the destruction, loss, mutilization beyond clear recognition or theft of any Note, and (ii) such security and indemnity as may be reasonably required by the Issuer and, pursuant to the Paying Agent Agreement, the Note Registrar holding the Issuer, the Note Registrar and any of their agents harmless, then, in the absence of notice to the Issuer that such Note has been acquired by a bona fide purchaser, the Issuer shall execute and deliver to the Note Registrar for authentication, in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal balance and bearing a number not contemporaneously outstanding. The Issuer shall provide written direction to the Note Registrar to authenticate the new Note and to update the Note Register accordingly.
(b)    In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Issuer may, instead of issuing a new Note, pay such Note.
(c)    Upon the issuance of any new Note pursuant to this Section 4.7, the Issuer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and shall require payment of any other expenses (including the fees and expenses of the Note Registrar) connected therewith.
(d)    Every new Note issued pursuant to this Section 4.7 in lieu of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Agreement equally and proportionately with any and all other Notes duly issued hereunder.
(e)    The provisions of this Section 4.7 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.
4.8    Persons Deemed Note Purchasers. The Issuer, the Paying Agent, the Note Registrar and any other agent of the Issuer shall treat as the owner of each Note (a) for the purpose of receiving payments on such Note, the Person in whose name such Note is registered on the Note Register at the close of business on the applicable Record Date and (b) on any other date for all other purposes whatsoever, the Person in whose name such Note is then registered on the Note Register, and none of the Issuer, the Paying Agent , the Note Registrar nor any other agent of the Issuer shall be affected by notice to the contrary.
4.9    Cancellation. Subject to Section 4.5(b), all Notes surrendered for payment, registration of transfer or exchange shall, if surrendered to any Person other than the Issuer, be delivered to the Note Registrar and shall be promptly cancelled by the Note Registrar pursuant to the Paying Agent Agreement. Subject to Section 4.5(b), the Issuer may direct the Note Registrar, pursuant to the Paying Agent Agreement, at any time to cancel any Notes previously delivered hereunder that the Issuer may have acquired in any manner whatsoever, and may direct the Note Registrar to cancel any Notes previously executed hereunder which the Issuer has not issued and sold. No Notes shall be executed and delivered in lieu of or in exchange for any Notes cancelled as provided in this Section 4.9, except as expressly permitted by this Agreement. All cancelled Notes held by the Note Registrar shall be held or destroyed by the Note Registrar, pursuant to the Paying Agent Agreement, in accordance with its standard retention or disposal policy as in effect at the time. The Issuer shall provide written direction to the Note Registrar to update the Note Register.
4.10    DTC Ceases to be Depository
(a)    A Global Note deposited with or for the account of DTC pursuant to Section 4.1 shall be transferred in the form of a corresponding Certificated Note to the Beneficial Owners thereof only if (i) such transfer complies with Section 4.6 of this Note Purchase Agreement and (ii) (1) DTC notifies the Issuer that it is unwilling or unable to continue as depository for such Global Note or (2) DTC ceases to be a Clearing Agency registered under the Exchange Act and, in each case, a successor depository is not appointed by the Issuer within 90 days after such event.
(b)    Any Global Note that is transferable in the form of a corresponding Certificated Note to the Beneficial Owner thereof pursuant to this Section 4.10 shall be surrendered by DTC to the Note Registrar to be so transferred, in whole or from time to time in part, without charge, and the Issuer shall execute and the Note Registrar, pursuant to the Paying Agent Agreement, shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of definitive physical certificates (pursuant to the instructions of DTC) in authorized denominations. Any Certificated Note delivered in exchange for an interest in a Global Note shall, except as otherwise provided by Section 4.6, bear the legends set forth in the applicable Schedule A and shall be subject to the transfer restrictions referred to in such legends.
(c)    Subject to the provisions of sub-Section (b) of this Section 4.10, the Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which such Holder is entitled to take under this Note Purchase Agreement or the Notes.
(d)    In the event of the occurrence of either of the events specified in sub-Section (a)(ii) of this Section 4.10, the Issuer shall promptly make available to the Note Registrar a reasonable supply of Certificated Notes.

(e)    In the event that Certificated Notes are not so issued by the Issuer to such Beneficial Owners of interests in Global Notes as required by sub-Section (a) of this Section 4.10, the Issuer expressly acknowledges that the Beneficial Owners shall be entitled to pursue any remedy that the Holders of a Global Note would be entitled to pursue in accordance with this Note Purchase Agreement (but only to the extent of such Beneficial Owner's interest in the Global Note) as if corresponding Certificated Notes had been issued; provided that the Note Registrar and the Paying Agent shall be entitled to rely upon any certificate of ownership provided by such Beneficial Owners and/or other forms of reasonable evidence of such ownership.
4.11    Rule 144A Information. To permit compliance with Rule 144A in connection with resales of the Notes, the Issuer will furnish upon request to a registered Holder of a Note or Beneficial Owner and to any prospective purchaser designated by that Holder or Beneficial Owner, as the case may be, the information required to be delivered under Rule 144A(d)(4) under the Securities Act if, at the time of the request, the Issuer is not a reporting company under Section 13 or Section 15(d) of the United States Securities Exchange Act of 1934, as amended.
4.12    Agents for Issuer.
(a)    The The Issuer has engaged Wells Fargo Bank, N.A. as its agent in connection with the roles of Paying Agent and Note Registrar (collectively, the "Paying Agent") in connection with this Agreement pursuant to the terms of a Paying Agent Agreement dated on or about the date hereof. The Issuer represents to each Purchaser that the Paying Agent is authorized to act as agent for it and that only the Issuer and not any Purchaser is responsible for the compensation and expenses of the Paying Agent. Each Purchaser hereby acknowledges and agrees that the Notes are solely the obligations of the Issuer and that the Paying Agent makes no representation or warranty and assumes no obligation whatsoever, whether express or implied, as to the Notes, the Issuer or any other aspect or matter related to the transactions contemplated in this Agreement, and that the Paying Agent shall have no liability whatsoever to any Purchaser with respect to the Notes or the transactions under this Agreement. If a Purchaser interacts with any employee of the Paying Agent with respect to this Agreement or the Notes, such Purchaser is hereby notified that such employee will act solely as an authorized representative of the Issuer (and not as a representative of the Paying Agent) in connection with this Agreement and the Notes. No failure by the Paying Agent to perform, or negligence or misconduct by the Paying Agent in the performance of, (x) its obligations under the Issuing and Paying Agency Agreement or (y) those actions under this Agreement to be performed by the Paying Agent, in either case, shall relieve the Issuer of its obligations to the Holders.
(b)    The Issuer has engaged J.P. Morgan Securities LLC as its agent in connection with the role of Placement Agent in connection with the issuance and sale of the Notes. Each Purchaser agrees and acknowledges that (a) the Placement Agent has acted solely as agent and not as principal with respect to this Agreement and the Notes and (b) the Placement Agent has no obligation or liability, by way of guaranty, endorsement or otherwise, in any manner in respect of this Agreement or the Notes (including, if applicable, in respect of the settlement thereof). Each Purchaser agrees that it will look solely to the Issuer for performance of the Issuer’s obligations under this Agreement and the Notes. The Issuer represents to each Purchaser that the Placement Agent is authorized to act as agent for it and that only the Issuer and not any

Purchaser is responsible for the compensation and expenses of the Placement Agent. Each Purchaser hereby acknowledges and agrees that the Notes are solely the obligations of the Issuer and that the Placement Agent makes no representation or warranty whatsoever, whether express or implied, as to the Notes, the Issuer, the Reference Obligation or any other aspect or matter related to the transactions contemplated in this Agreement, and that the Placement Agent shall have no liability whatsoever to any Purchaser with respect to the Notes or the transactions under this Agreement. If a Purchaser interacts with any employee of the Placement Agent with respect to, or in connection with, this Agreement, the transactions hereunder, or the Notes, such Purchaser is hereby notified that such employee will act solely as an authorized representative of the Issuer (and not as a representative of the Placement Agent) in connection with this Agreement and the Notes.
4.13    Hypothetical Tranched Portfolio Credit Default Swap. (a) The Notes are linked to a hypothetical tranched portfolio credit default swap transaction in the form of Schedule 2 hereto (the "CDS").
(b)    Solely for the purposes of making calculations under the Notes, the Issuer is deemed on the Closing Date to have entered into a hypothetical swap transaction with the same terms as the CDS with the Issuer acting as protection buyer and with a market counterparty acting as protection seller.
(c)    In the event that the terms of the CDS provide for the Buyer, the Seller or the Calculation Agent to make a determination or calculation or exercise any discretion pursuant to the terms of the CDS (including, without limitation to the generality of the foregoing, the occurrence of potential Credit Events or the determination of Final Loss Amounts, in each case as defined in and in accordance with the terms of the CDS), such determination, calculation or such exercise of discretion, as the case may be, shall be made by the Calculation Agent acting in its sole and absolute discretion; provided that such determinations and calculations by the Calculation Agent under the CDS shall be subject to verification by the Verification Agent (as such term is defined in the CDS) in accordance with the terms of the Agreed upon Procedures (as such term is defined in the CDS).
(d)    In the event that the terms of the CDS oblige the Buyer, the Seller and/or the Calculation Agent to agree or consult with each other in respect of any calculation or determination or right in respect of or under the CDS, such obligation shall be deemed not to apply and to be replaced by the obligation of the Calculation Agent acting in its sole and absolute discretion to make the relevant calculation or determination or exercise the relevant right, as the case may be, in particular in relation to Credit Events (taking into account confidentiality).
(e)    For the avoidance of doubt, the CDS shall be a notional agreement only, and is a hypothetical transaction intended for the purpose of making calculations under this Agreement.
4.14    Reduction of Outstanding Principal Balance.
(a)    Each reduction made to the Credit Protection Notional Amount under the CDS shall on the effective date thereof (subject to Section 4.14(b)) under the CDS result in (x) a reduction of the Aggregate Principal Balance under this Agreement, and (y) a proportionate and pro rata reduction to each Holder's Outstanding Principal Balance; provided that except as provided in Section 7.2, any such reduction shall be made without any payment in respect thereto being owed to any Holder; provided, further that any such reduction which occurs within three Business Days prior to a Payment Date shall be effective on the Business Day immediately following such Payment Date and not on the effective date of such reduction. Each increase made to the Credit Protection Notional Amount under the CDS shall, on the effective date thereof under the CDS, result in (x) an increase in the Aggregate Principal Balance under this Agreement and (y) a proportionate and pro rata increase to each Holder's Outstanding Principal Balance, without any payment being owed by any Holder to the Issuer in respect thereof; provided, that any such increase which occurs within three Business Days prior to a Payment Date shall be effective on the Business Day immediately following such Payment Date and not on the effective date of such increase.
(b)    For the purposes of the reduction of the Aggregate Principal Balance and each Holder's Outstanding Principal Balance pursuant to Section 4.14(a), each Credit Protection Tranche Amortization that occurs during the Amortization Period shall be effective on the Payment Date immediately following the occurrence of such Credit Protection Tranche Amortization and not on the date of the occurrence of such Credit Protection Tranche Amortization.
4.15    Early Amortization.
(a)    If, on any date that falls 2 calendar years after the Closing Date but prior to the Scheduled Replenishment End Date, the Early Amortization Condition is satisfied, the Issuer may deliver a notice to the Beneficial Owners, with not less than 3 Business Days' notice, that
(i)    beginning with the third Business Day after the delivery of such notice, an Early Amortization Period shall be in effect (each such notice, an "Early Amortization Notice"); or
(ii)    beginning with the immediately following Payment Date the Final Amortization Period shall be in effect (each such notice, the "Final Amortization Notice" and together with an Early Amortization Notice, each an "Amortization Notice").
(b)    If the Issuer has delivered an Early Amortization Notice, the Issuer may, on any date prior to the Scheduled Replenishment End Date,
(i)    rescind such Early Amortization Notice upon not less than 3 Business Days' notice to each Beneficial Owner, and the Early Amortization Period shall terminate on the first Business Day after such notice of rescission is delivered to the Beneficial Owners (unless such date is the Scheduled Replenishment End Date); or
(ii)    deliver a notice to the Beneficial Owners establishing a new target Credit Protection Notional Amount chosen by the Issuer in its sole discretion (the "Target CPNA") (which Target CPNA (x) shall be less than the Credit Protection Notional Amount as of date of the delivery of the Amortization Notice and (y) may be established in the Early Amortization Notice) and if, on any Business Day prior to the Scheduled Replenishment End Date the Credit Protection Notional Amount is equal to or less than such Target CPNA, the

Early Amortization Notice will be deemed to be rescinded and the Early Amortization Period shall terminate on the immediately following Business Day. The Buyer shall notify the Beneficial Owners if the Early Amortization Period is deemed to be so rescinded not later than two Business Days after the occurrence thereof;
provided that, an Early Amortization Notice may not be rescinded pursuant to (i) above or deemed rescinded pursuant to (ii) above (notwithstanding the Target CPNA) if on such date the aggregate funded balances of the Eligible Obligations is less than USD500,000,000.
(c)    If an Early Amortization Period is in effect during an Interest Period and is rescinded in accordance with Section 4.13(b) during such Interest Period, the Aggregate CPT Amortization Amount with respect to such Interest Period shall be paid on the applicable Payment Date in repayment of the Aggregate Principal Balance of the Notes in accordance with Section 7.2, notwithstanding such rescission.
(d)    The Issuer may not rescind a Final Amortization Notice.
4.16    Early Maturity Date Due to Regulatory Event. If a Regulatory Event occurs, the Issuer may, by not later than 5 Business Days' prior notice, declare that the immediately following Payment Date shall be the "Early Maturity Date". The Issuer may rescind such declaration no later than 2 Business Days' prior to the intended Early Maturity Date, in which case no such Early Maturity Date shall occur on such Payment Date.
4.17    Payments Generally. (a) Payments in respect of interest on and principal of any Note shall be made by the Paying Agent, pursuant to the Paying Agent Agreement, in Dollars to DTC or its nominee with respect to a Global Note and to the Holder or its nominee with respect to a Certificated Note, by wire transfer, as directed by the Holder, in immediately available funds to a Dollar account maintained by DTC or its nominee with respect to a Global Note, and to the Holder or its nominee with respect to a Certificated Note; provided that
(i)    in the case of a Certificated Note, the Holder thereof shall have provided written wiring instructions to the Paying Agent on or before the related Record Date, and
(ii)    if appropriate instructions for any such wire transfer are not received by the related Record Date, then such payment shall be made by check drawn on a U.S. bank mailed to the address of the Holder specified in the Note Register.
(b)    Upon final payment due on the Maturity Date, each Holder shall present and surrender such Note at the Corporate Trust Office of the Paying Agent on or prior to the Maturity Date.
(c)     None of the Issuer or the Paying Agent shall have any responsibility or liability for any aspects of the records maintained by DTC, Euroclear, Clearstream or any of the Agent Members relating to or for payments made thereby on account of beneficial interests in a Global Note.

(d)    In the case where any final payment of principal and interest is to be made on any Note (other than on the Maturity Date), the Paying Agent, pursuant to the Paying Agent Agreement, in the name and at the expense of the Issuer shall, not more than 30 nor less than 10 days prior to the date on which such payment is to be made, mail to the Persons entitled thereto at their addresses appearing on the Note Register a notice which shall specify the date on which such payment will be made and the place where Notes may be presented and surrendered for such payment.
Section 5.    Conditions to Closing.
5.1    Conditions to Closing. The purchase of the Notes by a Purchaser shall be subject to the satisfaction of the following conditions precedent:
(a)    On or prior to the Closing Date, such Purchaser shall have received the following documents and instruments, all of which shall be in form and substance reasonably acceptable to it:
(i)    Executed counterparts of this Agreement; and
(ii)    Satisfactory evidence that the Issuer has issued the Note
(b)    Delivery by such Purchaser to the Issuer and Placement Agent of a duly executed Purchaser Representation Letter in such form acceptable to the Issuer and Placement Agent.
(c)    Delivery by such Purchaser of executed copies of: (i) Internal Revenue Service Form W-9 or any successor form establishing a complete exemption from U.S. withholding and back-up withholding tax on the Notes, (ii) Internal Revenue Service Form W-8BEN or W-8BEN-E or any successor form claiming an exemption from U.S. withholding on the Notes under the "interest" article of an applicable income tax treaty, (iii) Internal Revenue Service Form W-8BEN or W-8BEN-E or any successor form accompanied by a certification to the effect that such Purchaser is not (x) a "bank" within the meaning of Section 881(c)(3)(A) of the Code, (y) a "10 percent shareholder" of the Issuer within the meaning of Section 871(h)(3)(B) of the Code or (z) a "controlled foreign corporation" related to the Borrower as described in Section 881(c)(3)(C) of the Code or (iv) Internal Revenue Service Form W-8ECI or any successor form claiming an exemption from U.S. withholding on the Notes due to income from the Notes being effectively connected with the Purchaser's conduct of a trade or business in the United States.
(d)    Delivery of an indemnification agreement by the Issuer to the Placement Agent in form and substance satisfactory to the Placement Agent.

5.2    Purchase Permitted by Applicable Law, Etc. On the Closing Date such Purchaser's purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment and (b) not violate any applicable law or regulation (including Regulation T, U or X of the Board of Governors of the Federal Reserve System).
Section 6.    Representations and Warranties of the Issuer. The Issuer represents and warrants to each Purchaser that:
6.1    Organization; Power and Authority. The Issuer is a state-chartered bank duly incorporated and validly existing in good standing under the laws of Arizona. The Issuer has the corporate power and authority to execute and deliver this Agreement and the Notes and to perform the provisions hereof and thereof.
6.2    Authorization, Etc. This Agreement and the Notes have been duly authorized by all necessary corporate action on the part of the Issuer, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Issuer enforceable against the Issuer in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
6.3    No Conflicts. The execution, delivery and performance by the Issuer of this Agreement and the issuance and performance by the Issuer of the Notes will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, result in the termination, modification or acceleration of, or result in the creation or imposition of any lien, charge or encumbrance upon any property or asset of the Issuer pursuant to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Issuer is a party or by which the Issuer or any of its properties or assets are bound, (ii) result in a violation of the provisions of the charter or by-laws or other constitutive documents of the Issuer or (iii) result in the violation of any law, rule or regulation or any judgment, order or decision of any court, arbitrator or governmental or regulatory authority, and which, individually or in the aggregate, if determined adversely to the Issuer or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect.
6.4    No Consents. No consent, approval, authorization, license, order, registration or qualification of or with any court, arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Issuer of this Agreement and the issuance and performance by the Issuer of the Notes.
6.5    Senior Obligations and Pari Passu Ranking. The obligations of the Issuer under the Notes are (a) senior obligations of the Issuer that rank senior to any subordinated obligations of the Issuer, (b) not subordinated to any other obligations of the Issuer, and (c) rank in all respects pari passu with the other unsecured and unsubordinated indebtedness and obligations of the Issuer (other than, in each case, any obligations entitled to priority by operation of law).
Section 7.    Payments.
7.1    Interest. (a) The Notes shall accrue interest on the daily average of the Aggregate Principal Balance of the Notes for each day during the related Interest Period at the Interest Rate and such interest shall be payable in arrears on each Payment Date on the Aggregate Principal Balance thereof of the related Interest Period (after giving effect to payments of principal thereof, if any); provided that, upon the Notes becoming due and payable under Section 11.1, whether automatically or by declaration, the Notes shall accrue interest at the Default Rate and not the Interest Rate.
(b)    On each Payment Date, the Issuer shall pay to each Holder (determined as of the related Record Date) an amount equal to the Aggregate Interest Amount multiplied by such Holder's Applicable Percentage.
(c)    Interest accrued with respect to the Notes shall be calculated on the basis of the actual number of days elapsed in the applicable Interest Period divided by 360.
7.2    Principal Repayments. On each Payment Date that falls during the Amortization Period, including any Payment Date with respect to an Interest Period during which an Early Amortization Period was applicable but was subsequently rescinded, the Issuer shall direct the Paying Agent to apply an amount equal to the Aggregate CPT Amortization Amount in repayment of the Aggregate Principal Balance of the Notes. On each such Payment Date, the Issuer direct the Paying Agent to shall pay to each Holder (determined as of the related Record Date) an amount of principal equal to the Aggregate CPT Amortization Amount multiplied by such Holder's Applicable Percentage. Each such payment of principal shall reduce the Outstanding Principal Amount of the relevant Holder's Note.
7.3    Payment on Maturity. On the Maturity Date or any Payment Date designated as an Early Maturity Date, the Issuer shall redeem the Notes in full by direct the Paying Agent to pay the Aggregate Principal Balance to the Holders. On each such Payment Date designated as an Early Maturity Date, the Issuer shall direct the Paying Agent to pay to each Holder (determined as of the related Record Date) an amount of principal equal to the Outstanding Principal Balance of such Holder (as such Outstanding Principal Balance may have been reduced pursuant to Section 4.14).
7.4    Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding, (x) except as set forth in clause (y), any payment of interest on any Note that is due on a date that is not a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; and (y) any payment of principal on the Notes (including principal due on the Maturity Date) that is due on a date that is not a Business Day shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.

Section 8.    Affirmative Covenants. The Issuer covenants that so long as any of the Notes are outstanding:
8.1    Compliance with Laws. Without limiting Section 9.1, the Issuer will comply with all laws, ordinances or governmental rules or regulations to which it is subject and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the conduct of its businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
8.2    Corporate Existence. The Issuer will at all times preserve and keep its corporate existence in full force and effect.
8.3    Servicing. The Issuer shall administer each Reference Obligation (and exercise its rights thereunder) in accordance with the Applicable Loan Warehousing Standards as if it had not entered into the transaction evidenced by this Agreement (including the CDS).
8.4    Notices and Reports. The Issuer shall (i) not later than 15 Business Days following each Payment Date, provide to each Holder periodic performance reports and relevant financial statements for the Reference Obligations with respect to the relevant Interest Period and the related Payment Date and (ii) not later than the 15th Business Day of each month, provide to each Holder a financial report on the Reference Pool.
8.5    Beneficial Owner Purchase Right.
(a)    Reference Obligation Purchase
(i)    The Issuer shall provide notice to each Beneficial Owner of the occurrence of a Credit Event with respect to a Reference Obligation as soon as reasonably practicable following the relevant Credit Event Determination Date.
(ii)    If the Issuer determines that the amount recovered or the good faith estimate of the amounts that will be recovered, as the case may be, by the Issuer, in respect of principal upon a work-out or sale of a Credit Event Reference Obligation would cause a Final Loss Amount in excess of zero to be determined with respect to such Credit Event Reference Obligation in accordance with the terms of the CDS (a "Loss Event"), the Issuer shall notify the Beneficial Owners of the occurrence of such Loss Event not later than the Business Day after such determination (a "Loss Event Notice").
(iii)    Any Beneficial Owner may, not later than two Business Days after receipt of a Loss Event Notice, notify the Issuer that it intends to purchase the assets underlying the Credit Event Reference Obligation relating to the applicable Loss Event Notice. Such purchase shall be made:
(A)    at a purchase price equal to the sum of (x) the unpaid principal balance of such Credit Event Reference Obligation as of the relevant Credit Event Determination Date and (y) all accrued and unpaid interest thereon as of such date (the "Beneficial Owner Purchase Price");
(B)    with respect to all of the assets underlying such Credit Event Reference Obligation, including, for the avoidance of doubt, the portion of the assets underlying such Credit Event Reference Obligation that exceeds the Reference Obligation Notional Amount of such Credit Event Reference Obligation;
(C)    if only one Beneficial Owner has notified the Issuer that it intends to purchase such assets, in an amount equal to the Beneficial Owner Purchase Price;
(D)    if more than one Beneficial Owner has notified the Issuer that it intends to purchase such assets, each such Beneficial Owner shall pay a portion of the Beneficial Owner Purchase Price equal to its pro rata percentage of its Outstanding Principal Balance as of the Credit Event Determination Date to the sum of the Outstanding Principal Balances of all Beneficial Owner that have notified the Issuer that they intend to purchase such assets; and
(E)    the Beneficial Owner Purchase Price is paid by the Beneficial Owner or Beneficial Owners, as the case may be, in full, not later than one Business Day after notice of the intention to purchase has been provided to the Issuer.
(iv)    Upon payment of the Beneficial Owner Purchase Price in full, the Issuer shall take all commercially reasonable steps to transfer such underlying assets to the Beneficial Owner(s) in a commercially reasonable period of time at the direction of the Beneficial Owner(s).
(v)    When paid in full to the Issuer, the Beneficial Owner Purchase Price shall constitute the amount recovered or estimated to be recovered, as the case may be, by the Buyer upon the sale of the relevant Credit Event Reference Obligation.
(b)    Sale of Underlying Assets
(i)     In the event of any proposed sale by the Issuer of the assets underlying any Credit Event Reference Obligation, the Issuer shall promptly notify each Purchaser of such sale and each Purchaser shall have the right to bid on such sale (alone or in combination). Any Purchaser will be entitled to act as the reserve bidder in connection therewith. If any Purchaser is the highest bidder, the Issuer will take into account such Purchaser's bid when determining the Final Loss Amount with respect to such Credit Event Reference Obligation in accordance with the terms of the CDS.

Section 9.    Negative Covenants. The Issuer covenants that so long as any of the Notes are outstanding:
9.1    Economic Sanctions, Etc. The Issuer will not (a) become (including by virtue of being owned or controlled by a Blocked Person), own or control a Blocked Person or (b) directly or indirectly have any investment in or engage in any dealing or transaction (including any investment, dealing or transaction involving the proceeds of the Notes) with any Person if such investment, dealing or transaction (i) would cause any Holder or any affiliate of such Holder to be in violation of, or subject to sanctions under, any law or regulation applicable to such Holder, or (ii) is prohibited by or subject to sanctions under any U.S. Economic Sanctions Laws.
Section 10.    Events of Default. An "Event of Default" shall exist if any of the following conditions or events shall occur and be continuing:
(a)    the Issuer defaults in the payment of any amount owing under the Notes and such failure shall continue for a period of five (5) Business Days after the earlier of (i) the date on which a Responsible Officer of the Issuer has actual knowledge of such failure and (ii) the date on which written notice of such failure is received by the Issuer from any Holder; or
(b)    except as otherwise provided in this Section 10(b), the Issuer shall fail to perform or observe any term, covenant, agreement or undertaking under this Agreement or the Notes, which failure materially and adversely affects the rights of the Holders, and such failure shall remain unremedied for thirty (30) days after the earlier of (i) the date on which a Responsible Officer of the Issuer has actual knowledge thereof and (ii) the date on which written notice thereof has been given to the Issuer from the any Holder; or
(c)    any representation, warranty, certification or statement made by the Issuer in this Agreement that, at the time of detection, materially adversely affects the rights of the Holders shall prove to have been incorrect in any material respect when made or deemed made and shall remain incorrect for a period of thirty (30) days after the earlier of (i) the date on which a Responsible Officer of the Issuer has actual knowledge thereof and (ii) the date on which written notice thereof is has been given to the Issuer from any Holder; or
(d)    the Issuer (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or
(e)    a court or other Governmental Authority of competent jurisdiction enters an order appointing, without consent by the Issuer, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Issuer or any of its Significant Subsidiaries, or any such petition shall be filed against the Issuer or any of its Significant Subsidiaries and such petition shall not be dismissed within 60 days; or
(f)    any event occurs with respect to the Issuer which under the laws of any jurisdiction is analogous to any of the events described in Section 10(d) or Section 10(e), provided that the applicable grace period, if any, which shall apply shall be the one applicable to the relevant proceeding which most closely corresponds to the proceeding described in Section 10(d) or Section 10(e).
Section 11.    Remedies on Default, Etc.
11.1    Acceleration. (a) If an Event of Default with respect to the Issuer described in Section 10(d), (e) or (f)) (other than an Event of Default described in clause (i) of Section 10(d) or described in clause (vi) of Section 10(d) by virtue of the fact that such clause encompasses clause (i) of Section 10(d)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.
(b)    If any other Event of Default has occurred and is continuing, the Required Holders may at any time at its or their option, by notice or notices to the Issuer, declare all the Notes then outstanding to be immediately due and payable.
Upon any Notes becoming due and payable under this Section 11.1, whether automatically or by declaration, such Notes will forthwith mature and the entire outstanding principal balance of such Notes plus all accrued and unpaid interest thereon shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived.
11.2    No Waivers or Election of Remedies, Expenses, Etc. No course of dealing and no delay on the part of any Holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such Holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or any Note upon any Holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.
Section 12.    Taxes.
12.1    Withholding With Respect to Payments. Notwithstanding any other provisions of this Agreement, each payment required to be made by the Issuer in respect of any Note shall be paid when due free and clear of, and without deduction or set-off for, any and all taxes imposed or collected by withholding, except to the extent required by applicable law. If any amount payable by the Issuer in respect of a Note becomes subject to any tax imposed or collected by way of withholding, the Issuer shall not be required to pay any indemnity or additional amount with respect to any such withholding tax. If (i) the Issuer or the Paying Agent on behalf of the Issuer is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, to make any deduction or withholding for any tax with respect to any payment made under the Notes; (ii) the Issuer or the Paying Agent on behalf of the Issuer does not so deduct or withhold; and (iii) a liability resulting from such tax is assessed directly against the Issuer; then each Holder agrees to indemnify and hold harmless and promptly reimburse each of the Issuer and the Paying Agent upon its written request for the amount of such liability (including interest and penalties), except to the extent (x) such Holder has satisfied or then satisfies the liability resulting from such tax in full or (y) such liability has arisen as a result of negligence, wilful misconduct, bad faith or a breach of this Agreement by the Issuer or the Paying Agent.
12.2    Forms. Each Purchaser agrees to provide the Issuer with:
(a)    the tax forms referenced in Section 5.1(c)(iii), (i) on the Closing Date (or, if later, the date on which it becomes a party to this Agreement hereunder pursuant to Section 4.6), and (ii) upon the occurrence of any event that would require the amendment or resubmission of any such form previously provided hereunder, and
(b)    such other forms, certificates or information in connection therewith reasonably requested by the Issuer or otherwise necessary to avoid withholding taxes bring imposed on payments to such Purchaser.
12.3    Tax Treatment of the Notes. The Issuer intends to treat the Notes as debt for U.S. federal income tax purposes and to not withhold taxes on payments required to be made to a Purchaser in respect of the Notes, provided that the Issuer has valid copies of the IRS Forms described in Section 5.1(c).
Section 13.    Amendment and Waiver.
13.1    Requirements. This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), only with the written consent of the Issuer and the Required Holders, except that:
(a)    no amendment or waiver of any of Sections 1, 2, 3, 4 or 11 hereof, or any defined term (as it is used therein), will be effective as to any Purchaser unless consented to by such Purchaser in writing;
(b)    no amendment or waiver may, without the written consent of each Purchaser and the Holder of each Note at the time outstanding, (i) subject to Section 11 relating to acceleration, change the amount or time of any or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest on the Notes, (ii) change the percentage of the Outstanding Principal Balance of the Notes the Holders of which are required to consent to any amendment or waiver, or (iii) amend any of Sections 7, 10, 13 or 15;
(c)    no amendment that affects the duties, rights, protections or indemnities of the Paying Agent or Note Registrar shall be entered into without the express written consent of such party; and
(d)     no amendment of Section 5.1(d) or Section 4.12(b) will be effective without the written consent of the Placement Agent.
13.2    Binding Effect, Etc. Any amendment or waiver consented to as provided in this Section 13 applies equally to all Holders of Notes and is binding upon them and upon each future Holder of any Note and upon the Issuer without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Issuer and any Holder of a Note and no delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any Holder of such Note.
Section 14.    Notices. All notices, requests, demands, directions and other communications under the provisions of this Agreement and any notice by a Purchaser to the Issuer of any change to such Purchaser's notice information or payment instructions set forth in such Holder's Purchaser Representation Letter (collectively "notices") shall be in writing (including facsimile or electronic communication, if the recipient provides an e-mail address) unless otherwise expressly permitted hereunder and shall be sent by first-class mail, first-class express mail, electronic mail, courier, or by facsimile, in all cases with charges prepaid. Any such properly given notice shall be effective when received. All notices shall be sent to the applicable party at the addresses specified below, as applicable, or in accordance with the last unrevoked written direction from such party to the other parties hereto.
If to Issuer:    Western Alliance Bank
1 East Washington Street
Suite 1400
Phoenix, AZ 85004
Attn: TreasuryCorporate@WesternAllianceBank.com

If to a Holder:    As set forth in the applicable Purchaser Representation Letter (or, in the case of Holders of Global Notes, emailed to DTC for distribution to such Holder).
If to a Beneficial Owner: As set forth in Schedule B (Information Relating To Beneficial Owners) to the Paying Agent Agreement.
Section 15.    Confidential Information.
15.1    Maintenance of Confidential Information. Subject to Section 15.2, each Purchaser shall, and shall cause its Representatives to, maintain
(a)    all information provided by or on behalf of the Issuer to the Purchaser or its Representatives, whether prior to, on or after the date hereof, in connection with the Notes (including without limitation, all data, agreements, files, analyses, compilations, studies, notes or other documents, whether disclosed orally or disclosed or stored in written, electronic, or other form of media, in each case, prepared or provided by the Issuer or the Purchaser or any of their respective Representatives containing, or based in whole or in part on, any information furnished by the Issuer or its Representatives, whether relating to the Issuer, any Reference Entity, any Reference Obligation or otherwise),
(b)    the existence and terms of the Note Purchase Agreement (including the CDS), the Purchaser Representation Letter and the Reference Obligations,

(c)    any reports, notices and other materials or information delivered from time to time under the Note Purchase Agreement or the Purchaser Representation Letter, and
(d)    any other confidential and proprietary information of the Issuer or any Reference Entity provided or made available to the Purchaser in connection with the negotiation and consummation of the transactions contemplated in this Agreement, the Purchaser Representation Letter and any document or agreement delivered and executed in connection therewith (collectively, the "Confidential Information") confidential.
15.2    Disclosure. Notwithstanding the provisions of Section 15.1, but subject to Section 15.3 (if applicable), Confidential Information may be disclosed by a Beneficial Owner:
(a)    to its Representatives (it being understood that the persons to whom such disclosure is made will be informed of the confidential nature of such Confidential Information and instructed to keep such Confidential Information confidential),
(b)    to the extent requested by any regulatory authority or self-regulatory organization purporting to have jurisdiction over it,
(c)    to the extent required by applicable laws or regulations or by any subpoena or similar legal process,
(d)    to any other party hereto,
(e)    in connection with the exercise of any remedies hereunder or any action or proceeding relating to this Agreement or any other related document or the enforcement of rights hereunder or thereunder, or
(f)    to the extent such Confidential Information
(i)    becomes publicly available other than as a result of a breach of this Section 15, or
(ii)    becomes available to the Beneficial Owner on a non-confidential basis from a source other than the Issuer.
15.3    Certain Beneficial Owner Disclosures. Notwithstanding the provisions of Section 15.2 above, prior to any disclosure permitted under Section 15.2(c) above, the Beneficial Owner shall provide the Issuer with reasonable prior written notice of such requirement or request, to the extent practicable and legally permitted, so that the Issuer may seek a protective order or other remedy.
15.4    Purchaser Information. The Issuer shall maintain (and shall cause the Paying Agent, as applicable, to maintain) the identity of any Purchaser under this Agreement and any confidential and proprietary information of any Purchaser provided to Issuer in connection with the negotiation and consummation of the transactions contemplated herein (collectively, the "Purchaser Information") confidential, except that Purchaser Information may be disclosed
(a)    to its Representatives, including the Paying Agent (it being understood that the persons to whom such disclosure is made will be informed of the confidential nature of such Purchaser Information and instructed to keep such Purchaser Information confidential),
(b)    to the extent requested by any regulatory authority or self-regulatory organization purporting to have jurisdiction over it,
(c)    to the extent required by applicable laws or regulations or by any subpoena or similar legal process,
(d)    in connection with the exercise of any remedies hereunder or any action or proceeding relating to this Agreement, or any other related document or the enforcement of rights hereunder or thereunder,
(e)    subject to an agreement containing provisions substantially the same as those of this section, to any assignee of, or participant in, or any prospective assignee of, or participant in, any of its rights or obligations under this Agreement, or
(f)    to the extent such Purchaser Information
(i)    becomes publicly available other than as a result of a breach of this Section, or
(ii)    becomes available to the Issuer on a non-confidential basis from a source other than such Purchaser.
15.5    Certain Issuer Disclosures. Notwithstanding the provisions of Section 15.4 above, prior to any disclosure related to a Beneficial Owner permitted under Section 15.4(c) above, the Issuer shall provide the applicable Beneficial Owner with reasonable prior written notice of such requirement or request, to the extent practicable and legally permitted, so that such Beneficial Owner may seek a protective order or other remedy.
15.6    Information for other Beneficial Owner. Upon reasonable request of any Beneficial Owner to transmit information to other Beneficial Owners, the Issuer shall make commercially reasonable efforts to deliver such information to other Beneficial Owners.
15.7    Survival. The provisions of this Section 15 shall survive the termination of this Agreement.
Section 16.    Effect of Benchmark Transition Event
16.1    Benchmark Replacement. If the Issuer determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any determination of the Benchmark on any date, the Benchmark Replacement will replace the then-current Benchmark Replacement Date for all purposes relating to the Notes in respect of such determination on such date and all determinations on all subsequent dates.
16.2    Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Issuer will have the right to make Benchmark Replacement Conforming Changes from time to time.
16.3    Decisions and Determinations. Any determination, decision or election that may be made by the Issuer pursuant to this Section titled “Effect of Benchmark Transition Event,” including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error, may be made in the Issuer's sole discretion, and, notwithstanding anything to the contrary in the documentation relating to the securities, shall become effective without consent from any other party.
16.4    Certain Defined Terms. As used in this Section 16:
(a)    “Benchmark” means, initially, LIBOR; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to LIBOR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.
(b)    “Benchmark Replacement” means the Interpolated Benchmark; provided that if the Issuer cannot determine the Interpolated Benchmark as of the Benchmark Replacement Date, then “Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the Issuer as of the Benchmark Replacement Date:
(i)    the sum of: (a) Term SOFR and (b) the Benchmark Replacement Adjustment;
(ii)    the sum of: (a) Compounded SOFR and (b) the applicable Benchmark Replacement Adjustment;
(iii)    the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor and (b) the Benchmark Replacement Adjustment;
(iv)    the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment;
(v)    the sum of: (a) the alternate rate of interest that has been selected by the Issuer as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar denominated credit-linked notes at such time and (b) the Benchmark Replacement Adjustment.

If a Benchmark Replacement is selected pursuant to clause (ii) above, then on the first day of each calendar quarter following such selection, if a redetermination of the Benchmark Replacement on such date would result in the selection of a Benchmark Replacement under clause (i) above, then (x) the Benchmark Replacement Adjustment shall be redetermined on such date utilizing the Unadjusted Benchmark Replacement corresponding to the Benchmark Replacement under clause (i) above and (y) such redetermined Benchmark Replacement shall become the Benchmark on each date for determining the Benchmark on or after such date. If redetermination of the Benchmark Replacement on such date as described in the preceding sentence would not result in the selection of a Benchmark Replacement under clause (i), then the Benchmark shall remain the Benchmark Replacement as previously determined pursuant to clause (ii) above.
(c)    “Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Issuer as of the Benchmark Replacement Date:
(i)    the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected, endorsed or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;
(ii)    if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment;
(iii)    the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Issuer giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar denominated securitization transactions at such time.
(d)    “Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, and other administrative matters) that the Issuer decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Issuer decides that adoption of any portion of such market practice is not administratively feasible or if the Issuer determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the Issuer determines is reasonably necessary; provided, such changes are operationally feasible for the Paying Agent and do not limit the Paying Agent’s rights or indemnities.
(e)    “Benchmark Replacement Date” means:
(i)    in the case of clause (i) or (ii) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the relevant Benchmark permanently or indefinitely ceases to provide such Benchmark, or

(ii)    in the case of clause (iii) of the definition of “Benchmark Transition Event,” the the date of the public statement or publication of information;
provided, however, that on or after the 60th day preceding the date on which such Benchmark Replacement Date would otherwise occur (if applicable), the Issuer may give written notice to Holders in which the Issuer designates an earlier date (but not earlier than the 30th day following such notice) and represents that such earlier date will facilitate an orderly transition of the transaction to the Benchmark Replacement, in which case such earlier date shall be the Benchmark Replacement Date.
For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.
(f)    “Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:
(i)    a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that the administrator has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;
(ii)    a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or
(iii)    a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.
For the avoidance of doubt, the parties acknowledge and agree that a Benchmark Transition Event occurred on March 5, 2021.
(g)    “Compounded SOFR” means the compounded average of SOFRs for the applicable Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate (which, for example, may be compounded in arrears with a lookback and/or suspension period as a mechanism to determine the interest amount payable prior to the end of each Interest Period or compounded in advance) being established by the Issuer in accordance with:

(i)    the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining compounded SOFR; provided that:
(ii)    if, and to the extent that, the Issuer determines that Compounded SOFR cannot be determined in accordance with clause (i) above, then the rate, or methodology for this rate, and conventions for this rate that have been selected by the Issuer giving due consideration to any industry-accepted market practice for similar U.S. dollar denominated securitization transactions at such time.
(h)    “Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the then-current Benchmark.
(i)     “Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.
(j)     “Interpolated Benchmark” with respect to the Benchmark means the rate determined for the Corresponding Tenor by interpolating on a linear basis between:
(i)    the Benchmark for the longest period (for which the Benchmark is available) that is shorter than the Corresponding Tenor, and
(ii)    the Benchmark for the shortest period (for which the Benchmark is available) that is longer than the Corresponding Tenor.
(k)    “ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.
(l)    “ISDA Fallback Adjustment” means the spread adjustment, (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.
(m)    “ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.
(n)    “Reference Time” with respect to any determination of the Benchmark means (i) if the Benchmark is LIBOR, 11:00 a.m. (London time) on the day that is two London banking days preceding the date of such determination, and (ii) if the Benchmark is not LIBOR, the time determined by the Issuer in accordance with the Benchmark Replacement Conforming Changes.

(o)    “Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.
(p)     “SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York’s Website.
(q)    “Term SOFR” means the forward-looking term rate for the applicable Corresponding Tenor based on SOFR that has been selected or recommended by the Relevant Governmental Body.
(r)    “Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the applicable Benchmark Replacement Adjustment.
Section 17.    Miscellaneous.
17.1    Successors and Assigns. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including any subsequent Holder of a Note) whether so expressed or not, except that the Issuer may not assign or otherwise transfer any of its rights or obligations hereunder or under the Notes without the prior written consent of each Holder. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto and their respective successors and assigns permitted hereby) any legal or equitable right, remedy or claim under or by reason of this Agreement.
17.2    Accounting Terms. All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP. Except as otherwise specifically provided herein, (i) all computations made pursuant to this Agreement shall be made in accordance with GAAP, and (ii) all financial statements shall be prepared in accordance with GAAP.
17.3    Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.
17.4    Construction, Etc. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

Defined terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation." The word "will" shall be construed to have the same meaning and effect as the word "shall." Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein) and, for purposes of the Notes, shall also include any such notes issued in exchange therefor pursuant to Section 4.5, (b) subject to Section 17.1, any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein," "hereof" and "hereunder," and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections and Schedules shall be construed to refer to Sections of, and Schedules to, this Agreement, and (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time.
17.5    Counterparts. This Agreement shall be valid, binding, and enforceable against a party when executed and delivered by an authorized individual on behalf of the party by means of (i) an original manual signature; (ii) a faxed, scanned, or photocopied manual signature, or (iii) any other electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including any relevant provisions of the Uniform Commercial Code (collectively, “Signature Law”), in each case to the extent applicable. Each faxed, scanned, or photocopied manual signature, or other electronic signature, shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute one and the same instrument. For the avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the Uniform Commercial Code or other Signature Law due to the character or intended character of the writings.
17.6    Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.
17.7    Jurisdiction and Process; WAIVER OF JURY TRIAL. (a) The Issuer irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement or the Notes.

(b)    The Issuer agrees, to the fullest extent permitted by applicable law, that a final judgment in any suit, action or proceeding of the nature referred to in Section 17.7(a) brought in any such court shall be conclusive and binding upon it subject to rights of appeal, as the case may be, and may be enforced in the courts of the United States of America or the State of New York (or any other courts to the jurisdiction of which it or any of its assets is or may be subject) by a suit upon such judgment.
(c)    The Issuer consents to process being served by or on behalf of any Holder of Notes in any suit, action or proceeding of the nature referred to in Section 17.7(a) by mailing a copy thereof by registered, certified priority or express mail (or any substantially similar form of mail), postage prepaid, return receipt or delivery confirmation requested, to it at its address specified in Section 14 or at such other address of which such Holder shall then have been notified pursuant to said Section. The Issuer agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.
(d)    Nothing in this Section 17.7 shall affect the right of any Holder of a Note to serve process in any manner permitted by law, or limit any right that the Holders of any of the Notes may have to bring proceedings against the Issuer in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.
(e)    THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT, THE NOTES OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date hereof.

WESTERN ALLIANCE BANK, as Issuer

By:
Name:
Title:
[Purchaser], as Purchaser

By:
Name:
Title:

WA CRT Purchase Agreement
Signature Page

SCHEDULE A
DEFINED TERMS
As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:
"25 percent Limitation" has the meaning given to such term in Section 4.6(b).
"Affiliate" means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Issuer.
"Agent Members": means members of, or participants in, DTC, Euroclear or Clearstream.
"Aggregate Buyer Adjustment Amount" means, with respect to any Interest Period, the sum of each Buyer Adjustment Amount determined during such Interest Period.
"Aggregate CPT Amortization Amount" means, with respect to a Payment Date, the sum of all Credit Protection Tranche Amortizations that have occurred during the related Interest Period.
"Aggregate Interest Amount" means, with respect to any Interest Period, an amount equal to (i) the aggregate interest accrued with respect to the Aggregate Principal Balance of the Notes in accordance with Section 7.1 during such Interest Period, plus (ii) the Aggregate Buyer Adjustment Amount, if any, for such Interest Period, minus (iii) the Aggregate Seller Adjustment Amount, if any, for such Interest Period; provided that if the Aggregate Interest Amount for any Interest Period would otherwise be negative, the Aggregate Interest Amount will be deemed to be zero for that Interest Period and the negative balance will be deducted from any positive Aggregate Interest Amount for succeeding Interest Periods until it has been fully applied, and provided further that any negative balance remaining on the Maturity Date or Early Maturity Date, as applicable, will be deducted from the Aggregate Principal Balance payable on such date.
"Aggregate Principal Balance" means, as of any date, the sum of the Outstanding Principal Balance of all Notes.
"Aggregate Seller Adjustment Amount" means, with respect to any Interest Period, the sum of each Seller Adjustment Amount determined during such Interest Period.
"Agreement" means this Note Purchase Agreement, including all Schedules attached to this Agreement.
"Amortization Notice" has the meaning given to such term in Section 4.13(a).
"Amortization Period" means an Early Amortization Period or a Final Amortization Period.

SCHEDULE A-1 (to Note Purchase Agreement)

"Anti-Corruption Laws" means any law or regulation in a U.S. or any non-U.S. jurisdiction regarding bribery or any other corrupt activity, including the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act 2010.
"Anti-Money Laundering Laws" means any law or regulation in a U.S. or any non-U.S. jurisdiction regarding money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes, including the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act) and the USA PATRIOT Act.
"Applicable Percentage" means, with respect to any Holder, as of any date, the Outstanding Principal Balance of such Holder's Note(s) divided by the Aggregate Principal Balance.
"Applicable Loan Warehousing Standards" has the meaning given to such term in the CDS.
"Assignment and Assumption Agreement" means an assignment and assumption agreement in the form of Schedule 4 hereto (with such changes as may be appropriate under the specific circumstances) executed and delivered in accordance with Section 4.5.
"Beneficial Owner" means means, with respect to any Note, a holder of a beneficial interest in such Note.
"Beneficial Owner Purchase Price" has the meaning give to such term is Section 8.5(a)(iii)(A) of this Agreement.
"Benefit Plan Investor" means each of (a) an "employee benefit plan" within the meaning of Section 3(3) of ERISA that is subject to the fiduciary responsibility provisions of Title I of ERISA, (b) a "plan" within the meaning Section 4975(e)(1) of the Code that is subject to Section 4975 of the Code or (c) any person whose underlying assets include, or are deemed to include under the Plan Asset Regulation or otherwise for purposes of Title I of ERISA or Section 4975 of the Code, "plan assets" by reason of an employee benefit plan's or plan's investment in the person.
"Blocked Person" means (a) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by OFAC, (b) a Person, entity, organization, country or regime that is blocked or a target of sanctions that have been imposed under U.S. Economic Sanctions Laws or (c) a Person that is an agent, department or instrumentality of, or is otherwise beneficially owned by, controlled by or acting on behalf of, directly or indirectly, any Person, entity, organization, country or regime described in clause (a) or (b).
"Business Day" means (a) for the purposes of the definition of LIBOR only, any day other than a Saturday, a Sunday or a day on which commercial banks in London or New York City are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in Maryland, Minnesota, New York or Arizona are required or authorized to be closed.

SCHEDULE A-2 (to Note Purchase Agreement)

"Buyer" has the meaning given to such term in the CDS.
"Buyer Adjustment Amount" has the meaning given to such term in the CDS.
"Calculation Agent" has the meaning given to such term in the CDS.
"CDS" has the meaning given to such term in Section 4.13(a) of this Agreement.
"Clearing Agency" means an organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act.
"Clearstream" means Clearstream Banking, société anonyme, a corporation organized under the laws of the Duchy of Luxembourg (formerly known as Cedelbank, société anonyme).
"Closing" has the meaning given to such term in Section 3 of this Agreement.
"Closing Date" has the meaning given to such term in Section 3 of this Agreement.
"Code" means the Internal Revenue Code of 1986 and the rules and regulations promulgated thereunder from time to time.
"Confidential Information" is defined in Section 15.
"Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "Controlled" and "Controlling" shall have meanings correlative to the foregoing.
"Controlling Person" means each person (other than a Benefit Plan Investor) that has discretionary authority or control with respect to the assets of the Issuer or that provides investment advice for a fee (direct or indirect) with respect to the assets of the Issuer or (iii) an "affiliate" within the meaning of paragraph (f)(3) of the Plan Asset Regulation of any such person (in each case, other than any Benefit Plan Investor).
"Corporate Trust Office" means with respect to (i) the Paying Agent, 9062 Old Annapolis Road, Columbia Maryland 21045, Attn: Client Manager – WA2021-CL1, and (ii) the Note Registrar, for purposes of transfer, exchange and surrender of Notes, Wells Fargo Bank, N.A., 600 South Fourth Street, 7th Floor, MAC N9300-070, Minneapolis, Minnesota 55415, Attn: Corporate Trust Operations – WA2021-CL1, or at such other address as the Paying Agent (or any successor) may designate from time to time by notice to the Issuer and the Holders pursuant to the Paying Agent Agreement.
"Credit Event" has the meaning given to such term in the CDS.
"Credit Protection Notional Amount" has the meaning given to such term in the CDS.
"Credit Protection Tranche Amortization" has the meaning given to such term in the CDS.

SCHEDULE A-3 (to Note Purchase Agreement)

"Default" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.
"Default Rate" means, with respect to any Interest Period, the sum of (a) the Interest Rate, and (b) 2.00.
"DTC" means the Depository Trust Company, its nominees, and their respective successors.
"Early Amortization Condition" has the meaning given to it in the CDS.
"Early Amortization Period" means (a) any date that occurs after the Early Replenishment End Date and (b) any date an Early Amortization Period is in effect pursuant to Section 4.15, in each case subject to the rescission of the Early Amortization Period in accordance with Section 4.13(b).
"Early Replenishment End Date" has the meaning given to such term in the CDS.
"Early Maturity Date" has the meaning give to such term in Section 4.15 of this Agreement.
"ERISA" means the Employee Retirement Income Security Act of 1974 and the rules and regulations promulgated thereunder from time to time in effect.
"Early Amortization Notice" has the meaning given to such term in Section 4.13(a).
"Euroclear" means Euroclear Bank S.A./N.V.
"Event of Default" is defined in Section 10.
"Eligible Transferee" has the meaning given to such term in Section 4.6(a)(i) of this Agreement.
"Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended.
"FATCA" means (a) sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), together with any current or future regulations or official interpretations thereof, (b) any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the United States of America and any other jurisdiction, which (in either case) facilitates the implementation of the foregoing clause (a), and (c) any agreements entered into pursuant to section 1471(b)(1) of the Code.
"Final Amortization Notice" has the meaning given to such term in Section 4.13(a).
"Final Amortization Period" means (a) any date that occurs after the Final Replenishment End Date and (b) any date the Final Amortization Period is in effect after the delivery of a Final Amortization Notice pursuant to Section 4.15.

SCHEDULE A-4 (to Note Purchase Agreement)

"Final Replenishment End Date" has the meaning given to such term in the CDS.
"GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.
"Global Note" means any Regulation S Global Note or Rule 144A Global Note.
"Governmental Authority" means the government of:
(a)    the United States of America or any state or other political subdivision thereof, or
(b)    any other jurisdiction in which the Issuer conducts all or any part of its business, or which asserts jurisdiction over any properties of the Issuer, or
(c)    any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.
"Governmental Official" means any governmental official or employee, employee of any government-owned or government-controlled entity, political party, any official of a political party, candidate for political office, official of any public international organization or anyone else acting in an official capacity.
"Holder" means, with respect to any Note, the Person in whose name such Note is registered in the register specified in Section 4.5 and maintained by the Note Registrar pursuant to the Paying Agent Agreement.
"Initial Principal Balance" means $242,000,000.00.
"Interest Rate" means LIBOR (or any Benchmark Replacement) plus 5.5%.
"Interest Determination Date" means, with respect to each Interest Period, the second Business Day preceding the first day of such Interest Period.
"Interest Period" means , (i) with respect to the initial Interest Period, the period from and including the Closing Date to but excluding the first Payment Date, and (ii) for each succeeding Interest Period, the period from and including each Payment Date to but excluding the following Payment Date until the Aggregate Principal Balance of the Notes is paid in full.
"Issuer" has the meaning given to such term in the first paragraph of this Agreement.
"Issuer Account" means such account as established and maintained by the Issuer for the purposes set forth herein, notice of which account shall be provided to the Paying Agent.
"LIBOR" means, (a) (x) with respect to the initial Interest Period, a rate which results from interpolating on a linear basis between (A) the Reuters Screen for the longest period (for which that Reuters Screen is available) which is less than the initial Interest Period, and (B) the Reuters Screen for the shortest period (for which that Reuters Screen is available) which exceeds the initial Interest Period, (y) with respect to any Interest Period that commences before the Final Amortization Period other than the initial Interest Period, the rate appearing on the Reuters

SCHEDULE A-5 (to Note Purchase Agreement)

Screen for deposits with a term of three months, as determined on the relevant Interest Determination Date, and (z) with respect to any Interest Period that commences during the Final Amortization Period, the rate appearing on the Reuters Screen for deposits with a term of one month, as determined on the relevant Interest Determination Date, (b) if such rate is unavailable at the time LIBOR is to be determined, but no Benchmark Replacement Event has occurred with respect to LIBOR (as such term is defined in Section 16), LIBOR shall be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the Reference Banks at approximately 11:00 a.m., London time, on the Interest Determination Date to prime banks in the London interbank market for an approximately equal period and an amount approximately equal to the amount of the Aggregate Principal Balance of the Notes. The Paying Agent will request the principal London office of each Reference Bank to provide a quotation of its rate. If at least two such quotations are provided, LIBOR will be the arithmetic mean of such quotations (rounded upward to the next higher 1/100). If fewer than two quotations are provided as requested, LIBOR with respect to such period will be the arithmetic mean of the rates quoted (rounded upward to the next higher 1/100) by three major banks in New York, New York selected by the Paying Agent after consultation with the Issuer at approximately 11:00 a.m., New York time, on such Interest Determination Date for loans in U.S. Dollars to leading European banks for a term approximately equal to such period and an amount approximately equal to the Aggregate Principal Balance of the Notes. If the Paying Agent is required but is unable to determine a rate in accordance with at least one of the procedures set forth above, LIBOR will be LIBOR as determined on the previous Interest Determination Date.
"Material" means material in relation to the business, operations, affairs, financial condition, assets or properties of the Issuer.
"Material Adverse Effect" means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Issuer, (b) the ability of the Issuer to perform its obligations under this Agreement and the Notes, or (c) the validity or enforceability of this Agreement or the Notes.
"Maturity Date" means the earlier of (i) December 30, 2024, and (ii) the Payment Date immediately following the date on which the Aggregate Principal Balance has been reduced to zero; provided that the Maturity Date shall not occur on such Payment Date if, on such Payment Date, the Aggregate Principal Balance is greater than zero.
"Note Register" has the meaning given to such term in Section 5.1(c) of this Agreement.
"Note Registrar" means the note registrar under the Paying Agent Agreement.
"Notes" has the meaning given to such term in Section 1 of this Agreement.
"OFAC" means the Office of Foreign Assets Control of the United States Department of the Treasury.
"OFAC Sanctions Program" means any economic or trade sanction that OFAC is responsible for administering and enforcing. A list of OFAC Sanctions Programs may be found at http://www.treasury.gov/resource-center/sanctions/Programs/Pages/Programs.aspx.

SCHEDULE A-6 (to Note Purchase Agreement)

"Outstanding" means, with respect to any Note and as of any date, all Notes theretofore authenticated and delivered under this Agreement except:
(a)    Notes theretofore cancelled by the Note Registrar or delivered to the Note Registrar for cancellation;
(b)    that portion of any Note that has been paid or for which the principal balance has otherwise been reduced in accordance with Section 4.14; and
(c)    Notes that have been exchanged for other Notes, or in lieu of which other Notes have been delivered pursuant to this Agreement and the Paying Agent Agreement;
provided, that solely for the purposes of giving any consents, waivers, requests or demands, pursuant to this Agreement, the interest evidenced by any Note registered in the name of the Issuer or any of its Affiliates shall not be taken into account in determining whether the requisite percentage necessary to effect any such consent, waiver, request or demand shall have been obtained and such Note shall be deemed not to be Outstanding for such purpose.
"Outstanding Principal Balance" has the meaning given to such term in Section 2(a).
"Paying Agent" means Wells Fargo Bank, N.A., or any successor entity thereto, in its capacity as paying agent under the Paying Agent Agreement.
"Payment Date" means (x) for any Interest Period whose first day does not fall in a Final Amortization Period, the 30th day of March, the 30th day of June, the 30th day of September and the 30th day of December of each year (or if such day is not a Business Day, the next succeeding Business Day) commencing on September 30, 2021 (each a "Quarterly Payment Date"), and (y) for any Interest Period whose first day falls during a Final Amortization Period, the 30th day of each calendar month (and the last day of February) (or if such day is not a Business Day, the next succeeding Business Day), in either case up to and including the Maturity Date or Early Maturity Date.
"Person" means an individual, partnership, corporation, limited liability Issuer, association, trust, unincorporated organization, business entity or Governmental Authority.
"Placement Agent" means J.P. Morgan Securities LLC.
"Plan Asset Regulation" means the U.S. Department of Labor regulation 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA.
"Plan Fiduciary" means any fiduciary or other person investing on behalf of a Benefit Plan Investor or who otherwise has discretion or control over the investment and management of "plan assets".
"Purchaser" or "Purchasers" means each of the purchasers that has executed and delivered this Agreement to the Issuer and such Purchaser's successors and assigns (so long as any such assignment complies with Section 4.6).

SCHEDULE A-7 (to Note Purchase Agreement)

"Purchaser Representation Letter" means a representation letter in the form of Schedule 3 hereto.
"Purchaser Schedule" means the Purchaser Schedule to this Agreement listing the Purchasers of the Notes and including their notice and payment information.
"Qualified Institutional Buyer" means any Person who is a "qualified institutional buyer" within the meaning of such term as set forth in Rule 144A(a)(1) under the Securities Act.
"Record Date" means, with respect to the Global Notes, the date one Business Day prior to the relevant Payment Date and, with respect to the Certificated Notes, the last day of the calendar month preceding the calendar month in which such Payment Date occurs.
"Reference Banks" means, with respect to calculating LIBOR, any four major banks in the London market selected by the Paying Agent after consultation with the Issuer.
"Reference Entity" has the meaning given to such term in the CDS.
"Reference Obligation" has the meaning given to such term in the CDS.
"Reference Obligation Notional Amount" has the meaning given to such term in the CDS.
"Reference Pool" has the meaning given to such term in the CDS.
“Regulation S” means Rules 901 through 905 under the Securities Act.
"Regulation S Global Note" has the meaning given to such term in Section 4.2(a) of this Agreement.
"Regulatory Event" has the meaning given to such term in the CDS.
"Required Holders" means at any time on or after the Closing Date, the Holders of at least 67% of the Aggregate Principal Balance.
"Replenishment End Date" has the meaning given to such term in the CDS.
"Representatives" means, with respect to any Person, such Person's Affiliates (including, without limitation, any funds or other collective investment vehicles under common management with such Person) and such Person's and its Affiliates' respective partners, members, shareholders, directors, officers, employees, agents and advisors.
"Responsible Officer" means any officer of the Issuer with responsibility for the administration of the relevant portion of this Agreement.
"Reuters Screen": The rates for deposits in dollars which appear on the Reuters Screen LIBOR 01 Page (or such other page or website that may replace that page on such service for the purpose of displaying comparable rates) on the Bloomberg Financial Markets Commodities News as of 11:00 a.m., London time, on the Interest Determination Date.

SCHEDULE A-8 (to Note Purchase Agreement)

"Rule 144A" means Rule 144A under the Securities Act.
"Rule 144 Global Note" has the meaning given to such term in Section 4.2(b) of this Agreement.
"SEC" means the Securities and Exchange Commission of the United States of America.
"Securities" or "Security" shall have the meaning specified in section 2(1) of the Securities Act.
"Securities Act" means the Securities Act of 1933 and the rules and regulations promulgated thereunder from time to time in effect.
"Seller" has the meaning given to such term in the CDS.
"Seller Adjustment Amount" has the meaning given to such term in the CDS.
"Similar Law" means U.S. federal, state, local, non-U.S. or other law or regulation that contains one or more provisions that are substantially similar to the fiduciary responsibility and prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code.
"State Sanctions List" means a list that is adopted by any state Governmental Authority within the United States of America pertaining to Persons that engage in investment or other commercial activities in Iran or any other country that is a target of economic sanctions imposed under U.S. Economic Sanctions Laws.
"Trade Date" has the meaning given to such term in the CDS.
"United States Person" has the meaning set forth in Section 7701(a)(30) of the Code.
"USA PATRIOT Act" means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001 and the rules and regulations promulgated thereunder from time to time in effect.
"U.S. Economic Sanctions Laws" means those laws, executive orders, enabling legislation or regulations administered and enforced by the United States pursuant to which economic sanctions have been imposed on any Person, entity, organization, country or regime, including the Trading with the Enemy Act, the International Emergency Economic Powers Act, the Iran Sanctions Act, the Sudan Accountability and Divestment Act and any other OFAC Sanctions Program.

SCHEDULE A-9 (to Note Purchase Agreement)

SCHEDULE 1
FORMS OF NOTES

Sch. 1-1

SCHEDULE 1A
FORM OF GLOBAL SENIOR UNSECURED CREDIT LINKED NOTE
[RULE 144A][REGULATION S] GLOBAL NOTE
representing
SENIOR UNSECURED CREDIT-LINKED NOTES DUE 2024
THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO A PERSON (1) THAT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT, AS AMENDED (“RULE 144A”)), (2) THAT WAS NOT FORMED FOR THE PURPOSE OF INVESTING IN THE ISSUER, (3) THAT HAS RECEIVED THE NECESSARY CONSENT FROM ITS BENEFICIAL OWNERS WHEN THE HOLDER IS A PRIVATE INVESTMENT COMPANY FORMED BEFORE APRIL 30, 1996, (4) THAT IS NOT A BROKER-DEALER WHICH OWNS AND INVESTS ON A DISCRETIONARY BASIS LESS THAN U.S.$25 MILLION IN SECURITIES OF ISSUERS THAT ARE NOT AFFILIATED PERSONS OF THE DEALER AND (5) THAT IS NOT A PLAN REFERRED TO IN PARAGRAPH (A)(1)(i)(D) OR (A)(1)(i)(E) OF RULE 144A OR A TRUST FUND REFERRED TO IN PARAGRAPH (A)(1)(i)(F) OF RULE 144A THAT HOLDS THE ASSETS OF SUCH A PLAN, IF INVESTMENT DECISIONS WITH RESPECT TO THE PLAN ARE MADE BY THE BENEFICIARIES OF THE PLAN OR (B) TO A PERSON THAT IS NOT A “U.S. PERSON” (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT), AND IS NOT ACQUIRING A BENEFICIAL INTEREST HEREIN FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON, IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S, AND, IN EACH CASE, IN COMPLIANCE WITH THE CERTIFICATION AND OTHER REQUIREMENTS SPECIFIED IN THE NOTE PURCHASE AGREEMENT REFERRED TO HEREIN AND IN COMPLIANCE WITH ANY APPLICABLE SECURITIES LAW OF ANY APPLICABLE JURISDICTION. THE ISSUER OF THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE INVESTMENT COMPANY ACT.
THE ISSUER HAS THE RIGHT, UNDER THE NOTE PURCHASE AGREEMENT, TO COMPEL ANY BENEFICIAL OWNER OF AN INTEREST IN THIS NOTE THAT IS A U.S. PERSON AND IS NOT A QUALIFIED INSTITUTIONAL BUYER TO SELL ITS INTEREST IN THE NOTE, OR MAY SELL SUCH INTEREST ON BEHALF OF SUCH OWNER.
THE HOLDER HEREOF SHALL BE DEEMED TO REPRESENT, WARRANT AND COVENANT (ON THE DATE OF ACQUISITION OF THIS NOTE (OR ANY INTEREST HEREIN) AND THROUGHOUT THE PERIOD OF HOLDING THIS NOTE (OR ANY INTEREST HEREIN)) THAT (I) EITHER (A) IT IS NOT AND IS NOT ACTING ON BEHALF OF (AND FOR SO LONG AS IT HOLDS THIS NOTE OR AN INTEREST HEREIN WILL NOT BE, AND WILL NOT BE ACTING ON BEHALF OF) (X) AN "EMPLOYEE BENEFIT PLAN" WITHIN THE MEANING OF SECTION 3(3) OF THE UNITED STATES EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED

Sch. 1A-1

("ERISA"), AND SUBJECT TO THE PROVISIONS OF PART 4 OF SUBTITLE B OF TITLE I OF ERISA, (Y) A "PLAN" WITHIN THE MEANING OF AND SUBJECT TO SECTION 4975 OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR (Z) ANY PERSON OR ENTITY WHOSE UNDERLYING ASSETS INCLUDE "PLAN ASSETS" WITHIN THE MEANING OF 29 C.F.R. § 2510.3-101 (AS MODIFIED BY SECTION 3(42) OF ERISA) BY REASON OF ANY SUCH EMPLOYEE BENEFIT PLAN'S OR PLAN'S INVESTMENT IN SUCH PERSON OR ENTITY OR OTHERWISE FOR PURPOSES OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (EACH OF THE FOREGOING, A "BENEFIT PLAN INVESTOR"), OR A GOVERNMENTAL, CHURCH, NON-U.S. OR OTHER PLAN WHICH IS SUBJECT TO ANY FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAW OR REGULATION THAT IS SUBSTANTIALLY SIMILAR TO THE PROHIBITED TRANSACTION PROVISIONS OF SECTION 406 OF ERISA AND/OR SECTION 4975 OF THE CODE ("SIMILAR LAW"), OR (B) ITS ACQUISITION, HOLDING AND DISPOSITION OF THIS NOTE (OR ANY INTEREST HEREIN) WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE, OR, IN THE CASE OF A GOVERNMENTAL, CHURCH, NON-U.S. OR OTHER PLAN, A VIOLATION OF ANY SIMILAR LAW AND (II) IT WILL NOT SELL OR TRANSFER THIS NOTE (OR ANY INTEREST HEREIN) TO AN ACQUIROR ACQUIRING THIS NOTE (OR ANY INTEREST HEREIN) UNLESS THE ACQUIROR MAKES THE FOREGOING REPRESENTATIONS, WARRANTIES AND AGREEMENTS DESCRIBED IN CLAUSE (I) HEREOF. ANY PURPORTED TRANSFER OF THIS NOTE IN VIOLATION OF THE REQUIREMENTS SET FORTH IN THIS PARAGRAPH SHALL BE NULL AND VOID AB INITIO.
EACH PURCHASER OR TRANSFEREE OF THIS NOTE OR ANY INTEREST HEREIN THAT IS A BENEFIT PLAN INVESTOR WILL BE DEEMED TO HAVE REPRESENTED, WARRANTED AND AGREED THAT (A) NONE OF THE ISSUER OR ANY OF ITS AFFILIATES HAS PROVIDED ANY INVESTMENT RECOMMENDATION OR INVESTMENT ADVICE TO THE BENEFIT PLAN INVESTOR OR ANY FIDUCIARY OR OTHER PERSON INVESTING ON BEHALF OF THE BENEFIT PLAN INVESTOR, OR WHO OTHERWISE HAS DISCRETION OR AUTHORITY OVER THE INVESTMENT AND MANAGEMENT OF "PLAN ASSETS" (A "PLAN FIDUCIARY"), ON WHICH EITHER THE BENEFIT PLAN INVESTOR OR PLAN FIDUCIARY HAS RELIED IN CONNECTION WITH THE DECISION TO PURCHASE THIS NOTE, AND THAT THE ISSUER IS NOT OTHERWISE UNDERTAKING TO ACT AS A FIDUCIARY, AS DEFINED IN SECTION 3(21) OF ERISA OR SECTION 4975(e)(3) OF THE CODE, TO THE BENEFIT PLAN INVESTOR OR THE PLAN FIDUCIARY IN CONNECTION WITH THE BENEFIT PLAN INVESTOR'S ACQUISITION OF THIS NOTE; AND (B) THE PLAN FIDUCIARY IS EXERCISING ITS OWN INDEPENDENT JUDGEMENT IN EVALUATING THE TRANSACTION.
THIS NOTE MAY BE PURCHASED BY A BENEFIT PLAN INVESTOR OR A CONTROLLING PERSON (EACH, AS DEFINED IN THE NOTE PURCHASE AGREEMENT) ONLY SUBJECT TO CERTAIN CONDITIONS AS SET FORTH IN THE NOTE PURCHASE AGREEMENT.

Sch. 1A-2

NO TRANSFER OF THIS NOTE OR ANY INTEREST HEREIN WILL BE PERMITTED, AND THE ISSUER WILL NOT RECOGNIZE ANY SUCH TRANSFER, IF IT WOULD CAUSE 25% OR MORE OF THE TOTAL VALUE OF THE NOTES TO BE HELD BY BENEFIT PLAN INVESTORS, DISREGARDING NOTES (OR ANY INTERESTS THEREIN) HELD BY CONTROLLING PERSONS ("25% LIMITATION").
THE ISSUER HAS THE RIGHT, UNDER THE NOTE PURCHASE AGREEMENT, TO COMPEL ANY BENEFICIAL OWNER OF A NOTE WHO HAS MADE OR HAS BEEN DEEMED TO MAKE A PROHIBITED TRANSACTION, BENEFIT PLAN INVESTOR, CONTROLLING PERSON OR SIMILAR LAW REPRESENTATION THAT IS SUBSEQUENTLY SHOWN TO BE FALSE OR MISLEADING OR WHOSE OWNERSHIP OTHERWISE CAUSES A VIOLATION OF THE 25% LIMITATION TO SELL ITS INTEREST IN THE NOTE, OR MAY SELL SUCH INTEREST ON BEHALF OF SUCH OWNER.
ANY TRANSFER, PLEDGE OR OTHER USE OF THIS NOTE FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN, UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”), NEW YORK, NEW YORK, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR OF SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO.).
TRANSFERS OF THIS NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE.
TRANSFERS OF THIS NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE NOTE PURCHASE AGREEMENT REFERRED TO HEREIN.
THE FAILURE TO PROVIDE THE ISSUER, THE TRUSTEE OR ANY PAYING AGENT WITH THE PROPERLY COMPLETED AND SIGNED APPLICABLE TAX CERTIFICATIONS (GENERALLY, IN THE CASE OF U.S. FEDERAL INCOME TAX, AN INTERNAL REVENUE SERVICE FORM W-9 (OR APPLICABLE SUCCESSOR FORM) IN THE CASE OF A PERSON THAT IS A “UNITED STATES PERSON” WITHIN THE MEANING OF SECTION 7701(a)(30) OF THE CODE OR THE APPROPRIATE INTERNAL REVENUE SERVICE FORM W-8 (OR APPLICABLE SUCCESSOR FORM) IN THE CASE OF A PERSON THAT IS NOT A “UNITED STATES PERSON” WITHIN THE MEANING OF SECTION 7701(a)(30) OF THE CODE) OR THE FAILURE TO MEET ITS NOTEHOLDER REPORTING OBLIGATIONS MAY RESULT IN WITHHOLDING FROM PAYMENTS IN RESPECT OF SUCH NOTE, INCLUDING U.S. FEDERAL WITHHOLDING OR BACK-UP WITHHOLDING.
EACH HOLDER AND BENEFICIAL OWNER OF THIS NOTE OR AN INTEREST IN THIS NOTE WILL BE REQUIRED TO PROVIDE ANY INFORMATION AS IS NECESSARY (IN THE SOLE DETERMINATION OF THE ISSUER AND ANY PAYING AGENT) FOR THE

Sch. 1A-3

ISSUER AND ANY PAYING AGENT TO DETERMINE THEIR OBLIGATIONS UNDER FATCA (AS DEFINED IN THE NOTE PURCHASE AGREEMENT REFERRED TO HEREIN) (OR ANY INTERGOVERNMENTAL AGREEMENT ENTERED INTO IN CONNECTION THEREWITH) OR ANY SIMILAR LAW.
EACH HOLDER AND BENEFICIAL OWNER OF THIS NOTE AGREES TO TREAT THIS NOTE FOR UNITED STATES FEDERAL, STATE AND LOCAL INCOME, SINGLE BUSINESS AND FRANCHISE TAX PURPOSES AS DEBT OF THE ISSUER.

Sch. 1A-4

WESTERN ALLIANCE BANK
[RULE 144A][REGULATION S] GLOBAL NOTE
representing
SENIOR UNSECURED CREDIT-LINKED NOTE DUE DECEMBER 30, 2024

U.S.$ [●]
A/[R][S]-[●]        [DATE]
CUSIP No.: [●]1[●]2
ISIN No.: [●]3 [●]4
WESTERN ALLIANCE BANK, a state-chartered bank organized under the laws of Arizona (the “Issuer”), promises to pay to CEDE & CO. or its registered assigns, upon presentation and surrender of this Senior Unsecured Credit-Linked Note (except as otherwise permitted by the Note Purchase Agreement) (the “Holder”), the lesser of the principal sum as indicted on Schedule A or the unpaid Outstanding Principal Balance of this Note pursuant to the Note Purchase Agreement (as hereinafter defined), in immediately available funds, together with Interest on the principal sum at the rates and on the dates set forth in the Note Purchase Agreement. Unless earlier repaid or terminated pursuant to the Note Purchase Agreement, this Note shall mature on the Maturity Date (subject to the terms of the Note Purchase Agreement).
This Note is one of an authorized issue of Notes issued pursuant to, and is entitled to the benefits of, the Note Purchase Agreement, dated as of June 28, 2021 (which, as it may be amended, supplemented or modified and in effect from time to time, is herein called the “Note Purchase Agreement”), among the Issuer and the Purchasers (as defined in the Note Purchase Agreement) party thereto. Reference is hereby made to the Note Purchase Agreement (including the CDS) for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be paid prior to its stated maturity date or accelerated and the terms on which the Outstanding Principal Balance of this Note may be reduced without payment. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned to such terms in the Note Purchase Agreement.
Transfers of this [Rule 144A][Regulation S] Global Note shall be limited to transfers of such Global Note in whole, but not in part, to a nominee of DTC or to a successor of DTC or such successor of DTC or such successor’s nominee, except as otherwise set forth in the Note Purchase Agreement.
1 Insert in case of Rule 144A Global Note.
2 Insert in case of Regulation S Global Note.
3 Insert in case of Rule 144A Global Note.
4 Insert in case of Regulation S Global Note.

Sch. 1A-5

The Issuer and any agent of the Issuer shall treat as the owner of this Senior Unsecured Credit-Linked Note (a) for the purpose of receiving payments on this Senior Unsecured Credit-Linked Note (whether or not this Senior Unsecured Credit-Linked Note is overdue), the Person in whose name this Senior Unsecured Credit-Linked Note is registered in the Note Register at the close of business on the applicable Record Date and (b) on any other date for all other purposes whatsoever (whether or not this Senior Unsecured Credit-Linked Note is overdue), the Person in whose name this Senior Unsecured Credit-Linked Note is then registered in the Note Register, and none of the Issuer or any agent of the Issuer shall be affected by notice to the contrary.
Interests in this [Rule 144A][Regulation S] Global Note may be exchanged for an interest in, or transferred to a transferee taking an interest in, the corresponding [Rule 144A][Regulation S] Global Note subject to and in accordance with the restrictions set forth in the Note Purchase Agreement and in the legend attached to this Senior Unsecured Credit-Linked Note and are otherwise transferable in accordance with DTC’s rules and procedures in use at such time. This [Rule 144A][Regulation S] Global Note is subject to mandatory exchange for Certificated Notes under the limited circumstances set forth in the Note Purchase Agreement.
[The provisions of the “Operating Procedures of the Euroclear System” of Euroclear and the “Terms and Conditions Governing Use of Participants” of Clearstream, respectively, will be applicable to this Global Note insofar as interests in this Global Note are held by Agent Members of Euroclear or Clearstream, as the case may be.]5
Upon exchange of or increase in any interest represented by this [Rule 144A][Regulation S] Global Note, this [Rule 144A][Regulation S] Global Note shall be endorsed (or deemed to have been endorsed) on Schedule A hereto to reflect the reduction of or increase in the principal amount evidenced hereby.
The Senior Unsecured Credit-Linked Note will be issued in minimum denominations of U.S.$250,000 and integral multiples of U.S.$1.00 in excess thereof.
Title to Senior Unsecured Credit-Linked Note shall pass by registration in the Note Register kept by the Note Registrar. The Senior Unsecured Credit-Linked Notes may be transferred only in accordance with the provisions of the Note Purchase Agreement.
No service charge shall be made for registration of transfer or exchange of this Senior Unsecured Credit-Linked Note, but the Issuer or the Note Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Note Registrar shall be permitted to request such evidence reasonably satisfactory to it documenting the identity and/or signature of the transferor and the transferee.
AS PROVIDED IN THE NOTE PURCHASE AGREEMENT, THE NOTE PURCHASE AGREEMENT AND THE SENIOR UNSECURED CREDIT-LINKED NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH, AND THE NOTE PURCHASE AGREEMENT AND THE SENIOR UNSECURED CREDIT-LINKED NOTES AND ANY MATTERS ARISING OUT OF OR RELATING IN ANY WAY WHATSOEVER TO THE NOTE PURCHASE AGREEMENT AND THE SENIOR UNSECURED CREDIT-LINKED
5 Insert in case of Regulation S Global Note.

Sch. 1A-6

NOTES (WHETHER IN CONTRACT, TORT OR OTHERWISE), SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK.

Sch. 1A-7

IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed as of the date first set forth above.
WESTERN ALLIANCE BANK,
as Issuer
By:
Name:
Title:

Sch. 1A-8

CERTIFICATE OF AUTHENTICATION
This is one of the Senior Unsecured Credit-Linked Notes issued under the within mentioned Note Purchase Agreement.

Wells Fargo Bank, N.A., not in its individual capacity but solely in its capacity as Note Registrar
By:____________________________________ Authorized Signatory
Dated:____________________________________

Sch. 1A-9

SCHEDULE A
SCHEDULE OF EXCHANGES
The outstanding principal amount of the Senior Unsecured Credit-Linked Notes represented by this [Rule 144A][Regulation S] Global Note on the Closing Date is U.S.$[ ]. The following exchanges of or increases in the whole or a part of the Senior Unsecured Credit-Linked Notes represented by this [Rule 144A][Regulation S] Global Note have been made:

Date exchange/ increase/decrease made	Original principal amount of this [Rule 144A][Regulation S] Global Note	Part of principal amount of this [Rule 144A][Regulation S] Global Note exchanged/ increased/decreased	Remaining principal amount of this [Rule 144A][Regulation S] Global Note following such exchange/ increase/decrease	Notation made by or on behalf of the Issuer

Sch. 1A-10

SCHEDULE 1B
FORM OF CERTIFICATED SENIOR UNSECURED CREDIT LINKED NOTE
[RULE 144A][REGULATION S] CERTIFICATED NOTE
representing
SENIOR UNSECURED CREDIT-LINKED NOTES DUE 2024
THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO A PERSON (1) THAT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT, AS AMENDED (“RULE 144A”)) (2) THAT WAS NOT FORMED FOR THE PURPOSE OF INVESTING IN THE ISSUER, (3) THAT HAS RECEIVED THE NECESSARY CONSENT FROM ITS BENEFICIAL OWNERS WHEN THE HOLDER IS A PRIVATE INVESTMENT COMPANY FORMED BEFORE APRIL 30, 1996, (4) THAT IS NOT A BROKER-DEALER WHICH OWNS AND INVESTS ON A DISCRETIONARY BASIS LESS THAN U.S.$25 MILLION IN SECURITIES OF ISSUERS THAT ARE NOT AFFILIATED PERSONS OF THE DEALER AND (5) THAT IS NOT A PLAN REFERRED TO IN PARAGRAPH (A)(1)(i)(D) OR (A)(1)(i)(E) OF RULE 144A OR A TRUST FUND REFERRED TO IN PARAGRAPH (A)(1)(i)(F) OF RULE 144A THAT HOLDS THE ASSETS OF SUCH A PLAN, IF INVESTMENT DECISIONS WITH RESPECT TO THE PLAN ARE MADE BY THE BENEFICIARIES OF THE PLAN OR (B) TO A PERSON THAT IS NOT A “U.S. PERSON” (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT), AND IS NOT ACQUIRING A BENEFICIAL INTEREST HEREIN FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON, IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S, AND, IN EACH CASE, IN COMPLIANCE WITH THE CERTIFICATION AND OTHER REQUIREMENTS SPECIFIED IN THE NOTE PURCHASE AGREEMENT REFERRED TO HEREIN AND IN COMPLIANCE WITH ANY APPLICABLE SECURITIES LAW OF ANY APPLICABLE JURISDICTION. THE ISSUER OF THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE INVESTMENT COMPANY ACT.
THE ISSUER HAS THE RIGHT, UNDER THE NOTE PURCHASE AGREEMENT, TO COMPEL ANY BENEFICIAL OWNER OF AN INTEREST IN THIS NOTE THAT IS A U.S. PERSON AND IS NOT A QUALIFIED INSTITUTIONAL BUYER OR TO SELL ITS INTEREST IN THE NOTE, OR MAY SELL SUCH INTEREST ON BEHALF OF SUCH OWNER.
THE HOLDER HEREOF SHALL BE DEEMED TO REPRESENT, WARRANT AND COVENANT (ON THE DATE OF ACQUISITION OF THIS NOTE (OR ANY INTEREST HEREIN) AND THROUGHOUT THE PERIOD OF HOLDING THIS NOTE (OR ANY INTEREST HEREIN)) THAT (I) EITHER (A) IT IS NOT AND IS NOT ACTING ON BEHALF OF (AND FOR SO LONG AS IT HOLDS THIS NOTE OR AN INTEREST HEREIN WILL NOT BE, AND WILL NOT BE ACTING ON BEHALF OF) (X) AN "EMPLOYEE BENEFIT PLAN" WITHIN THE MEANING OF SECTION 3(3) OF THE UNITED STATES

Sch. 1B-1

EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), AND SUBJECT TO THE PROVISIONS OF PART 4 OF SUBTITLE B OF TITLE I OF ERISA, (Y) A "PLAN" WITHIN THE MEANING OF AND SUBJECT TO SECTION 4975 OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR (Z) ANY PERSON OR ENTITY WHOSE UNDERLYING ASSETS INCLUDE "PLAN ASSETS" WITHIN THE MEANING OF 29 C.F.R. § 2510.3-101 (AS MODIFIED BY SECTION 3(42) OF ERISA) BY REASON OF ANY SUCH EMPLOYEE BENEFIT PLAN'S OR PLAN'S INVESTMENT IN SUCH PERSON OR ENTITY OR OTHERWISE FOR PURPOSES OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (EACH OF THE FOREGOING, A "BENEFIT PLAN INVESTOR"), OR A GOVERNMENTAL, CHURCH, NON-U.S. OR OTHER PLAN WHICH IS SUBJECT TO ANY FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAW OR REGULATION THAT IS SUBSTANTIALLY SIMILAR TO THE PROHIBITED TRANSACTION PROVISIONS OF SECTION 406 OF ERISA AND/OR SECTION 4975 OF THE CODE ("SIMILAR LAW"), OR (B) ITS ACQUISITION, HOLDING AND DISPOSITION OF THIS NOTE (OR ANY INTEREST HEREIN) WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE, OR, IN THE CASE OF A GOVERNMENTAL, CHURCH, NON-U.S. OR OTHER PLAN, A VIOLATION OF ANY SIMILAR LAW AND (II) IT WILL NOT SELL OR TRANSFER THIS NOTE (OR ANY INTEREST HEREIN) TO AN ACQUIROR ACQUIRING THIS NOTE (OR ANY INTEREST HEREIN) UNLESS THE ACQUIROR MAKES THE FOREGOING REPRESENTATIONS, WARRANTIES AND AGREEMENTS DESCRIBED IN CLAUSE (I) HEREOF. ANY PURPORTED TRANSFER OF THIS NOTE IN VIOLATION OF THE REQUIREMENTS SET FORTH IN THIS PARAGRAPH SHALL BE NULL AND VOID AB INITIO.
EACH PURCHASER OR TRANSFEREE OF THIS NOTE OR ANY INTEREST HEREIN THAT IS A BENEFIT PLAN INVESTOR WILL BE DEEMED TO HAVE REPRESENTED, WARRANTED AND AGREED THAT (A) NONE OF THE ISSUER OR ANY OF ITS AFFILIATES HAS PROVIDED ANY INVESTMENT RECOMMENDATION OR INVESTMENT ADVICE TO THE BENEFIT PLAN INVESTOR OR ANY FIDUCIARY OR OTHER PERSON INVESTING ON BEHALF OF THE BENEFIT PLAN INVESTOR, OR WHO OTHERWISE HAS DISCRETION OR AUTHORITY OVER THE INVESTMENT AND MANAGEMENT OF "PLAN ASSETS" (A "PLAN FIDUCIARY"), ON WHICH EITHER THE BENEFIT PLAN INVESTOR OR PLAN FIDUCIARY HAS RELIED IN CONNECTION WITH THE DECISION TO PURCHASE THIS NOTE, AND THAT THE ISSUER IS NOT OTHERWISE UNDERTAKING TO ACT AS A FIDUCIARY, AS DEFINED IN SECTION 3(21) OF ERISA OR SECTION 4975(e)(3) OF THE CODE, TO THE BENEFIT PLAN INVESTOR OR THE PLAN FIDUCIARY IN CONNECTION WITH THE BENEFIT PLAN INVESTOR'S ACQUISITION OF THIS NOTE; AND (B) THE PLAN FIDUCIARY IS EXERCISING ITS OWN INDEPENDENT JUDGEMENT IN EVALUATING THE TRANSACTION.
THIS NOTE MAY BE PURCHASED BY A BENEFIT PLAN INVESTOR OR A CONTROLLING PERSON (EACH, AS DEFINED IN THE NOTE PURCHASE AGREEMENT) ONLY SUBJECT TO CERTAIN CONDITIONS AS SET FORTH IN THE NOTE PURCHASE AGREEMENT.

Sch. 1B-2

NO TRANSFER OF THIS NOTE OR ANY INTEREST HEREIN WILL BE PERMITTED, AND THE ISSUER WILL NOT RECOGNIZE ANY SUCH TRANSFER, IF IT WOULD CAUSE 25% OR MORE OF THE TOTAL VALUE OF THE NOTES TO BE HELD BY BENEFIT PLAN INVESTORS, DISREGARDING NOTES (OR ANY INTERESTS THEREIN) HELD BY CONTROLLING PERSONS ("25% LIMITATION").
THE ISSUER HAS THE RIGHT, UNDER THE NOTE PURCHASE AGREEMENT, TO COMPEL ANY BENEFICIAL OWNER OF A NOTE WHO HAS MADE OR HAS BEEN DEEMED TO MAKE A PROHIBITED TRANSACTION, BENEFIT PLAN INVESTOR, CONTROLLING PERSON OR SIMILAR LAW REPRESENTATION THAT IS SUBSEQUENTLY SHOWN TO BE FALSE OR MISLEADING OR WHOSE OWNERSHIP OTHERWISE CAUSES A VIOLATION OF THE 25% LIMITATION TO SELL ITS INTEREST IN THE NOTE, OR MAY SELL SUCH INTEREST ON BEHALF OF SUCH OWNER.
TRANSFERS OF THIS NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE NOTE PURCHASE AGREEMENT REFERRED TO HEREIN.
THE FAILURE TO PROVIDE THE ISSUER, THE TRUSTEE OR ANY PAYING AGENT WITH THE PROPERLY COMPLETED AND SIGNED APPLICABLE TAX CERTIFICATIONS (GENERALLY, IN THE CASE OF U.S. FEDERAL INCOME TAX, AN INTERNAL REVENUE SERVICE FORM W-9 (OR APPLICABLE SUCCESSOR FORM) IN THE CASE OF A PERSON THAT IS A “UNITED STATES PERSON” WITHIN THE MEANING OF SECTION 7701(a)(30) OF THE CODE OR THE APPROPRIATE INTERNAL REVENUE SERVICE FORM W-8 (OR APPLICABLE SUCCESSOR FORM) IN THE CASE OF A PERSON THAT IS NOT A “UNITED STATES PERSON” WITHIN THE MEANING OF SECTION 7701(a)(30) OF THE CODE) OR THE FAILURE TO MEET ITS NOTEHOLDER REPORTING OBLIGATIONS MAY RESULT IN WITHHOLDING FROM PAYMENTS IN RESPECT OF SUCH NOTE, INCLUDING U.S. FEDERAL WITHHOLDING OR BACK-UP WITHHOLDING.
EACH HOLDER AND BENEFICIAL OWNER OF THIS NOTE OR AN INTEREST IN THIS NOTE WILL BE REQUIRED TO PROVIDE ANY INFORMATION AS IS NECESSARY (IN THE SOLE DETERMINATION OF THE ISSUER AND ANY PAYING AGENT) FOR THE ISSUER AND ANY PAYING AGENT TO DETERMINE THEIR OBLIGATIONS UNDER FATCA (AS DEFINED IN THE NOTE PURCHASE AGREEMENT REFERRED TO HEREIN) (OR ANY INTERGOVERNMENTAL AGREEMENT ENTERED INTO IN CONNECTION THEREWITH) OR ANY SIMILAR LAW.
EACH HOLDER AND BENEFICIAL OWNER OF THIS NOTE AGREES TO TREAT THIS NOTE FOR UNITED STATES FEDERAL, STATE AND LOCAL INCOME, SINGLE BUSINESS AND FRANCHISE TAX PURPOSES AS DEBT OF THE ISSUER.

Sch. 1B-3

WESTERN ALLIANCE BANK
[RULE 144A][REGULATION S] CERTIFICATED NOTE
representing
SENIOR UNSECURED CREDIT-LINKED NOTE DUE DECEMBER 30, 2024

U.S.$ [●]
A/[R][S]-[●]        [DATE]
CUSIP No.: [●]6[●]7
ISIN No.: [●]8 [●]9
WESTERN ALLIANCE BANK, a state-chartered bank organized under the laws of Arizona (the “Issuer”), promises to pay to the order of [specify name of Holder] (the “Holder”), the lesser of the principal sum of _____________ Dollars ($___________) or the unpaid Outstanding Principal Balance of this Note pursuant to the Note Purchase Agreement (as hereinafter defined), in immediately available funds, together with Interest on the principal sum at the rates and on the dates set forth in the Note Purchase Agreement. Unless earlier repaid or terminated pursuant to the Note Purchase Agreement, this Note shall mature on the Maturity Date (subject to the terms of the Note Purchase Agreement).
This Note is one of an authorized issue of Notes issued pursuant to, and is entitled to the benefits of, the Note Purchase Agreement, dated as of June 28, 2021 (which, as it may be amended, supplemented or modified and in effect from time to time, is herein called the “Note Purchase Agreement”), among the Issuer and the Purchasers (as defined in the Note Purchase Agreement) party thereto. Reference is hereby made to the Note Purchase Agreement (including the CDS) for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be paid prior to its stated maturity date or accelerated and the terms on which the Outstanding Principal Balance of this Note may be reduced without payment. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned to such terms in the Note Purchase Agreement.
Transfers of this Note shall be limited to transfers made in accordance with the restrictions set forth in the Note Purchase Agreement.

6 Insert in case of Rule 144A Global Note.
7 Insert in case of Regulation S Global Note.
8 Insert in case of Rule 144A Global Note.
9 Insert in case of Regulation S Global Note.

Sch. 1B-4

The Issuer and the Trustee, and any agent of the Issuer or the Trustee shall treat as the owner of this Senior Unsecured Credit-Linked Note (a) for the purpose of receiving payments on this Senior Unsecured Credit-Linked Note (whether or not this Senior Unsecured Credit-Linked Note is overdue), the Person in whose name this Senior Unsecured Credit-Linked Note is registered in the Note Register at the close of business on the applicable Record Date and (b) on any other date for all other purposes whatsoever (whether or not this Senior Unsecured Credit-Linked Note is overdue), the Person in whose name this Senior Unsecured Credit-Linked Note is then registered in the Note Register, and none of the Issuer, the Trustee or any agent of the Issuer or the Trustee shall be affected by notice to the contrary.
This [Rule 144A][Regulation S] Certificated Note may be exchanged for an interest in, or transferred to a transferee taking an interest in, a [Rule 144A][Regulation S] Certificated Note subject to and in accordance with the restrictions set forth in the Note Purchase Agreement and in the legend attached to this Senior Unsecured Credit-Linked Note.
The Senior Unsecured Credit-Linked Note will be issued in minimum denominations of U.S.$[250,000] and integral multiples of U.S.$1.00 in excess thereof.
Title to Senior Unsecured Credit-Linked Note shall pass by registration in the Note Register kept by the Note Registrar. The Senior Unsecured Credit-Linked Notes may be transferred only in accordance with the provisions of the Note Purchase Agreement.
No service charge shall be made for registration of transfer or exchange of this Senior Unsecured Credit-Linked Note, but the Issuer or the Note Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Note Registrar shall be permitted to request such evidence reasonably satisfactory to it documenting the identity and/or signature of the transferor and the transferee.
AS PROVIDED IN THE NOTE PURCHASE AGREEMENT, THE NOTE PURCHASE AGREEMENT AND THE SENIOR UNSECURED CREDIT-LINKED NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH, AND THE NOTE PURCHASE AGREEMENT AND THE SENIOR UNSECURED CREDIT-LINKED NOTES AND ANY MATTERS ARISING OUT OF OR RELATING IN ANY WAY WHATSOEVER TO THE NOTE PURCHASE AGREEMENT AND THE SENIOR UNSECURED CREDIT-LINKED NOTES (WHETHER IN CONTRACT, TORT OR OTHERWISE), SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK.

Sch. 1B-5

IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed as of the date first set forth above.
WESTERN ALLIANCE BANK,
as Issuer
By:
Name:
Title:

Sch. 1B-6

CERTIFICATE OF AUTHENTICATION
This is one of the Senior Unsecured Credit-Linked Notes issued under the within mentioned Note Purchase Agreement.

Wells Fargo Bank, N.A., not in its individual capacity but solely in its capacity as Note Registrar
By: Authorized Signatory
Dated:

Sch. 1B-7

SCHEDULE 2

FORM OF HYPOTHETICAL TRANCHED PORTFOLIO CREDIT DEFAULT SWAP
To:    [  ]a
From:    [  ]
Re:    Credit Derivative Transaction [  ]

Ladies and Gentlemen:
The purpose of this letter (this “Confirmation”) is to confirm the terms and conditions of the hypothetical tranched portfolio Credit Derivative Transaction entered into between us on the Effective Date specified below (the “Transaction”). This Confirmation constitutes a “Confirmation” as referred to in the ISDA Master Agreement specified below.
The definitions and provisions contained in the 2003 ISDA Credit Derivatives Definitions (the “Credit Derivatives Definitions”), as published by the International Swaps and Derivatives Association, Inc. (“ISDA”), are incorporated into this Confirmation. In the event of any inconsistency between the Credit Derivatives Definitions and this Confirmation, this Confirmation will govern.
This Confirmation evidences a hypothetical transaction, the terms of which are set out solely for the purposes of calculating the principal and certain interest payments in respect of the Western Alliance Bank Senior Unsecured Credit-Linked Notes (the "Notes") issued and sold by Western Alliance Bank pursuant to the Note Purchase Agreement, dated as of June 28, 2021, between it and the purchasers party thereto and to which this Confirmation is attached (the "Note Purchase Agreement"), as though entered into by Western Alliance Bank (the "Buyer") and a market counterparty (the "Seller") on the Effective Date specified below.
The parties agree and acknowledge that the Transaction to which this Confirmation relates contemplates that there may be a Credit Event with respect to more than one Reference Obligation and that the Credit Derivative Definitions shall, for the purposes of this Confirmation, be interpreted accordingly.
The terms of the Transaction to which this Confirmation relates are as follows:

1.	General Terms:
	Effective Date:	The Closing Date (as such term is defined in the Note Purchase Agreement).

Payment Dates:
(i) Prior to the Final Amortization Period, (a) the 30th day of each March, the 30th day of each June, the 30th day of each September and the 30th day of each December commencing on (and including) September 30, 2021 to (and including) the earlier of (x) the Scheduled Termination Date, (y) the Termination Date and (z) the Final Replenishment End Date, and (b) the Termination Date, in each case subject to adjustment in accordance with the Business Day Convention.
(ii) During the Final Amortization Period, (a) on the 30th day of each calendar month (and the last day of February) commencing on (and including) the first month of the Final Amortization Period to (and including) the earlier of (x) the Scheduled Termination Date, (y) the Termination Date and (z) the Final Replenishment End Date, and (b) the Termination Date, in each case subject to adjustment in accordance with the Business Day Convention.

Scheduled Termination Date:	December 30, 2024, subject to the Business Day Convention.

Termination Date:	The earlier of (i) the Scheduled Termination Date, (ii) the Early Termination Date and the (iii) Final Amortization Date.

Early Termination Date:	The first Payment Date after the date on which Buyer has designated a Regulatory Event (as such term is defined below) so long as such Regulatory Event has not been rescinded.

Final Amortization Date:	The Payment Date immediately following the date on which the Credit Protection Notional Amount has been reduced to zero; provided that such Payment Date shall not be the Final Amortization Date if, on such Payment Date, the Credit Protection Notional Amount is greater than zero.

Calculation Agent:	Western Alliance Bank

Calculation Agent City:	Phoenix

Business Day:	New York and Phoenix

Business Day Convention:	Following (which shall apply to any date referred to in this Confirmation that falls on a day that is not a Business Day).

Regulatory Event:
The enactment or effective date of, or supplement or amendment to, or a change in, law, policy or official interpretation of any relevant regulations or as a result of any official communication, interpretation or determination made by any relevant regulatory authority, which in the sole opinion of the Buyer (subject to the following paragraphs), causes a material change in the Buyer’s ability to realize the full benefit of the Notes issued pursuant to the Note Purchase Agreement or

2

the transaction to which they relate as anticipated on the Effective Date (determined by reference to the regulatory requirements in force on the Effective Date). For the purpose of determining a "Regulatory Event", an event shall be material if it results in a change of least 25% in the blended risk weighting attributed to the mortgage warehouse lending business of the Buyer (after taking into account the issuance of the Notes).
Upon designating a Regulatory Event the Buyer shall provide the Verification Agent with (i) all commercially reasonable details required to demonstrate the occurrence of the Regulatory Event, and (ii) a certification from a senior officer of the Buyer’s regulatory capital group validating the materiality of such Regulatory Event and any calculation made in connection with such Regulatory Event.
A validation by the Verification Agent of the information provided by the Buyer, including any applicable calculations, shall be required in order for the Buyer to designate an Early Termination Date as a result of the occurrence of Regulatory Event.
The Buyer may rescind the designation of a Regulatory Event not later than 2 Business Days' prior to the intended Early Termination Date, in which case no such Early Termination Date shall occur on such Payment Date.

2.	Reference Pool:

	Eligible Obligation:	Any funded warehouse loan made by Buyer that meets the Reference Obligation Eligibility Criteria (as defined below).

	Reference Obligation:	Each Eligible Obligation set out on Schedule A, including any Eligible Obligation added thereto pursuant to a Replenishment. Schedule A for the Effective Date will be provided by the Buyer shortly after the Effective Date. The addition of Eligible Obligations shall not be subject to verification or any other review by the Verification Agent; provided that certain determinations, such as, without limitation, the designation of Credit Events and the determination of a Credit Event UPB will be subject to verification in accordance with the AUP.
Reference Pool:
As of any date, the pool of Reference Obligations with the corresponding Reference Obligation Notional Amounts set out in Schedule A hereto.
The Calculation Agent will maintain and update Schedule A on a daily basis.

	Reference Entity:	The borrower with respect to a Reference Obligation, and any Successor thereto.

3

Successor:
Section 2.1 (Reference Entity) of the Credit Derivatives Definitions is hereby modified by deleting the words “or a New Credit Derivative Transaction as determined pursuant to such Section 2.2” at the end thereof. Section 2.2 (Provisions for Determining a Successor) of the Credit Derivatives Definitions is hereby deleted in its entirety and replaced with the following:

“Section 2.2. Successor. “Successor” means in relation to a Reference Entity a direct or indirect successor to such Reference Entity that assumes liability as a borrower in respect of any relevant Reference Obligation or part thereof by way of merger, consolidation, amalgamation, transfer or otherwise, whether by operation of law or pursuant to any agreement, as determined by the Calculation Agent.”

Reference Obligation Notional Amount:
For each Reference Obligation, such amount as may be allocated thereto by Buyer on Schedule A, which
(i) shall be reduced by any Reference Obligation Amortization with respect thereto on the date of such Reference Obligation Amortization,
(ii) may be increased on any date during the Replenishment Period by the Buyer pursuant to the Replenishment provisions, subject to the Portfolio Criteria, and
(iii) without duplication of (i), shall, on the Final Loss Determination Date with respect to any Credit Event Reference Obligation, be reduced to zero.

Reference Pool Notional Amount:	As of any date of determination, the sum of the Reference Obligation Notional Amounts of all Reference Obligations on such date.

Initial Reference Pool Notional Amount:	USD 1,928,000,000

Initial Credit Protection Notional Amount:	USD 242,000,000

Tranche Thickness	Initial Credit Protection Notional Amount divided by Initial Reference Pool Notional Amount

4

Reference Obligation Amortization:
With respect to a Reference Obligation that is not a Credit Event Reference Obligation, on any date, the product of (a) any actual payment of principal, including any principal amortization or principal prepayment in whole or in part, made in respect of such Reference Obligation on such date, or any proceeds of the sale of the principal of such Reference Obligation, and (b) the Reference Obligation Factor.
With respect to a Credit Event Reference Obligation, on the Final Loss Determination Date thereof, an amount equal to the greater of (i) zero and (ii) (a) the Reference Obligation Notional Amount (prior to the application of clause (iii) of the definition thereof) minus (b) the Final Loss Amount multiplied by the Reference Obligation Factor.

With respect to the Final Replenishment End Date only (and without duplication of any other Reference Obligation Amortization), an amount equal to (x) the sum of all Reference Obligation Amortizations that have occurred prior to the Final Replenishment End Date, minus (y) the sum the Notional Amounts of all Replenishments made by the Buyer prior to the Final Replenishment End Date (such amount, the "Final Replenishment End Date Amortization").

Allocation of Reference Obligation Amortizations:
During the Replenishment Period, with respect to a Reference Obligation Amortization:
(a) unless clause (b) applies, Reference Obligation Amortizations will not be allocated to reduce the Senior Tranche Notional Amount or the Credit Protection Notional Amount and the Buyer may make a Replenishment in an amount equal to any Reference Obligation Amortization; and
(b) if a Loss Determination Date has occurred, (x) all Reference Obligation Amortizations will be allocated to reduce the Senior Tranche Notional Amount, and (y) no Replenishments may be made by the Buyer until such time as the Credit Protection Notional Amount equals the Tranche Thickness multiplied by the Reference Pool Notional Amount (whereupon clause (a) shall apply to any future Reference Obligation Amortization (or any remaining portion of any Reference Obligation Amortization) unless and until another Loss Determination Date occurs).

5

During the Amortization Period, Reference Obligation Amortizations (including the Final Replenishment End Date Amortization) will be allocated to reduce the Senior Tranche Notional Amount and the Credit Protection Notional Amount on a pro rata basis; provided that if a Credit Event has occurred, Reference Obligation Amortizations will be allocated sequentially, first, to reduce the Senior Tranche Notional Amount until such time as the Credit Protection Notional Amount equals the Tranche Thickness multiplied by the Reference Pool Notional Amount after which, for the avoidance of doubt, Reference Obligation Amortizations will be allocated on a pro rata basis.

Reference Obligation Amortizations that are allocated to reduce the Credit Protection Notional Amount during the Amortization Period in accordance with the above are referred to as “Credit Protection Tranche Amortizations”.
Reference Obligation Amortizations that are allocated to reduce the Senior Tranche Notional Amount in accordance with the above are referred to as “Senior Tranche Amortizations”.

Reference Obligation Factor:
With respect to a Reference Obligation that is not a Credit Event Reference Obligation, as of any date, (x) the Reference Obligation Notional Amount of such Reference Obligation divided by (y) the aggregate outstanding principal balance of such Reference Obligation (including, for the avoidance of doubt, any portion of such Reference Obligation that is not subject to the terms of this Confirmation).
With respect to a Credit Event Reference Obligation, as of the relevant Credit Event Determination Date, (x) the Reference Obligation Notional Amount of such Credit Event Reference Obligation divided by (y) the aggregate outstanding principal balance of such Reference Obligation (in the case of a Restructuring, immediately prior to the Restructuring) (including, for the avoidance of doubt, any portion of such Credit Event Reference Obligation that is not subject to the terms of this Confirmation).

Credit Protection Notional Amount:
As of any date, an amount equal to (i) the Initial Credit Protection Notional Amount, minus (ii) the aggregate amount of Credit Protection Tranche Amortizations on or prior to such date, minus (iii) the aggregate of all Initial Loss Amounts determined on or prior to such date, minus (iv) the aggregate amount of all Seller Final Amounts determined on or prior to such date, plus (v) the aggregate amount of all Buyer Final Amounts determined on or prior to such date, plus (vi) the aggregate amount of all True-Up Amounts determined on the Determination Date immediately preceding the Termination

6

Date, plus (vii) the aggregate amount of all positive Error Adjustment Amounts; minus (viii) the aggregate amount of the absolute value of all negative Error Adjustment Amounts; minus (ix) the aggregate amount of all True-Down Amounts determined on the Determination Date immediately preceding the Termination Date; provided that the Credit Protection Notional Amount shall not be reduced below zero; provided further that if the Credit Protection Notional Amount would otherwise have been negative absent the preceding proviso (a “Negative Balance”), the Credit Protection Notional Amount will not thereafter be increased as a result of amounts described in clauses (v), (vi) or (vii) above except to the extent such amounts exceed the Negative Balance.
The Credit Protection Notional Amount may not at any time be increased to an amount greater than the Initial Credit Protection Notional Amount.

Senior Tranche Notional Amount:	As of any date of determination, an amount equal to (i) the Initial Reference Pool Notional Amount minus the Initial Credit Protection Notional Amount, minus (ii) the aggregate amount of Senior Tranche Amortizations on or prior to such date.

Relevant Date:	With respect to any Reference Obligation and the applicable Reference Entity, (i) the date on which the relevant Reference Obligation is added to the Reference Pool, and (ii) each date on which the relevant Reference Obligation is subject to a Replenishment.

Determination Date:	With respect to any Payment Date, means the close of business on the date that is two Business Days prior to such Payment Date. If such day is not a Business Day, the Determination Date shall be the close of business on the Business Day immediately prior to such day.

Requirements for Individual Reference Obligations and Reference Entities:
Each Reference Obligation and the related Reference Entity must satisfy the applicable criteria (collectively, the “Reference Obligation Eligibility Criteria”) set forth in Schedule B-1 hereto, on the Relevant Date for such Reference Obligation.

7

Replenishment:
On any date during the Replenishment Period on or following the occurrence of a Reference Obligation Amortization, the Buyer may, in its sole discretion,
(i) add a one or more new Reference Obligations to the Reference Pool with an aggregate Reference Obligation Notional Amount equal to such Reference Obligation Amortization,
(ii) increase the Reference Obligation Notional Amount of one or more Reference Obligations in an aggregate amount equal to such Reference Obligation Amortization, or
(iii) effect a combination of additions of Reference Obligations and increases of Reference Obligation Notional Amounts with respect to such Refence Obligations so that the aggregate of such additions and increases is equal to such Reference Obligation Amortization.
Each of (i), (ii) or (iii), a "Replenishment".
Each Replenishment shall be subject to the Reference Obligation Eligibility Criteria.
No Replenishment may be made unless, after such Replenishment has been effected, the portfolio limitations set forth in Schedule B-2 hereto (the "Portfolio Criteria") are either satisfied or, if not satisfied prior to the proposed Replenishment, improved as a result of such Replenishment. For the avoidance of doubt, the Portfolio Criteria shall only be required to be satisfied in connection with a Replenishment in accordance with the preceding sentence.
In making Replenishments, the Buyer shall make best commercially reasonable efforts to ensure that the allocation of Reference Obligations in the Reference Pool is similar to the allocation of the Eligible Obligations held by the Buyer, subject to the application of the Portfolio Criteria.

Replenishment Period:	The period beginning on (and including) the Effective Date and terminating on (and excluding) an Early Replenishment End Date or a Final Replenishment End Date; provided that, if an Early Amortization Notice is properly rescinded or deemed rescinded in accordance with the terms thereof, the Replenishment Period shall resume on the Business Day immediately following such rescission or deemed rescission and shall be in effect until the occurrence of an Early Replenishment End Date or a Final Replenishment End Date.

Amortization Period:	Either an Early Amortization Period or a Final Amortization Period.

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Early Amortization Period:	The period beginning on (and including) the Early Replenishment End Date; provided that an Early Amortization Period shall terminate on the first Business Day after the relevant Early Amortization Notice is rescinded or deemed rescinded and the Replenishment Period shall resume.

Final Amortization Period:	The period beginning on (and including) the Final Replenishment End Date.

Replenishment End Date:	An Early Replenishment End Date or a Final Replenishment End Date.

Early Replenishment End Date:	The third Business Day after an Early Amortization Notice which has designated an Early Replenishment End Date has been delivered.

Final Replenishment End Date:	The earlier of (i) the Scheduled Replenishment End Date, and (ii) the first Payment Date after a Final Amortization Notice which has designated a Final Replenishment End Date has been delivered.

Scheduled Replenishment End Date:	June 30, 2024

Early Amortization Notice and Final Amortization Notice:
If, on any date that falls after the Optional Early Amortization Date but prior to the Scheduled Replenishment End Date, the Early Amortization Condition is satisfied, the Buyer may deliver a notice, with not less than 3 Business Days' notice, which notice shall specify that Buyer has designated (i) the Business Day that is three Business Days after the date of the delivery of such notice as an Early Replenishment End Date (an "Early Amortization Notice"), or (ii) the immediately following Payment Date as the Final Replenishment End Date (a "Final Amortization Notice").

If Buyer has delivered Early Amortization Notice, Buyer may, prior to the occurrence of a Scheduled Replenishment End Date

(i) rescind such Early Amortization Notice by delivering a notice of not less than 3 Business Days' notice, and the Early Amortization Period shall terminate on the first Business Day after such notice of rescission is delivered (unless such date is the Scheduled Replenishment End Date), or

(ii) deliver a notice establishing a new target Credit Protection Notional Amount chosen by the Buyer in its sole discretion (the "Target CPNA") (which Target CPNA (x) shall be less than the Credit Protection Notional Amount as of the date of the delivery of the Early Amortization Notice and (y) may be established in the Early Amortization Notice) and if, on any Business Day prior to the Scheduled Replenishment End Date the Credit Protection Notional Amount is equal to or less than such Target CPNA, the Early Amortization Notice will be deemed to be rescinded and the Early Amortization Period shall terminate on the immediately following Business Day;

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provided that, an Early Amortization Notice may not be rescinded pursuant to (i) above or deemed rescinded pursuant to (ii) above (notwithstanding the Target CPNA) if on such date the aggregate funded balances of the Eligible Obligations is less than USD 500,000,000.

Buyer may not rescind a Final Amortization Notice.

	Optional Early Amortization Date:	June 30, 2023

	Early Amortization Condition:	If, on any date after the Optional Early Amortization Date the Buyer has determined, acting in good faith and in its sole and absolute discretion, that during any Amortization Calculation Period the average of the aggregate funded balances of the Eligible Obligations is less than USD 1,000,000,000.

	Amortization Calculation Period:	Means any consecutive three calendar month period beginning with the date that is three calendar months prior to the Optional Early Amortization Date.

3.	Determination of Credit Events:

Credit Events:
A Credit Event will occur with respect to a Reference Obligation if (a) the Buyer chooses, in its sole discretion, to designate an event as a Credit Event; and (b) the following condition is met:
Notwithstanding anything to the contrary in the Credit Derivatives Definitions any one of the following to occur with respect to any Reference Obligation on or after the Effective Date and on or prior to the Scheduled Termination Date, as reported by the Buyer:

(a) Bankruptcy of the related Reference Entity;

(b) Failure to Pay with respect to the Reference Obligation; or

(c) Restructuring with respect to the Reference Obligation.

For avoidance of doubt, with respect to any Reference Obligation, there can only be one occurrence of a Credit Event. The date as of which the Buyer designates the occurrence of a Credit Event in accordance with “Determination Procedures for Credit Events” below will be the Event Determination Date (the “Credit Event Determination Date”).

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If an occurrence would otherwise constitute a Credit Event, such occurrence will constitute a Credit Event whether or not such occurrence arises directly or indirectly from, or is subject to a defence based upon (a) any applicable law, order, regulation, decree or notice, however described, or the promulgation of, or any change in, the interpretation by any court, tribunal, regulatory authority or similar administrative or judicial body with competent or apparent jurisdiction of any applicable law, order, regulation, decree or notice, however described, or (b) the imposition of, or any change in, any exchange controls, capital restrictions or any other similar restrictions imposed by any monetary or other authority, however described.

For the avoidance of doubt, if a Reference Obligation does not satisfy the Reference Obligation Eligibility Criteria as of the Relevant Date, no Credit Event will occur with respect thereto.

Without limiting the foregoing, there shall be no “Default Requirement” or “Payment Requirement” and “Multiple Holder Obligation” shall not be applicable.
The designation of a Credit Event will be subject to verification by the Verification Agent in accordance with the terms of the Agreed Upon Procedures.

Bankruptcy:	Section 4.2 (Bankruptcy) of the Credit Derivatives Definitions is deleted in its entirety and replaced with the following:

“Bankruptcy” means (a) the Reference Entity admits in writing in a judicial, regulatory or administrative proceeding or filing its inability generally to pay its debts as they become due, (b) the Reference Entity makes a general assignment for the benefit of its creditors, or such a general assignment becomes effective, (c) the Reference Entity institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other similar relief under any bankruptcy or insolvency law or other law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (i) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation, or (ii) is not dismissed, discharged, stayed or restrained in each case within 15 days of the institution or presentation thereof, (d) an administrator, liquidator, conservator, receiver (other than a receiver appointed at the direction or request of the Buyer under the terms of the Reference Obligation documentation), trustee, custodian or other similar official is appointed who exercises control over the Reference Entity or any substantial part of its assets, and such appointment is not dismissed, discharged or stayed in each case within 15 days thereafter, or (e) a secured party takes possession of all or substantially all the Reference Entity’s assets or the Reference Entity has a distress, execution, attachment, sequestration or other legal process levied or enforced against all or substantially all its assets and such secured party maintains possession, and any such process is not dismissed, discharged, stayed or restrained, in each case within 15 days thereafter.

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Failure to Pay:	Section 4.5 (Failure to Pay) of the Credit Derivatives Definitions is deleted in its entirety and replaced with the following:

“Failure to Pay” means the failure by the Reference Entity and any guarantor or other obligor with respect thereto to make, when and where due, any payments in respect of the Reference Obligation, in accordance with the terms of the Reference Obligation at the time of such failure, where such failure has continued for at least 3 Business Days (or, if longer the applicable grace period under the Reference Obligation), including without limitation any Reference Obligation determined under the Applicable Loan Warehouse Standards as being 30 calendar days or more in arrears or having not been fully current on payments for 30 calendar days or more.

Restructuring:	Section 4.7 (Restructuring) of the Credit Derivatives Definitions is deleted in its entirety and replaced with the following:

"The occurrence with respect to a Reference Obligation of the forgiveness, reduction or postponement of principal, interest, or fees payable with respect to such Reference Obligation or a change in the ranking, priority, or subordination of such Reference Obligation, that in any case results in a value reduction or other similar debit to the profit and loss account on the books of the Buyer with respect to the relevant Reference Entity; provided that any such forgiveness, reduction, postponement, change or subordination is actually effected and is consistent with standards that would be used by the Buyer if this Transaction had not been entered into; provided further that, any reduction or amendment made to any Reference Obligation to correct any error or inaccuracy or to change the advance rate shall not be a Restructuring."

Credit Event Reference Obligation:	A Reference Obligation with respect to which a Credit Event has occurred, as designated by the Buyer.

Obligation(s):	Reference Obligations Only.

Determination Procedures for Credit Events:
The occurrence of a Credit Event with respect to a Reference Obligation shall be designated by the Buyer, which determination shall be made in accordance with the terms hereof.
For the avoidance of doubt, no Credit Event Notice is required to be delivered for the purposes of the Transaction.

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Credit Event UPB:
With respect to any Credit Event Reference Obligation, (i) the unpaid principal balance thereof as of the relevant Credit Event Determination Date (or in the case of a Restructuring, immediately prior to the Restructuring), minus (ii) all funds, if any, that have been escrowed, are available in respect of such Credit Event Reference Obligation for the payment of principal on such Credit Event Reference Obligation, and have not already been included in the determination of the unpaid principal balance thereof as of the relevant Credit Event Determination Date.
For the purposes of the determination of the Credit Event UPB, the aggregate outstanding principal balance of the relevant Reference Obligation (including, for the avoidance of doubt, any portion of such Reference Obligation that is not subject to the terms of this Confirmation) shall be applicable.

The Credit Event UPB will be determined by the Buyer and will be subject to verification by the Verification Agent in accordance with the terms of the Agreed Upon Procedures.

	Applicable Loan Warehouse Standards:	The applicable standards and procedures followed by the Buyer in the ordinary course of its business with respect to administering the assets of a type similar to the Reference Obligations, including the obligation of the Buyer to (a) diligently administer the Reference Obligations in accordance with applicable law and the documentation evidencing the Reference Obligations, in the same manner in which, and with the same care, skill, prudence and diligence with which the Buyer administers similar assets not subject to the terms of this Transaction, in each case with a view to (A) the timely recovery of all payments owed under the Reference Obligations, and (B) in the case of default, the use of commercially reasonable actions to maximize recoveries and minimize losses on such Reference Obligations.

4.	Loss Calculations:

	Settlement:	For the avoidance of doubt, this Transaction is a hypothetical transaction used for purposes of making calculations under the Note Purchase Agreement and no settlements or payments shall be made under this Confirmation.

	Initial Loss Amount:	With respect to any Credit Event Reference Obligation, the product of (x) the Credit Event UPB of such Credit Event Reference Obligation, (y) the Loss Severity and (z) the Reference Obligation Factor.

	Loss Severity:	20%

	Initial Loss Determination Date:	With respect to a Credit Event Reference Obligation, the Business Day immediately following the date on which the Buyer has determined the Credit Event UPB of such Credit Event Reference Obligation.

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Loss Adjustment Amount:
With respect to a Credit Event Reference Obligation, as of the Final Loss Determination Date, an amount (which may be negative) equal to the Initial Loss Amount minus the product of (x) the Final Loss Amount multiplied by (y) the Reference Obligation Factor.
If such Loss Adjustment is positive, such Loss Adjustment Amount shall be a "Buyer Final Amount".
If such Loss Adjustment is negative, the absolute value of such Loss Adjustment Amount shall be a "Seller Final Amount".

Final Loss Determination Date:	With respect to a Credit Event Reference Obligation, that date that is (a) for a Work-Out Loss, the final recovery date with respect to the Reference Obligation (as determined by the Buyer in accordance with the Applicable Loan Warehouse Standards), and (b) (i) for an Estimate Loss, if the Credit Event Determination Date with respect to such Reference Obligation occurs on or prior to the Determination Date immediately prior to the Replenishment End Date, such Determination Date, and (ii) if the Credit Event Determination Date with respect to such Reference Obligation occurs after the Determination Date immediately prior to the Replenishment End Date, the Determination Date immediately following the Credit Event Determination Date. The Buyer will determine the final recovery date (where applicable) as the date as of which the Reference Obligation (or the remainder thereof) shall be written off or the formal work-out or sale process shall have been terminated, in each case in accordance with its Applicable Loan Warehouse Standards.

Final Loss Amount:
For each Credit Event Reference Obligation with respect to which the Final Loss Amount is determined on or prior to the Determination Date immediately prior to the Replenishment End Date, the amount determined as of the Final Loss Determination Date (a "Work-Out Loss") to be the greater of (i) zero and (ii) the Credit Event UPB minus the amount recovered by the Buyer in respect of principal upon a work-out or sale of such Credit Event Reference Obligation. The work-out process shall be deemed to commence on the day following the Credit Event Determination Date and will continue until the date on which (a) the Buyer has consummated the sale of such Credit Event Reference Obligation or (b) the Buyer has determined that such Credit Event Reference Obligation shall be written off or that the work-out process in respect of such Credit Event Reference Obligation has been completed.

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With respect to any Credit Event Reference Obligation for which a Work-Out Loss is not determined on or prior to the Determination Date immediately prior to the Replenishment End Date, the Buyer shall determine such Final Loss Amount (an "Estimate Loss") by making a good faith estimate of all recoveries that the Buyer will receive on such Credit Event Reference Obligation, which shall reflect the criteria set out in this paragraph. For the purposes of the determination of the Final Loss Amount, the aggregate outstanding principal balance of the relevant Reference Obligation (including, for the avoidance of doubt, any portion of such Reference Obligation that is not subject to the terms of this Confirmation) shall be applicable.

The Final Loss Amount:
(a) shall take into account, if the relevant Credit Event is Bankruptcy or Failure to Pay, any amount received from any third party (which, for the avoidance of doubt, shall include any amount received under any indemnity, surety, or guarantee) which is paid to the Buyer in discharge of the Reference Entity's obligations under the relevant Credit Event Reference Obligation; and
(b) if the relevant Credit Event is Restructuring, shall:
(i) take into account the present value of any change in interest amounts to be paid to Buyer in consideration for effecting or in connection with such Restructuring;
(ii) not take into account any other payments received by the Buyer in respect of interest in respect of the Credit Event Reference Obligation or fees applicable to such Credit Event Reference Obligation; and
(iii) take into account any payments received by the Buyer in respect of principal payments in respect of such Credit Event Reference Obligation.
For the avoidance of doubt, the Final Loss Amount shall (i) be determined net of any Recovery Costs and Expenses, and (ii) not be less than zero.

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Recoveries for this purpose will include amounts recovered by the Buyer from a work-out or sale of the Reference Obligation (or relevant collateral) conducted in a commercially reasonable manner and with the objective to maximize recoveries and minimize losses in accordance with the Applicable Loan Warehouse Standards (and disregarding for such purposes the effect of any credit protection provided hereunder). Recoveries on a Credit Event Reference Obligation will be allocated in accordance with the terms of the definitive loan documentation for such Reference Obligation.

“Recovery Costs and Expenses” shall be the out-of-pocket costs and expenses incurred by the Buyer in connection with the recovery, work-out or sale of the Credit Event Reference Obligation (or relevant collateral) in accordance with the Applicable Loan Warehouse Standards and the terms of the Reference Obligation, in each case other than any such costs or expenses that are paid or reimbursed by the Reference Entity.

True-Up Amounts and True-Down Amounts:
True-Up Amounts and True-Down Amounts shall only be applicable to a Credit Event Reference Obligation with respect to which a Final Loss Amount is determined on or prior to the Determination Date immediately prior to the Replenishment End Date.

If a Work-Out Loss has been determined with respect to a Credit Event Reference Obligation:

An amount determined by the Buyer on the Determination Date immediately prior to the Termination Date equal to (x) the sum of all additional recoveries on such Credit Event Reference Obligation (net of Recovery Costs and Expenses) obtained after such Final Loss Determination Date, multiplied by (y) the Reference Obligation Factor (a "True-Up Amount (1)").

If an Estimate Loss has been determined with respect to a Credit Event Reference Obligation, either (1) or (2) below:

(1) If, prior to the Determination Date before the Termination Date, the Buyer has (a) consummated the sale of such Credit Event Reference Obligation or (b) the Buyer has determined that such Credit Event Reference Obligation shall be written off or that the work-out process in respect of such Credit Event Reference Obligation has been completed, an amount equal to (x)(A) (1) the Credit Event UPB minus (2) the total amount recovered by the Buyer in respect of principal upon a work-out or sale of such Credit Event Reference Obligation, minus (B) the Final Loss Amount previously determined with respect to such Credit Event Reference Obligation, multiplied by (y) the

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Reference Obligation Factor. If such amount is positive, such amount shall be a "True-Down Amount (2)". If such amount is negative, the absolute value of such amount shall be a "True-Up Amount (2)". The amount recovered by the Buyer shall be determined in accordance with the provisions and the criteria of the Final Loss Amount provision above. Notwithstanding that any True-Up Amount (2) or True-Down Amount (2) is determined prior to the Determination Date immediately prior to the Termination Date, each such amount shall be deemed to be determined on such Determination Date.

(2) If (1) above is not applicable, an amount determined on the Determination Date immediately prior to the Termination Date equal to (x)(A) (1) the Credit Event UPB minus (2) a good faith estimate of all recoveries that the Buyer will receive on such Credit Event Reference Obligation, minus (B) the Final Loss Amount previously determined with respect to such Credit Event Reference Obligation, multiplied by (y) the Reference Obligation Factor. If such amount is positive, such amount shall be a "True-Down Amount (3)". If such amount is negative, the absolute value of such amount shall be a "True-Up Amount (3)". The good faith estimate made by the Buyer shall be determined in accordance with the provisions and the criteria of the Final Loss Amount provision above.

Each True-Up Amount (1), True-Up Amount (2) and True-Up Amount (3), a "True-Up Amount".

Each True-Down Amount (2) and True-Down Amount (3), a "True-Down Amount".

For the purposes of determining any True-Up Amount or True-Down Amount, the aggregate outstanding principal balance of the relevant Reference Obligation (including, for the avoidance of doubt, any portion of such Reference Obligation that is not subject to the terms of this Confirmation) shall be applicable.

Multiple Credit Events:	For the avoidance of doubt, an Initial Loss Determination Date and/or a Final Loss Determination Date may occur in respect of more than one Reference Obligation, and accordingly more than one Initial Loss Amounts, Seller Final Amounts and/or Buyer Final Amounts may be determined under this Transaction.

Buyer Adjustment Amount:
For a Credit Event Reference Obligation, upon the date of the determination of the Final Loss Amount, an amount equal to the product of (i) the Buyer Final Amount, (ii) the Adjustment Rate, and (iii) the Day Count Fraction for the period from and including the Initial Loss Determination Date to but excluding the Final Loss Determination Date. If there is no Buyer Final Amount with respect to such Credit Event Reference Obligation, the Buyer Adjustment Amount shall be zero.
Buyer Adjustment Amounts shall be added to the Aggregate Interest Amount in accordance with the terms of the Note Purchase Agreement.

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Seller Adjustment Amount:
For a Credit Event Reference Obligation, upon the date of the determination of the Final Loss Amount, an amount equal to the product of (i) the Seller Final Amount, (ii) the Adjustment Rate, and (iii) the Day Count Fraction for the period from and including the Initial Loss Determination Date to but excluding the Final Loss Determination Date. If there is no Seller Final Amount with respect to such Credit Event Reference Obligation, the Seller Adjustment Amount shall be zero.
Seller Adjustment Amounts shall be subtracted from the Aggregate Interest Amount in accordance with the terms of the Note Purchase Agreement.

Adjustment Rate:	A rate equal to the applicable “Interest Rate” (as determined in accordance with the Note Purchase Agreement for the relevant period).

Day Count Fraction:	Actual/360

5.    Additional Terms:
(a)    Error Adjustment Amounts. The Buyer, the Seller and the Calculation Agent agree that if any Final Loss Amount for a Credit Event Reference Obligation proves, after the date of determination thereof but prior to the Final Replenishment End Date, to have been determined in error (in each case as reasonably determined by the Calculation Agent), then the following shall occur with respect to all relevant Credit Event Reference Obligations (and, for the avoidance of doubt, so long as the Termination Date has not occurred) (without duplication of any True-Up Amounts or True-Down Amounts):
(1)    the Calculation Agent shall calculate, for each such Credit Event Reference Obligation the amount equal to the product of (i) (x) the Final Loss Amount that was actually determined, minus (y) the Final Loss Amount that that should rightfully have been determined, multiplied by (ii) the Reference Obligation Factor, (such amount, the “Error Adjustment Amount”); and
(2)    if any such Error Adjustment Amount is positive, such Error Adjustment Amount shall be added to the Credit Protection Notional Amount, and if any such Error Adjustment Amount is negative, the absolute value of such Error Adjustment Amount shall be subtracted from the Credit Protection Notional Amount.
(b)    Calculation Agent Notifications. The Calculation Agent will notify the Buyer and the Seller in writing of any Initial Loss Amount, Final Loss Amount, Seller Final Amount and Buyer Final Amount determined hereunder as soon as reasonably practicable after determining the same.
(c)    Calculation Agent Determinations, Considerations, Elections, Selections, Calculations and Other Matters. All determinations, considerations, elections, selections, calculations and other matters to be decided upon under the Transaction described herein shall be made by the Calculation Agent in its discretion acting in good faith.

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(d)    Verification Agent. Buyer has appointed a nationally recognized independent accounting firm as Verification Agent under this Agreement (the "Verification Agent"). The Verification Agent shall perform the Agreed upon Procedures set out in Schedule C hereto (the "Agreed Upon Procedures").

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Please confirm your agreement to be bound by the terms of the foregoing by executing a copy of this Confirmation and returning it to us.
Yours sincerely,
[  ]
By:
Name:
Title:
Confirmed as of the date first above written:
[  ]

By:
Name:
Title:

Schedule A
Reference Pool

LoanID        UPB        Percentage     Reference Obligation Notional Amount

Sch. A-1

Schedule B-1
Reference Obligation Eligibility Criteria
Each Reference Obligation must meet the following eligibility criteria as of the Effective Date and each Replenishment Date with respect to such Reference Obligation:
1.    [list]
2.

Schedule B-2
Portfolio Criteria
As of the Effective Date and the date of any Replenishment, the following criteria must be satisfied (or, if any of such criteria was not satisfied prior to the Replenishment, such criteria must be improved following such Replenishment):
1.    [list]
2.

Sch. B-2-1

Schedule C
Agreed Upon Procedures10
Draft for discussion purposes only
Scope of Services
Quarterly Investor Reports
The agreed-upon procedures the Verification Agent expects to apply to each Quarterly Investor Report are as follows:
•    [list]

10 The Agreed Upon Procedures are in draft form and are subject to further review and amendment by the parties.

Sch. 2-1

SCHEDULE 3
FORM OF PURCHASER REPRESENTATION LETTER
[●], 20[●]
Western Alliance Bank
1 East Washington Street
Suite 1400
Phoenix, AZ 85004]

J.P. Morgan Securities LLC, as placement agent
383 Madison Avenue, 8th Floor
New York, NY 10179

Ladies and Gentlemen:
In connection with its purchase of the Senior Unsecured Credit-Linked Notes due December 24, 2024 (the "Notes") issued by Western Alliance Bank (the "Issuer"), pursuant to the Note Purchase Agreement, dated as of June 28, 2021 (the "Note Purchase Agreement"), among the Issuer and the Purchasers party thereto, the undersigned (the "Purchaser") hereby makes the following acknowledgments and representations in favor of the Issuer and J.P. Morgan Securities LLC as placement agent (the “Placement Agent”):

Capitalized terms used herein and not otherwise defined herein shall have the meaning specified in the Note Purchase Agreement.
1.    The Purchaser is duly incorporated and validly existing under the laws of the jurisdiction of its organization or incorporation and, if relevant under such laws, in good standing.
2.    The Purchaser has the power to execute and deliver this Letter and the Note Purchase Agreement, to carry on the activities in which it is engaged and to purchase the Notes which it has agreed to purchase, and has taken all necessary actions to authorize such execution, delivery, performance and purchase, and this Purchaser Representation Letter (this "Letter") and the Note Purchase Agreement constitute its legal, valid and binding obligations (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)) enforceable against the Purchaser in accordance with its terms
3.    The execution and delivery of this Letter and the Note Purchase Agreement and the performance of its obligations under this Letter and the Note Purchase Agreement do not violate or conflict with any law applicable to the Purchaser, any provision of the Purchaser's constitutional documents, or any agreement or instrument to which the

Sch. 3-1

Purchaser is a party or by or to which it is bound or subject, or constitute a default under any such agreement or instrument.
4.    The Purchaser is either:
a.    An “accredited investor” as defined in Rule 501 under the Securities Act that is also a "qualified institutional buyer" as defined in Rule 144A under the Securities Act (a "QIB") that is acquiring the Notes for its own account or for the account of a QIB; or
b.    a Person that is not a "U.S. Person" as defined in Regulation S under the Securities Act that is acquiring the Notes in reliance on an exemption from registration pursuant to Regulation S and is acquiring the Notes for its own account or for the account of a non-U.S. Person, and is not acquiring the Notes with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act.

5.    The Purchaser is either:
a.    acquiring the Notes solely for its own account, and represents that is acting as principal on an arm's length basis for bona fide and commercial reasons and not as agent of any other person or as a fiduciary for or an advisor to it in connection with its purchase of the Notes, and acknowledges that the Issuer has not acted otherwise than in the capacity of principal and an arm's-length contractual counterparty; or
b.    acquiring the Notes as a fiduciary or agent for one or more investor accounts, and represents that it has sole investment discretion with respect to each such account and it has full power to make the acknowledgments, representations, warranties and agreements in this Letter on behalf of each such account.
6.    The Purchaser understands that the Notes are being sold in a transaction not involving any public offering within the meaning of the Securities Act and that the Notes have not been registered under the Securities Act. The Purchaser understands that the Notes may not be resold, transferred, pledged or otherwise disposed of by the Purchaser absent an effective registration statement under the Securities Act or an applicable exemption from the registration requirements of the Securities Act and in compliance with any applicable state securities laws or securities laws of other applicable jurisdictions, and that the Notes shall be subject a legend to such effect. The Purchaser further understands that the Issuer is not under any obligation to register the Notes or to make an exemption from such registration available.
7.    The Purchaser understands that the Notes may be resold, pledged or transferred only to (i) a person reasonably believed to be a QIB that purchases for its own account or for the account of a QIB to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, if the transfer is otherwise made in accordance with any applicable securities laws of any state of the United States or any other relevant

Sch. 3-2

jurisdiction or (ii) non-U.S. persons in offshore transactions in reliance on Regulation S and in accordance with applicable law. By its execution of this agreement, the Purchaser agrees that it will not resell, pledge or transfer any of its Notes to anyone otherwise than in strict compliance with Rule 144A or Regulation S, or pursuant to another exemption from registration under the Securities Act and all applicable state securities laws, and in strict compliance with the provisions set forth in the Note Purchase Agreement. The Purchaser will not attempt to transfer any or all of its Notes (or any interest therein) pursuant to Rule 144A unless the Purchaser offers and sells such Notes (or interest) only to QIBs or to offerees or purchasers that the Purchaser and any person acting on behalf of the Purchaser reasonably believe (as described in paragraph (d)(l) of Rule 144A) is a QIB.
8.    The Purchaser understands and agrees that, subject to Section 4.6 of the Note Purchase Agreement, the Notes may not be offered, sold, pledged or otherwise transferred without the prior written consent of the Issuer, and the Notes will be subject to other transfer restrictions. Because of these transfer restrictions, the Purchaser may not be able to readily resell the Notes and may be required to bear the financial risk of an investment in the Notes for an indefinite period. The Purchaser is familiar with such restrictions and confirms that its acquisition of the Notes complies with such restrictions and understands that any purchaser or other transferee of any Notes from it will be required to comply with such restrictions and that it will provide notice of such restrictions to any prospective purchaser or other transferee, including that such Purchaser is relying on the exemption from registration under the Securities Act provided by Rule 144A thereunder or Regulation S; provided, that the Purchaser may satisfy such notice obligation by delivering any such transferee with a copy of the executed Note Purchase Agreement The Purchaser has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Notes.
9.    The Purchaser will not, at any time, offer to sell the Notes by any form of general solicitation or advertising, including, but not limited to, any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio or seminar or meeting whose attendees have been invited by general solicitations or advertising.
10.    The Purchaser acknowledges that it is aware that there are unique and substantial risks incident to the acquisition and ownership of the Notes and has determined that acquisition and ownership of the Notes will be a suitable investment for the Purchaser.
11.    The Purchaser has such knowledge and experience to be capable of evaluating the merits and risks of, and making an informed business decision with regard to, the acquisition of the Notes. The Purchaser has determined that it has the ability to bear the economic risks of an investment in the Notes, including the potential loss of all its investment.
12.    The Purchaser (i) has received or has had access to all the information it deemed necessary to make an informed investment decision with respect to an acquisition of the Notes; and (ii) has had the opportunity to ask questions of the representatives of the

Sch. 3-3

Issuer concerning the Issuer, the Notes, the Reference Obligations, the Reference Entities and any other matters it deems relevant, and has received answers to such questions as it requires in order to make its investment decision with respect to the notes.
13.    The Purchaser is not relying on any communication (written or oral) of any person other than [ ], acting as the Purchaser's [Investment Advisor/Sub-Advisor] (the "Advisor"), including but not limited to the Issuer or the Placement Agent as investment advice or recommendation to purchase the Notes or as to any regulatory, accounting, economic, tax or other related matters, it being understood that information and explanations related to its purchase of the Notes (other than from the Advisor) shall not be considered investment advice or a recommendation to purchase the Notes. The Purchaser has consulted such financial, legal, tax, regulatory, investment, accounting and other advisors as it has deemed necessary or appropriate in connection with its purchase of the Notes, including the Advisor, and has made its own assessment and satisfied itself concerning such considerations relevant to its purchase of the Notes.
14.    The Purchaser has not received from the Issuer or the Placement Agent (directly or indirectly through any other person) any assurance, guarantee or representation whatsoever as to the expected results, profitability, return, performance, effect, consequence or benefit of this Letter, its purchase of the Notes or other documentation.
15.    The Purchaser acknowledges and agrees that (i) no offering document will be provided or prepared with respect to the Issuer or in connection with the offer and sale of the Notes, (ii) there may be limited or no public information available concerning the Reference Entities or the Reference Obligations, (iii) except to the extent of any representations and warranties in the Note Purchase Agreement, the Issuer has not made and does not make any representation, express or implied, as to the Issuer, any Reference Obligation, any Reference Entity, any guarantor thereof, or any assets securing or underlying any Reference Obligation (including without limitation any information or statements concerning the origination, underwriting, sale or servicing of the Reference Obligation), and (iv) except to the extent of any representations and warranties of the Issuer in the Note Purchase Agreement, the Purchaser is not relying on any representation, express or implied, of the Issuer or any other Person. The Purchaser is relying solely on its own diligence investigation, its own financial, credit, legal and other analysis, and whatever sources of information it has deemed appropriate, reliable and adequate, with respect to its purchase of the Notes. The Purchaser understands and agrees that none of the Issuer, the Placement Agent, or any of the Issuer's or the Placement Agent’s Affiliates has provided, nor will provide to the Purchaser prior to the time of the entry by the Purchaser into a commitment to purchase the Notes, with any other information or advice regarding the Issuer or the Notes or any related matters and that neither the Issuer, the Placement Agent nor any of the Issuer’s or the Placement Agent’s Affiliates had or continues to have any obligation to provide Purchaser any information or documents in connection with any such review.

Sch. 3-4

16.    The Purchaser hereby acknowledges and agrees that the Notes are solely the obligations of the Issuer and that the Placement Agent makes no representation or warranty and assumes no obligation or liability whatsoever, whether express or implied, as to the Notes, the Issuer, any Reference Obligation, any Reference Entity or any other aspect or matter related to the transactions contemplated in the Note Purchase Agreement (including without limitation, the CDS), and that the Placement Agent shall have no liability whatsoever to the Purchaser with respect to the Notes or the transactions under the Note Purchase Agreement. The Purchaser acknowledges that the Placement Agent has not made and will not make any investigation into, and has not conducted and will not conduct any due diligence with respect to, the Issuer, any Reference Obligation or any Reference Entity or any other matter related to the transactions contemplated in the Note Purchase Agreement (including without limitation, the CDS).
17.    The Purchaser acknowledges that certain determinations under the Note Purchase Agreement and the CDS, including as to the designation of Credit Events and calculation of Final Loss Amounts, will be made solely by the Issuer in its discretion and may affect the value of the Purchaser’s Notes. Neither the Placement Agent nor the Paying Agent will have any role in making, or any responsibility for, any such determinations. The Purchaser acknowledges that the Issuer may be aware or come into possession of information concerning Reference Entities or Reference Obligation that may not be available to the Purchaser, and may make determinations under the Note Purchase Agreement and CDS on the basis of such information, without being obligated to provide such information to the Purchaser, and the Purchaser does not require the disclosure of or access to, is not relying on, any such information in making its decision to invest in the Notes.
18.    The Purchaser understands and acknowledges that the Notes are unsecured obligations of the Issuer, are not entitled to the benefit of any deposit or similar insurance, and are subordinated to the obligations of the Issuer to its depositors by operation of law.
19.    The Purchaser understands and acknowledges that it will not have or acquire by virtue of the Notes any legal or beneficial interest in the Reference Obligations, and that it will have no right to direct or consult with the Issuer with respect to any determination or action with respect to the Reference Obligations or the exercise of any rights or remedies with respect thereto.
20.    The Purchaser has received no public solicitation or advertisement with respect to the Notes.
21.    The Purchaser represents, warrants and covenants (on the date of acquisition of a Note or any interest in a Note and throughout the period of holding such Note or any interest therein) that (Please check the category that applies):
a.    ☐    it is not a "Benefit Plan Investor";
* A "Benefit Plan Investor" is: (i) an employee benefit plan (as defined in Section 3(3) of ERISA) subject to Title I of ERISA (e.g., U.S. corporate plans); (ii) a plan (as defined in Section 4975(e)(1) of the Code) subject to Section 4975

Sch. 3-5

of the Code (e.g., individual retirement accounts ("IRAs")); or (iii) an entity (such as a passive investment fund) whose underlying assets include, or are deemed to include under the U.S. Department of Labor regulation at 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA (the "ERISA Plan Asset Regulation"), or otherwise for purposes of Title I of ERISA or Section 4975 of the Code, "plan assets" generally because of the plan's (described in (i) or (ii)) investment in the entity. Any entity that is a Benefit Plan Investor by virtue of (iii) above should check the box at Section 22c below.

b.    ☐    it is a Benefit Plan Investor and Section 21c does not apply;
c.    ☐    it is a Benefit Plan Investor because it, or the entity on whose behalf it is acting, is an entity or fund whose underlying assets include "plan assets" by reason of a Benefit Plan Investor's investment in such entity;
Examples: (i) an insurance company separate account, (ii) a bank collective trust fund and (iii) a hedge fund or other private investment vehicle where 25% or more of the value of any class of its equity is held by Benefit Plan Investors.

If you checked this clause c, please indicate the maximum percentage of the entity or fund that will constitute “plan assets” for purposes of the ERISA 25% limitation for purposes of Title I of ERISA or Section 4975 of the Code: ______%. If no percentage is provided, 100% will apply.

d.    ☐    it is an insurance company purchasing the Notes with funds from its general account (i.e., the insurance company's corporate investment portfolio), whose assets, in whole or in part, could constitute "plan assets" under Section 401(a) of ERISA;

The maximum percentage of the insurance company general account that may constitute "plan assets" under Section 401(a) of ERISA for purposes of determining compliance with the ERISA 25% limitation for purposes of Title I of ERISA or Section 4975 of the Code: ____%. If no percentage is provided, 100% will apply.

e.    ☐    it has Controlling Person status with respect to the Issuer;
*A "Controlling Person" is: (i) a person (including an entity) that has discretionary authority or control with respect to the assets of the Issuer; (ii) a person (including an entity) that provides investment advice for a fee (direct or indirect) with respect to the assets of the Issuer; or (iii) an "affiliate" of any such person described in (i) or (ii) (as defined in paragraph (f)(3) of the ERISA Plan Asset Regulation). For purposes of this representation, an "affiliate" is any person controlling, controlled by or under common control with the Issuer or any of its investment advisers, including by reason of having the power to

Sch. 3-6

exercise a controlling influence over the management or policies of the Issuer or its investment adviser(s).

22.    The Purchaser represents that it will hold and transfer at least the minimum denomination of such Notes.
23.    The Purchaser represents that none of such Purchaser or any of its affiliates (as such term is defined in Rule 501(b) of Regulation D under the Securities Act) or any other Person acting on any of their behalf has engaged or will engage, in connection with the Notes, in any form of (i) general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act or (ii) directed selling efforts within the meaning of Rule 902(c) of Regulation S thereunder.
24.    The Purchaser represents that it is aware that, except as otherwise provided in the Note Purchase Agreement, (i) any Notes being sold to it in reliance on Rule 144A will be represented by a Regulation 144A Global Note and that beneficial interests therein may be held only through DTC and (ii) any Notes being sold to it in reliance on Regulation S will be represented by a Regulation S Global Note and that beneficial interests therein may be held only through DTC for the respective accounts of Euroclear or Clearstream.
25.    The Purchaser acknowledges and agrees that:
a.    its acquisition, holding and disposition of the Notes will not: (i) constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or in a non-exempt violation of any U.S. federal, state, local or non-U.S. law or regulation that is similar to the fiduciary responsibility and prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code ("Similar Law"); and (ii) subject the Issuer to any Similar Law
b.    except with respect to transfers from the Issuer on the Closing Date, transfers of the Notes to Benefit Plan Investors or Controlling Persons are prohibited;
c.    no transfer of any Notes will be effective, and no such transfer will be recognized, if it may result in 25% or more of the Aggregate Principal Balance of the Notes being held by Benefit Plan Investors, disregarding for purposes of this determination the Aggregate Principal Balance of the Notes held by persons that have represented that they are Controlling Persons; and
d.    any purported transfer of the Notes to a purchaser or transferee that does not comply with the requirements described in this Section 23 that is subsequently shown to be false or misleading or whose beneficial ownership causes a violation of the ERISA 25% limitation shall be of no force and effect, shall be null and void ab initio, and the Issuer shall have the right to direct such purchaser or transferee to transfer such Notes to a person who meets the requisite criteria.
26.    As of the date hereof, the Purchaser will provide a properly completed and duly executed tax form including without limitation IRS Form W-9, W-8ECI, W-8BEN or

Sch. 3-7

W-8BEN-E, or other U.S. federal income tax Form, as applicable, in each case directly or one or more of such forms under cover of a properly completed and duly executed IRS Form W-8IMY. The Purchaser agrees that upon reasonable request or if any form it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or promptly notify the Borrower in writing of its legal inability to do so
27.    The Purchaser understands, subject to the terms of the Note Purchase Agreement, that it will assume and be responsible to pay any and all taxes of any jurisdiction or governmental or regulatory authority, including, without limitation, any state or local taxes or other like assessment or charges that may be applicable to any payment to it in respect of the Notes.
28.    The Purchaser acknowledges that the Notes shall be subject to a legend substantially as follows:
THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO A PERSON (1) THAT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT, AS AMENDED (“RULE 144A”)) (2) THAT WAS NOT FORMED FOR THE PURPOSE OF INVESTING IN THE ISSUER, (3) THAT HAS RECEIVED THE NECESSARY CONSENT FROM ITS BENEFICIAL OWNERS WHEN THE HOLDER IS A PRIVATE INVESTMENT COMPANY FORMED BEFORE APRIL 30, 1996, (4) THAT IS NOT A BROKER-DEALER WHICH OWNS AND INVESTS ON A DISCRETIONARY BASIS LESS THAN U.S.$25 MILLION IN SECURITIES OF ISSUERS THAT ARE NOT AFFILIATED PERSONS OF THE DEALER AND (5) THAT IS NOT A PLAN REFERRED TO IN PARAGRAPH (A)(1)(i)(D) OR (A)(1)(i)(E) OF RULE 144A OR A TRUST FUND REFERRED TO IN PARAGRAPH (A)(1)(i)(F) OF RULE 144A THAT HOLDS THE ASSETS OF SUCH A PLAN, IF INVESTMENT DECISIONS WITH RESPECT TO THE PLAN ARE MADE BY THE BENEFICIARIES OF THE PLAN OR (B) TO A PERSON THAT IS NOT A “U.S. PERSON” (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT), AND IS NOT ACQUIRING A BENEFICIAL INTEREST HEREIN FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON, IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S, AND, IN EACH CASE, IN COMPLIANCE WITH THE CERTIFICATION AND OTHER REQUIREMENTS SPECIFIED IN THE NOTE PURCHASE AGREEMENT REFERRED TO HEREIN AND IN COMPLIANCE WITH ANY APPLICABLE SECURITIES LAW OF ANY APPLICABLE JURISDICTION. THE ISSUER OF THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE INVESTMENT COMPANY ACT.
THE ISSUER HAS THE RIGHT, UNDER THE NOTE PURCHASE AGREEMENT, TO COMPEL ANY BENEFICIAL OWNER OF AN INTEREST IN THIS NOTE THAT IS A U.S. PERSON AND IS NOT A QUALIFIED INSTITUTIONAL BUYER OR TO SELL ITS INTEREST IN THE NOTE, OR MAY SELL SUCH INTEREST ON BEHALF OF SUCH OWNER.

Sch. 3-8

THE HOLDER HEREOF SHALL BE DEEMED TO REPRESENT, WARRANT AND COVENANT (ON THE DATE OF ACQUISITION OF THIS NOTE (OR ANY INTEREST HEREIN) AND THROUGHOUT THE PERIOD OF HOLDING THIS NOTE (OR ANY INTEREST HEREIN)) THAT (I) EITHER (A) IT IS NOT AND IS NOT ACTING ON BEHALF OF (AND FOR SO LONG AS IT HOLDS THIS NOTE OR AN INTEREST HEREIN WILL NOT BE, AND WILL NOT BE ACTING ON BEHALF OF) (X) AN "EMPLOYEE BENEFIT PLAN" WITHIN THE MEANING OF SECTION 3(3) OF THE UNITED STATES EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), AND SUBJECT TO THE PROVISIONS OF PART 4 OF SUBTITLE B OF TITLE I OF ERISA, (Y) A "PLAN" WITHIN THE MEANING OF AND SUBJECT TO SECTION 4975 OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR (Z) ANY PERSON OR ENTITY WHOSE UNDERLYING ASSETS INCLUDE "PLAN ASSETS" WITHIN THE MEANING OF 29 C.F.R. § 2510.3-101 (AS MODIFIED BY SECTION 3(42) OF ERISA) BY REASON OF ANY SUCH EMPLOYEE BENEFIT PLAN'S OR PLAN'S INVESTMENT IN SUCH PERSON OR ENTITY OR OTHERWISE FOR PURPOSES OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (EACH OF THE FOREGOING, A "BENEFIT PLAN INVESTOR"), OR A GOVERNMENTAL, CHURCH, NON-U.S. OR OTHER PLAN WHICH IS SUBJECT TO ANY FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAW OR REGULATION THAT IS SUBSTANTIALLY SIMILAR TO THE PROHIBITED TRANSACTION PROVISIONS OF SECTION 406 OF ERISA AND/OR SECTION 4975 OF THE CODE ("SIMILAR LAW"), OR (B) ITS ACQUISITION, HOLDING AND DISPOSITION OF THIS NOTE (OR ANY INTEREST HEREIN) WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE, OR, IN THE CASE OF A GOVERNMENTAL, CHURCH, NON-U.S. OR OTHER PLAN, A VIOLATION OF ANY SIMILAR LAW AND (II) IT WILL NOT SELL OR TRANSFER THIS NOTE (OR ANY INTEREST HEREIN) TO AN ACQUIROR ACQUIRING THIS NOTE (OR ANY INTEREST HEREIN) UNLESS THE ACQUIROR MAKES THE FOREGOING REPRESENTATIONS, WARRANTIES AND AGREEMENTS DESCRIBED IN CLAUSE (I) HEREOF. ANY PURPORTED TRANSFER OF THIS NOTE IN VIOLATION OF THE REQUIREMENTS SET FORTH IN THIS PARAGRAPH SHALL BE NULL AND VOID AB INITIO.
EACH PURCHASER OR TRANSFEREE OF THIS NOTE OR ANY INTEREST HEREIN THAT IS A BENEFIT PLAN INVESTOR WILL BE DEEMED TO HAVE REPRESENTED, WARRANTED AND AGREED THAT (A) NONE OF THE ISSUER OR ANY OF ITS AFFILIATES HAS PROVIDED ANY INVESTMENT RECOMMENDATION OR INVESTMENT ADVICE TO THE BENEFIT PLAN INVESTOR OR ANY FIDUCIARY OR OTHER PERSON INVESTING ON BEHALF OF THE BENEFIT PLAN INVESTOR, OR WHO OTHERWISE HAS DISCRETION OR AUTHORITY OVER THE INVESTMENT AND MANAGEMENT OF "PLAN ASSETS" (A "PLAN FIDUCIARY"), ON WHICH EITHER THE BENEFIT PLAN INVESTOR OR PLAN FIDUCIARY HAS RELIED IN CONNECTION WITH THE DECISION TO PURCHASE THIS NOTE, AND THAT THE ISSUER IS NOT OTHERWISE UNDERTAKING TO ACT AS A FIDUCIARY, AS DEFINED IN SECTION 3(21) OF ERISA OR SECTION 4975(e)(3) OF THE CODE, TO THE BENEFIT

Sch. 3-9

PLAN INVESTOR OR THE PLAN FIDUCIARY IN CONNECTION WITH THE BENEFIT PLAN INVESTOR'S ACQUISITION OF THIS NOTE; AND (B) THE PLAN FIDUCIARY IS EXERCISING ITS OWN INDEPENDENT JUDGEMENT IN EVALUATING THE TRANSACTION.
THIS NOTE MAY BE PURCHASED BY A BENEFIT PLAN INVESTOR OR A CONTROLLING PERSON (EACH, AS DEFINED IN THE NOTE PURCHASE AGREEMENT) ONLY SUBJECT TO CERTAIN CONDITIONS AS SET FORTH IN THE NOTE PURCHASE AGREEMENT.
NO TRANSFER OF THIS NOTE OR ANY INTEREST HEREIN WILL BE PERMITTED, AND THE ISSUER WILL NOT RECOGNIZE ANY SUCH TRANSFER, IF IT WOULD CAUSE 25% OR MORE OF THE TOTAL VALUE OF THE NOTES TO BE HELD BY BENEFIT PLAN INVESTORS, DISREGARDING NOTES (OR ANY INTERESTS THEREIN) HELD BY CONTROLLING PERSONS ("25% LIMITATION").
THE ISSUER HAS THE RIGHT, UNDER THE NOTE PURCHASE AGREEMENT, TO COMPEL ANY BENEFICIAL OWNER OF A NOTE WHO HAS MADE OR HAS BEEN DEEMED TO MAKE A PROHIBITED TRANSACTION, BENEFIT PLAN INVESTOR, CONTROLLING PERSON OR SIMILAR LAW REPRESENTATION THAT IS SUBSEQUENTLY SHOWN TO BE FALSE OR MISLEADING OR WHOSE OWNERSHIP OTHERWISE CAUSES A VIOLATION OF THE 25% LIMITATION TO SELL ITS INTEREST IN THE NOTE, OR MAY SELL SUCH INTEREST ON BEHALF OF SUCH OWNER.
TRANSFERS OF THIS NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE NOTE PURCHASE AGREEMENT REFERRED TO HEREIN.
THE FAILURE TO PROVIDE THE ISSUER, THE TRUSTEE OR ANY PAYING AGENT WITH THE PROPERLY COMPLETED AND SIGNED APPLICABLE TAX CERTIFICATIONS (GENERALLY, IN THE CASE OF U.S. FEDERAL INCOME TAX, AN INTERNAL REVENUE SERVICE FORM W-9 (OR APPLICABLE SUCCESSOR FORM) IN THE CASE OF A PERSON THAT IS A “UNITED STATES PERSON” WITHIN THE MEANING OF SECTION 7701(a)(30) OF THE CODE OR THE APPROPRIATE INTERNAL REVENUE SERVICE FORM W-8 (OR APPLICABLE SUCCESSOR FORM) IN THE CASE OF A PERSON THAT IS NOT A “UNITED STATES PERSON” WITHIN THE MEANING OF SECTION 7701(a)(30) OF THE CODE) OR THE FAILURE TO MEET ITS NOTEHOLDER REPORTING OBLIGATIONS MAY RESULT IN WITHHOLDING FROM PAYMENTS IN RESPECT OF SUCH NOTE, INCLUDING U.S. FEDERAL WITHHOLDING OR BACK-UP WITHHOLDING.
EACH HOLDER AND BENEFICIAL OWNER OF THIS NOTE OR AN INTEREST IN THIS NOTE WILL BE REQUIRED TO PROVIDE ANY INFORMATION AS IS NECESSARY (IN THE SOLE DETERMINATION OF THE ISSUER, THE ISSUING AGENT AND ANY PAYING AGENT) FOR THE ISSUER, THE ISSUING AGENT AND ANY PAYING AGENT TO DETERMINE THEIR OBLIGATIONS UNDER FATCA (AS

Sch. 3-10

DEFINED IN THE NOTE PURCHASE AGREEMENT REFERRED TO HEREIN) (OR ANY INTERGOVERNMENTAL AGREEMENT ENTERED INTO IN CONNECTION THEREWITH) OR ANY SIMILAR LAW.
EACH HOLDER AND BENEFICIAL OWNER OF THIS NOTE AGREES TO TREAT THIS NOTE FOR UNITED STATES FEDERAL, STATE AND LOCAL INCOME, SINGLE BUSINESS AND FRANCHISE TAX PURPOSES AS DEBT OF THE ISSUER.
29.    The Purchaser shall comply with the confidentiality obligations set forth in Section 15.1 of the Note Purchase Agreement; provided, however, notwithstanding anything in the Note Purchase Agreement to the contrary, Purchaser shall be permitted to disclose Confidential Information to its advisors (including counsel and accountants)
30.    The Purchaser shall deliver a signed acknowledgement letter to the Verification Agent (as such term is defined in the CDS) acknowledging the terms of the Agreed Upon Procedures (as such term is defined in the CDS).
31.    The Purchaser's address of notice for the purposes of Section 14 of the Note Purchase Agreement is:
Purchaser: [    ] Attention: [    ]
Address: [    ]
Phone Number: [    ] Email: [    ]
32.    Payments of amounts specified in Section 7 of the Note Purchase Agreement shall be made by wire transfer to the following account or such other account in the United States as the Purchaser shall designate in writing to the Issuer not later than the applicable Record Date.
Bank Name: [ ] ABA: []
Account Number: [ ] Account Name: [ ] Attention: [ ]
Ref: [ ]
33.    This Letter and any claims or matters based on, arising of or relating to this Letter or the transactions contemplated hereby shall be governed by and construed in accordance with the governing law of the Note Purchase Agreement.
[Signature page follows]

Sch. 3-11

IN WITNESS WHEREOF, the undersigned has signed this investment letter on behalf of the Purchaser as of the date first set forth above.
[    ]
By:
Name:
Title:

Sch. 3-12

SCHEDULE A
[Reserved]

Sch. 3-13

SCHEDULE B
Form of Acknowledgment Letter
[Date]
[Specified Party]
[ ]
The purpose of this letter is to obtain your written acknowledgment of the following with respect to our engagement to apply the procedures related to Western Alliance Bancorporation (the “Transaction”), pursuant to the Engagement Letter dated June 28, 2021, between [verification agent] (“Verification Agent”) and Western Alliance Bancorporation (the “Bank”) and the related Notification as defined in the Engagement Letter. You have received a draft copy of our agreed-upon procedures report(s) related to the Quarterly Investor Reports and Credit Event Reference Obligation Procedures for the Transaction.
[Insert Legal Name of the Specified Party Company being added as the addressee] (“Specified Party”):
    understands that the procedures performed by Verification Agent as part of the engagement above were agreed to by management of the Bank;
    understands that the intended purpose of the report is [to assist specified parties in evaluating the accuracy of the Quarterly Investor Reports/Credit Event Reference Obligation];
    agrees to the procedures and acknowledges the procedures are appropriate for its purposes. Further, Specified Party acknowledges that Verification Agent makes no representation regarding the appropriateness of the procedures for any purpose;
    understands that an agreed-upon procedures engagement is limited to the performance of procedures agreed to by the Bank and other specified parties and reporting of results of said procedures. Because the agreed-upon procedures do not constitute an examination or review, we have not expressed an opinion or conclusion on [Quarterly Investor Report/Credit Event Reference Obligation of the Bank];
    understands that the agreed-upon procedures report(s) is (are) intended solely for the information and use of the Bank, the Specified Party and other specified parties and is (are) not intended to be and should not be used by those who have not agreed to and acknowledged the appropriateness of the procedures. Notwithstanding the provisions of this letter, our report(s) may be provided (i) to Specified Party’s auditors or legal counsel (solely in its capacity as legal advisers to the Specified Party); (ii) in response to a request from any governmental agency, regulatory authority or self-regulatory authority having or claiming to have jurisdiction over the business or financial affairs of the Specified Party or its affiliates; (iii) in connection with any legal or administrative proceedings relating to the Transaction which is the subject of our report(s); and (iv) to the Specified Party’s parent company or other affiliates and subsidiaries which are included in the consolidated

Sch. 3-14

financial statements of the parent company (collectively, “Affiliates”) for informational purposes in connection with the Transaction that is the subject of this letter or its internal requirements, including internal policies, management requirements, or compliance procedures; provided that such Affiliates have agreed to not further disclose or distribute our report(s) to any other parties;
    understands that Verification Agent has no responsibility or obligation to update the procedures after the date(s) of the agreed-upon procedures report(s);
    understands that the engagement above to apply agreed-upon procedures has been performed in accordance with the attestation standards established by the AICPA;
    to the extent permitted by law, hereby releases Verification Agent and its personnel from and against any and all claims, liabilities, costs, and expenses relating to our services under the above-referenced Engagement Letter. The provisions of this paragraph shall apply regardless of the form of action, damage, claim, liability, cost, expense, or loss asserted, whether in contract, statute, tort (including but not limited to negligence) or otherwise; and
    to the extent permitted by law, will indemnify, defend, and hold Verification Agent and its personnel harmless from and against any and all claims, liabilities, costs, and expenses asserted against Verification Agent by any third party to the extent resulting from or attributable to that party’s use or possession of, or reliance upon, Verification Agent’s report(s) or other reference to Verification Agent’s services hereunder as a result of Specified Party’s disclosure of such report(s) or reference thereto. The foregoing indemnification obligation shall apply regardless of whether the third party claim alleges a breach of contract, violation of statute or tort (including but not limited to negligence) by Verification Agent.

We shall be pleased to discuss this letter with you at any time. Please sign the letter and return it to us.

Sch. 3-15

In witness hereof, the signing party expressly agrees that this letter shall be deemed executed when they provide via electronic communication a PDF of this letter with the digital Authorized Signature of the duly authorized representative(s) affixed to the letter.
Very truly yours,

[Verification Agent]
[Letter Originator]
Partner [Managing Director]
cc:
[Name and Company of Person Being Copied, if applicable]

Acknowledged:

Specified Party	[Specified Party Company]

By

Title

Date

Sch. 3-16

SCHEDULE 4
FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT
This Assignment and Assumption Agreement (this "Assignment"), dated as of [     ], 20[ ] is made by [     ] (the "Assignor") to [     ] (the "Assignee") with the consent of Western Alliance Bank, as Issuer under the Note Purchase Agreement (defined below), pursuant to Section 4.6 of the Note Purchase Agreement, dated as of July 28, 2021 (as amended, supplemented, or otherwise modified and in effect from time to time, the "Note Purchase Agreement"), among Western Alliance Bank, as Issuer and the Purchasers (as defined in the Note Purchase Agreement) party thereto. Capitalized terms used (but not defined) in this Assignment shall have the respective meanings assigned to such terms in the Note Purchase Agreement.
Section 1. Assignment and Assumption. In consideration of the payment by the Assignee to the Assignor, the receipt and sufficiency of which payment is hereby acknowledged, effective on [     ], 20[ ] (the "Effective Date"), the Assignor hereby assigns to the Assignee without recourse and (except as provided below) without representation or warranty, and the Assignee hereby purchases and assumes, [ ] of Outstanding Principal Balance of the Notes, as well as a proportion share of the Assignor's rights and obligations under the Note Purchase Agreement. The Assignor represents and warrants to the Assignee that (i) it is the owner of the Outstanding Principal Balance assigned hereby and (ii) it has not created any lien upon or with respect to the Outstanding Principal Balance assigned hereby.
Section 2. Effect of Assignment.
(a)    From and after the Effective Date, (i) the Assignee shall be a party to and be bound by all of the terms of the Note Purchase Agreement and shall have the rights and obligations of a Purchaser thereunder and (ii) the Assignor shall, to the extent of the assignment effected hereby, relinquish its rights and be released from its obligations under the Note Purchase Agreement. Without limiting the generality of this Section 2(a), the Assignee agrees to submit to the Issuer its duly-executed Purchaser Representation Letter.
(b)    After giving effect to the assignment effected by this Assignment, (i) the Assignor's Outstanding Principal Balance shall be and (ii) the Assignee's Outstanding Principal Balance shall be $     .
Section 3. Miscellaneous.
(a)    The Assignor shall deliver a copy of this Assignment to the Issuer and the Paying Agent.
(b)    THIS ASSIGNMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO ITS CONFLICTS OF LAW PRINCIPLES OTHER

Sch. 4-1

THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).
(c)    This Assignment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Assignment in Portable Document Format (PDF) or in another form of electronic facsimile shall be effective as delivery of a manually executed original counterpart hereof.
IN WITNESS WHEREOF, the parties hereto, by their duly authorized signatories, have executed and delivered this Assignment as of the date first above written.
[ASSIGNOR]
By:
Name:
Title:
[ASSIGNEE]
By:
Name:
Title:
CONSENTED TO:
WESTERN ALLIANCE BANK,
as Issuer
By:
Name:
Title:

Sch. 4-2

SCHEDULE 5
FORMS OF TRANSFER AND EXCHANGE CERTIFICATES

Sch. 5-1

SCHEDULE 5A
FORM OF TRANSFEROR CERTIFICATE FOR TRANSFER OF RULE 144A GLOBAL NOTE OR CERTIFICATED NOTE TO REGULATION S GLOBAL NOTE
[ ]
with a copy to:
[ ]
Re:    WESTERN ALLIANCE BANK (the “Issuer”)
Senior Unsecured Credit Linked Notes due 2024 (the “Notes”)
Reference is hereby made to the Note Purchase Agreement dated as of June 28, 2021 (as amended from time to time, the "Note Purchase Agreement”) between the Issuer and each of the Purchasers. Capitalized terms used but not defined herein shall have the meanings given them in the Note Purchase Agreement.
This letter relates to U.S. $___________ aggregate principal amount of Notes which are held in the form of a [Rule 144A Global Note] [Certificated Note] in the name of [ ] (the “Transferor”) to effect the transfer of the Notes or interest in the Notes in exchange for an equivalent beneficial interest in a Regulation S Global Note.
In connection with such transfer, and in respect of such Notes, the Transferor does hereby certify that such Notes are being transferred to [___________] (the “Transferee”) in accordance with Regulation S under the United States Securities Act of 1933, as amended (the “Securities Act”) and the transfer restrictions set forth in the Note Purchase Agreement and the legends attached to such Notes and that:
a.    the offer of such Notes was not made to a person in the United States;
b.    at the time the buy order was originated, the Transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the Transferee was outside the United States;
c.    no directed selling efforts have been made in contravention of the requirements of Rule 903 or 904 of Regulation S, as applicable;
d.    none of the Transferor or any of its affiliates (as such term is defined in Rule 501(b) of Regulation D under the Securities Act) or any other Person acting on any of their behalf has engaged, in connection with such Notes, in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act;
e.    the Transferor has not solicited offers for such Notes, and has not arranged commitments to purchase such Notes, except in accordance with the Note Purchase Agreement

Sch. 5A-1

and any applicable U.S. federal and state securities laws and the securities laws of any other jurisdiction in which such Notes have been offered;
f.    the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act;
g.    the Transferee is not a U.S. Person; and
h.    the Transferee is a “qualified purchaser” (within the meaning of the Investment Company Act of 1940, as amended, and the rules thereunder, a “Qualified Purchaser”) or an entity beneficially owned exclusively by Qualified Purchasers.
- signature page follows -

Sch. 5A-2

s
The Transferor understands that the Issuer and its counsel will rely upon the accuracy and truth of the foregoing representations, and the Transferor hereby consents to such reliance.

(Name of Transferor)
By:
Name: Title:
Dated: _____________, _____
[●] [●] [●] Attention: [●]

Sch. 5A-3
TRANSFEROR CERTIFICATE FOR TRANSFER TO REGULATION S GLOBAL NOTE

SCHEDULE 5B
FORM OF TRANSFEROR CERTIFICATE FOR TRANSFER OF REGULATION S GLOBAL NOTE OR CERTIFICATED NOTE TO RULE 144A GLOBAL NOTE
[ ]

with a copy to:

[ ]

Re:    WESTERN ALLIANCE BANK (the “Issuer”)
Senior Unsecured Credit Linked Notes due 2024 (the “Notes”)

Reference is hereby made to the Note Purchase Agreement dated as of June 28, 2021 between the Issuer and each of the Purchasers (as amended from time to time, the “Note Purchase Agreement”). Capitalized terms used but not defined herein shall have the meanings given them in the Note Purchase Agreement.
This letter relates to U.S. $_________ aggregate principal amount of Notes which are held in the form of a [Regulation S] [Global Note][Certificated Note] representing Senior Unsecured Credit Linked Notes due 2024 in the name of _________________ (the “Transferor”) to effect the transfer of the Notes or interest in the Notes in exchange for an equivalent beneficial interest in a [Rule 144A Global Note] representing the Senior Unsecured Credit Linked Notes.
In connection with such transfer, and in respect of such Notes, the Transferor does hereby certify that such Notes are being transferred to ____________ (the “Transferee”) (i) in accordance with the transfer restrictions set forth in the Note Purchase Agreement and the legends attached to such Notes and (ii) in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”) (if such transfer is made pursuant to Rule 144A under the Securities Act), and it reasonably believes that the Transferee is purchasing the Notes for its own account or an account with respect to which the Transferee exercises sole investment discretion, the Transferee and any such account is a “qualified institutional buyer” as defined in Rule 144A under the Securities Act or an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act who is purchasing the Notes in a non-public transaction, and also a “qualified purchaser” (within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), a “Qualified Purchaser”) or an entity beneficially owned exclusively by Qualified Purchasers and is purchasing such Notes in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction. The Transferor further certifies that it has notified the Transferee that it may be relying on the exemption from registration under the Securities Act provided by Rule 144A thereunder. The Transferor further certifies (a) that none of itself or any of its affiliates (as such term is defined in Rule 501(b) of Regulation D under the Securities Act) or any other Person acting on any of their behalf, has engaged, in connection with such Notes, in general solicitation or general advertising within the

Sch. 5B-1-

meaning of Rule 502(c) under the Securities Act; and (b) that it has not solicited offers for such Notes, and has not arranged commitments to purchase such Notes, except in accordance with the Note Purchase Agreement and any applicable U.S. federal and state securities laws and the securities laws of any other jurisdiction in which such Notes have been offered.
- signature page follows -

Sch. 5B-2-

The Transferor understands that the Issuer and its counsel will rely upon the accuracy and truth of the foregoing representations, and the Transferor hereby consents to such reliance.

(Name of Transferor)
By: __________________________
Name: Title:
Dated: __________, _____
cc: [●] [●] [●] Attention: [●]

Sch. 5B-3-
TRANSFEROR CERTIFICATE FOR TRANSFER TO RULE 144A GLOBAL NOTE

SCHEDULE 5C
FORM OF TRANSFEREE CERTIFICATE OF RULE 144A GLOBAL NOTE
[ ]

with a copy to:
[ ]
Re:    WESTERN ALLIANCE BANK (the “Issuer”) Senior Unsecured Credit Linked Notes due 2024
Reference is hereby made to the Note Purchase Agreement dated as of June 28, 2021 between the Issuer and each of the Purchasers (as amended from time to time, the “Note Purchase Agreement”). Capitalized terms used but not defined herein shall have the meanings given them in the Note Purchase Agreement.
This letter relates to ___________ Aggregate Outstanding Amount of the Senior Unsecured Credit Linked Notes due 2024 (the “Notes”) which are to be transferred to the undersigned transferee (the “Transferee”) in the form of a Rule 144A Global Note representing the Senior Unsecured Credit Linked Notes pursuant to Section 4.6(e) of the Note Purchase Agreement.
In connection with such request, and in respect of such Notes, the Transferee does hereby certify that the Notes are being transferred (i) in accordance with the transfer restrictions set forth in the Note Purchase Agreement and (ii) pursuant to an exemption from registration in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”) and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction.
In addition, the Transferee hereby represents, warrants and covenants for the benefit of the Issuer and its counsel that it is:
(a)    a “qualified institutional buyer” as defined in Rule 144A under the Securities Act (a “Qualified Institutional Buyer”) or an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act (an “Accredited Investor”) who is purchasing the Notes in a non-public transaction, who is also a “qualified purchaser” (within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”) and the rules thereunder, a “Qualified Purchaser”) or an entity beneficially owned exclusively by Qualified Purchasers, and is acquiring the Notes in reliance on the exemption from Securities Act registration provided by Rule 144A thereunder; and
(b)    acquiring the Notes for its own account (and not for the account of any other Person) in a minimum denomination of U.S.$250,000 and in integral multiples of U.S.$1.00 in excess thereof.

Sch. 5C-1

The Transferee further represents, warrants and agrees as follows:
In connection with the purchase of the Notes: (A) neither Issuer nor any of its Affiliates is acting as a fiduciary or financial or investment adviser for the Transferee; (B) the Transferee is not relying (for purposes of making any investment decision or otherwise) upon any advice, counsel or representations (whether written or oral) of the Issuer or any its Affiliates; (C) the Transferee has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent it has deemed necessary and has made its own investment decisions (including decisions regarding the suitability of any transaction pursuant to the Note Purchase Agreement) based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by the Issuer or any of its Affiliates; (D) the Transferee is both (x)(1) a Qualified Institutional Buyer that is not a broker-dealer which owns and invests on a discretionary basis less than U.S.$25,000,000 in securities of issuers that are not affiliated persons of the dealer and is not a plan referred to in paragraph (a)(1)(i)(d) or (a)(1)(i)(e) of Rule 144A or a trust fund referred to in paragraph (a)(1)(i)(f) of Rule 144A that holds the assets of such a plan, if investment decisions with respect to the plan are made by beneficiaries of the plan or (2) an Accredited Investor who is purchasing the Notes in a non-public transaction and (y) a Qualified Purchaser for purposes of Section 3(c)(7) of the Investment Company Act or an entity beneficially owned exclusively by Qualified Purchasers; (E) the Transferee is acquiring its interest in such Notes for its own account for investment and not with a view to the resale, distribution or other disposition thereof in violation of the Securities Act; (F) the Transferee was not formed for the purpose of investing in such Notes; (G) the Transferee has received the necessary consent from its beneficial owners if the holder is a private investment company formed before April 30, 1996, (H) the Transferee understands that the Issuer may receive a list of participants holding interests in the Notes from one or more book-entry depositories; (I) the Transferee will hold and transfer at least the minimum denomination of such Notes; (J) the Transferee is a sophisticated investor and is purchasing the Notes with a full understanding of all of the terms, conditions and risks thereof, and it is capable of assuming and willing to assume those risks; (K) the Transferee will provide notice of the relevant transfer restrictions to subsequent transferees, including that the Transferee may be relying on the exemption from registration under the Securities Act provided by Rule 144A thereunder; (L) none of the Transferee or any of its affiliates (as such term is defined in Rule 501(b) of Regulation D under the Securities Act) or any other Person acting on any of their behalf has engaged or will engage, in connection with such Notes, in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act; (M) the Transferee has not solicited and will not solicit offers for such Notes and has not arranged and will not arrange commitments to purchase such Notes, except in accordance with the Note Purchase Agreement and any applicable U.S. federal and state securities laws and the securities laws of any other jurisdiction in which such Notes have been offered; and (N) the Transferee is not acquiring any Note as part of a plan to reduce, avoid or evade U.S. Federal income tax.
The Transferee understands that the Notes are being offered only in a transaction not involving any public offering in the United States of America within the meaning of the Securities Act, such Notes have not been and will not be registered under the Securities Act, and, if in the future the Transferee decides to offer, resell, pledge or otherwise transfer the Notes, such Notes may be offered, resold, pledged or otherwise transferred only in accordance with the provisions of the Note Purchase Agreement and the legend on such Notes, including any

Sch. 5C-2

requirement for written certifications. In particular, the Transferee understands that the Notes may be transferred only to a person that is either (a) both (1)(x) a “qualified purchaser” (as defined in the Investment Company Act, and the rules thereunder) or (y) an entity owned (or in the case of Qualified Purchasers, beneficially owned) exclusively by one or more “qualified purchasers” and (2)(x) a “qualified institutional buyer” that is not a broker-dealer which owns and invests on a discretionary basis less than U.S.$25,000,000 in securities of issuers that are not affiliated persons of the dealer and is not a plan referred to in paragraph (a)(1)(i)(d) or (a)(1)(i)(e) of Rule 144A or a trust fund referred to in paragraph (a)(1)(i)(f) of Rule 144A that holds the assets of such a plan, if investment decisions with respect to the plan are made by beneficiaries of the plan, who is purchasing the Notes in reliance on the exemption from Securities Act registration provided by Rule 144A thereunder or (y) an “accredited investor” (as defined in Rule 501(a) of Regulation D under the Securities Act) who is purchasing the Notes in a non-public transaction or (b) a person that is both (x) not a “U.S. person” as defined in Regulation S under the Securities Act, and is acquiring the Notes in an offshore transaction (as defined in Regulation S thereunder) in reliance on the exemption from registration provided by Regulation S, and (y) a Qualified Purchaser or an entity beneficially owned exclusively by Qualified Purchasers. The Transferee acknowledges that no representation has been made as to the availability of any exemption under the Securities Act or any state securities laws for resale of the Notes. The Transferee understands that the Issuer has not been registered under the Investment Company Act, and that the Issuer is exempt from registration as such by virtue of Section 3(c)(7) of the Investment Company Act. The Transferee understands and acknowledges that the Issuer has the right, under the Note Purchase Agreement, to compel any beneficial owner of an interest in the Notes that fails to comply with the foregoing requirements to sell its interest in such Notes, or may sell such interest on behalf of such owner.
The Transferee will provide notice to each Person to whom it proposes to transfer any interest in the Notes of the transfer restrictions and representations set forth in Section 4.5 (Registration, Registration of Transfer and Exchange) of the Note Purchase Agreement, including the Exhibits referenced therein, and the legends on the Notes.
The Transferee represents, warrants and agrees that it is not, and for so long as it holds Notes will not be, (a) an "employee benefit plan" as defined in Section 3(3) of ERISA, whether or not subject to Title I of ERISA, (b) a "plan" within the meaning of Section 4975 of the Code, or (c) any person or entity whose assets include, or are deemed for purposes of ERISA or the Code to include, the assets of any such "employee benefit plan" or "plan" by reason of 29 C.F.R. 2510.3-101 or otherwise.
The Transferee agrees not to seek to commence, institute against, or join any other Person in instituting against, the Issuer any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings, or other proceedings under U.S. Federal or State bankruptcy or similar laws prior to the date which is one year and one day (or if longer, any applicable preference period) after the payment in full of all Notes and any other debt obligations of the Issuer that have been rated upon issuance by any rating agency at the request of the Issuer.
The Transferee is ______ (check if applicable) a “United States person” within the meaning of Section 7701(a)(30) of the Code, and a properly completed and signed Internal Revenue Service Form W-9 (or applicable successor form) is attached hereto; or ______ (check

Sch. 5C-3

if applicable) not a “United States person” within the meaning of Section 7701(a)(30) of the Code, and a properly completed and signed applicable Internal Revenue Service Form W-8 (or applicable successor form) is attached hereto with all required attachments. The Transferee understands and acknowledges that failure to provide the Issuer with the applicable tax certifications or the failure to meet its Holder Reporting Obligations may result in withholding or back-up withholding from payments to the Transferee in respect of the Notes.
If the Transferee is not a “United States person” (as defined in Section 7701(a)(30) of the Code), the Transferee hereby represents that (i) either (A) it is not a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business (within the meaning of Section 881(c)(3)(A) of the Code), or (B) it is a person that is eligible for benefits under an income tax treaty with the United States that eliminates U.S. federal income taxation of U.S. source interest not attributable to a permanent establishment in the United States, and (ii) it is not purchasing the Notes in order to reduce its U.S. federal income tax liability pursuant to a tax avoidance plan and (iii) it is not subject to withholding under Sections 1471-1474 of the Code.
The Transferee hereby agrees to provide the Issuer and any Paying Agent (i) any information as is necessary (in the sole determination of the Issuer or any Paying Agent, as applicable) for the Issuer and any Paying Agent to determine whether it (or any Person through which it holds the Notes) is a specified United States person as defined in Section 1473(3) of the Code (a “specified United States person”), a United States owned foreign entity as described in Section 1471(d)(3) of the Code (a “United States owned foreign entity”) or a foreign financial institution as defined in Section 1471(d)(4) of the Code, (ii) any additional information that the Issuer or its agent requests in connection with Sections 1471-1474 of the Code (or any intergovernmental agreement entered into in connection therewith) and (iii) any information required by similar laws. If the Transferee is a specified United States person or a United States owned foreign entity, it also hereby agrees to (x) provide the Issuer its name, address, U.S. taxpayer identification number, if it is a United States owned foreign entity, the name, address and taxpayer identification number of each of its “substantial United States owners” (as defined in Section 1473(2) of the Code) and any other information requested by the Issuer or its agent upon request and (y) update any such information provided in clause (x) promptly upon learning that any such information previously provided has become obsolete or incorrect or is otherwise required. The Transferee understands and acknowledges that the Issuer may provide such information and any other information concerning its investment in the Notes to the U.S. Internal Revenue Service or other tax authority. The Transferee understands and acknowledges that the Issuer has the right, under the Note Purchase Agreement, to compel any beneficial owner of an interest in the Notes that fails to comply with the foregoing requirements to sell its interest in such Notes, or may sell such interest on behalf of such owner.
The Transferee hereby represents and warrants that it is not an Affected Bank and it agrees and acknowledges that no transfer of a Note to an Affected Bank will be effective and none of the Issuer nor the Note Registrar will recognize any such transfer, unless such transfer is specifically authorized by the Issuer in writing. An “Affected Bank” is a “bank” for purposes of Section 881 of the Code or an entity affiliated with such a bank that is not any of the following: (x) a United States person (within the meaning of Section 7701(a)(30) of the Code), (y) an entity that treats all income from its Notes as effectively connected with its conduct of a trade or

Sch. 5C-4

business within the United States (as such terms are used in Section 864(c) of the Code or (z) entitled to the benefits of an income tax treaty with the United States under which withholding taxes on interest payments made by obligors resident in the United States to such bank are reduced to 0% and is not subject to withholding under FATCA (as defined in the Note Purchase Agreement).
To the extent required by the Issuer, as determined by the Issue, the Issuer may impose additional transfer restrictions on the Notes to comply with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 and other similar laws or regulations, including, without limitation, requiring each transferee of a Note to make representations to the Issuer in connection with such compliance.
The Transferee understands that the Issuer and its counsel will rely upon the accuracy and truth of the foregoing representations, and the Transferee hereby consents to such reliance.
The Transferee is aware that, except as otherwise provided in the Note Purchase Agreement, the Notes being sold to it, if any, in reliance on 144A will be represented by a Rule 144A Global Note, and that beneficial interests therein may be held only through DTC.
The Transferee acknowledges and agrees as follows: (i)(a) the express terms of the Note Purchase Agreement govern the rights of the Holders to direct the commencement of a proceeding against any person, (b) the Note Purchase Agreement contains limitations on the rights of the Holders to direct the commencement of any such proceeding, and (c) each Holder shall comply with such express terms if it seeks to direct the commencement of any such proceeding; (ii) there are no implied rights under the Note Purchase Agreement to direct the commencement of any such proceeding; and (iii) notwithstanding any provision of the Note Purchase Agreement, or any provision of the Notes or of any other agreement, the Issuer shall be under no duty or obligation of any kind to the Holders, or any of them to institute any legal or other proceedings of any kind, against any person or entity.
- signature page follows -

Sch. 5C-5

Dated:

By: Name: Title:
Aggregate Outstanding Amount of Notes: US$_______
cc: [●] [●] [●] Attention: [●]

Sch. 5C-6
TRANSFEREE CERTIFICATE OF RULE 144A GLOBAL NOTE

SCHEDULE 5D
FORM OF TRANSFEREE CERTIFICATE OF REGULATION S GLOBAL NOTE
[ ]

with a copy to:
[ ]
Re:    WESTERN ALLIANCE BANK (the “Issuer”) Senior Unsecured Credit Linked Notes due 2024
Reference is hereby made to the Note Purchase Agreement, dated as of June 28, 2021, between the Issuer and each of the Purchasers (as amended from time to time, the “Note Purchase Agreement”). Capitalized terms not defined in this Certificate shall have the meanings ascribed to them in the Note Purchase Agreement.
This letter relates to ___________ Aggregate Outstanding Amount of the Senior Unsecured Credit Linked Notes due 2024 (the “Notes”), which are to be transferred to the undersigned transferee (the “Transferee”) in the form of a Regulation S Global Note of such Class pursuant to Section 4.6(e) of the Note Purchase Agreement.
In connection with such transfer, and in respect of such Notes, the Transferee does hereby certify that the Notes are being transferred (i) in accordance with the transfer restrictions set forth in the Note Purchase Agreement and (ii) pursuant to an exemption from registration in accordance with Regulation S under the United States Securities Act of 1933, as amended (the “Securities Act”) and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction.
In addition, the Transferee hereby represents, warrants and covenants for the benefit of the Issuer and its counsel that it is a person that is (x) not a “U.S. person” as defined in Regulation S under the Securities Act (a “U.S. Person”), and is acquiring the Notes in an offshore transaction (as defined in Regulation S) in reliance on, and in accordance with, the exemption from Securities Act registration provided by Regulation S, and (y) a “qualified purchaser” (as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules thereunder) or an entity beneficially owned exclusively by Qualified Purchasers.
The Transferee further represents, warrants and agrees as follows:
1.    In connection with the purchase of the Notes: (A) none of the Issuer or any of its Affiliates is acting as a fiduciary or financial or investment adviser for the Transferee; (B) the Transferee is not relying (for purposes of making any investment decision or otherwise) upon any advice, counsel or representations (whether written or oral) of the Issuer or any of its Affiliates; (C) the Transferee has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent it has deemed necessary and has made its own investment decisions (including decisions regarding the suitability of any

Sch. 5D-1-

transaction pursuant to the Note Purchase Agreement) based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by the Issuer or any of its Affiliates; (D) the Transferee is not a U.S. Person and is acquiring such Notes in an offshore transaction (as defined in Regulation S) in reliance on the exemption from registration provided by Regulation S; (E) the Transferee is a Qualified Purchaser or an entity beneficially owned exclusively by Qualified Purchasers; (F) the Transferee is acquiring its interest in such Notes for its own account for investment and not with a view to the resale, distribution or other disposition thereof in violation of the Securities Act; (G) the Transferee was not formed for the purpose of investing in such Notes; (H) the Transferee understands that the Issuer may receive a list of participants holding interests in the Notes from one or more book-entry depositories; (I) the Transferee will hold and transfer at least the minimum denomination of such Notes; (J) the Transferee is a sophisticated investor and is purchasing the Notes with a full understanding of all of the terms, conditions and risks thereof, and it is capable of assuming and willing to assume those risks; (K) the Transferee will provide notice of the relevant transfer restrictions to subsequent transferees, including that such beneficial owner may be relying on the exemption from registration under the Securities Act provided by Rule 144A thereunder; (L) none of the Transferee or any of its affiliates (as such term is defined in Rule 501(b) of Regulation D under the Securities Act) or any other Person acting on any of their behalf has engaged or will engage, in connection with such Notes, in any form of (i) general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act or (ii) directed selling efforts within the meaning of Rule 902(c) of Regulation S thereunder; (M) the Transferee has not solicited and will not solicit offers for such Notes, and has not arranged and will not arrange commitments to purchase such Notes, except in accordance with the Note Purchase Agreement and any applicable U.S. federal and state securities laws and the securities laws of any other jurisdiction in which such Notes have been offered; and (N) the Transferee is not acquiring any Note as part of a plan to reduce, avoid or evade U.S. Federal Income Tax.
The Transferee understands that the Notes are being offered only in a transaction not involving any public offering in the United States of America within the meaning of the Securities Act, such Notes have not been and will not be registered under the Securities Act, and, if in the future the Transferee decides to offer, resell, pledge or otherwise transfer the Notes, such Notes may be offered, resold, pledged or otherwise transferred only in accordance with the provisions of the Note Purchase Agreement and the legend on such Notes, including any requirement for written certifications. In particular, the Transferee understands that the Notes may be transferred only to a person that is either (A) both (1)(x) a “qualified purchaser” (as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules thereunder) or (y) an entity owned (or in the case of qualified Purchasers, beneficially owned) exclusively by one or more “qualified purchasers” and (2)(x) a “qualified institutional buyer” that is not a broker-dealer which owns and invests on a discretionary basis less than U.S. $25,000,000 in securities of issuers that are not affiliated persons of the dealer and is not a plan referred to in paragraph (a)(1)(i)(d) or (a)(1)(i)(e) of Rule 144A under the Securities Act or a trust fund referred to in paragraph (a)(1)(i)(f) of Rule 144A under the Securities Act that holds the assets of such a plan, if investment decisions with respect to the plan are made by beneficiaries of the plan, who is purchasing the Notes in reliance on the exemption from Securities Act registration provided by Rule 144A thereunder or (y) an “accredited investor” (as defined in Rule 501(a) of Regulation D under the Securities Act) who is purchasing the Notes in a non-public transaction or (B) a person that is both (x) not a U.S. Person, and is acquiring the

Sch. 5D-2-

Notes in an Offshore Transaction (as defined in Regulation S thereunder) in reliance on the exemption from registration provided by Regulation S and (y) a Qualified Purchaser or an entity beneficially owned exclusively by Qualified Purchasers. The Transferee acknowledges that no representation has been made as to the availability of any exemption under the Securities Act or any State securities laws for resale of the Notes. The Transferee understands that the Issuer has not been registered under the Investment Company Act, and that the Issuer is exempt from registration as such by virtue of Section 3(c)(7) of the Investment Company Act. The Transferee understands and acknowledges that the Issuer has the right, under the Note Purchase Agreement, to compel any beneficial owner of an interest in the Notes that fails to comply with the foregoing requirements to sell its interest in such Notes, or may sell such interest on behalf of such owner.
The Transferee is aware that, except as otherwise provided in the Note Purchase Agreement, the Notes being sold to it, if any, in reliance on Regulation S will be represented by a Regulation S Global Note, and that beneficial interests therein may be held only through DTC for the respective accounts of Euroclear or Clearstream.
The Transferee will provide notice to each Person to whom it proposes to transfer any interest in the Notes of the transfer restrictions and representations set forth in Section 4.5 (Registration, Registration of Transfer and Exchange) of the Note Purchase Agreement, including the Exhibits referenced therein, and the legends on the Notes.
The Transferee represents, warrants and agrees that it is not, and for so long as it holds Notes will not be, (a) an "employee benefit plan" as defined in Section 3(3) of ERISA, whether or not subject to Title I of ERISA, (b) a "plan" within the meaning of Section 4975 of the Code, or (c) any person or entity whose assets include, or are deemed for purposes of ERISA or the Code to include, the assets of any such "employee benefit plan" or "plan" by reason of 29 C.F.R. 2510.3-101 or otherwise.
The Transferee agrees not to seek to commence, institute against, or join any other Person in instituting against, the Issuer any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings, or other proceedings under U.S. Federal or State bankruptcy or similar laws prior to the date which is one year and one day (or if longer, any applicable preference period) after the payment in full of all Notes and any other debt obligations of the Issuer that have been rated upon issuance by any rating agency at the request of the Issuer.
The Transferee is ______ (check if applicable) a “United States person” within the meaning of Section 7701(a)(30) of the Code, and a properly completed and signed Internal Revenue Service Form W-9 (or applicable successor form) is attached hereto; or ______ (check if applicable) not a “United States person” within the meaning of Section 7701(a)(30) of the Code, and a properly completed and signed applicable Internal Revenue Service Form W-8 (or applicable successor form) is attached hereto with all required attachments. The Transferee understands and acknowledges that failure to provide the Issuer with the applicable tax certifications or the failure to meet its Holder Reporting Obligations may result in withholding or back-up withholding from payments to The Transferee in respect of the Notes.
If the Transferee is not a “United States person” (as defined in Section 7701(a)(30) of the Code), the Transferee hereby represents that (i) either (A) it is not a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or

Sch. 5D-3-

business (within the meaning of Section 881(c)(3)(A) of the Code), or (B) it is a person that is eligible for benefits under an income tax treaty with the United States that eliminates U.S. federal income taxation of U.S. source interest not attributable to a permanent establishment in the United States, and (ii) it is not purchasing the Notes in order to reduce its U.S. federal income tax liability pursuant to a tax avoidance plan and (iii) it is not subject to withholding under Sections 1471-1474 of the Code.
The Transferee hereby agrees to provide the Issuer and any Paying Agent (i) any information as is necessary (in the sole determination of the Issuer or any Paying Agent, as applicable) for the Issuer and any Paying Agent to determine whether it (or any Person through which it holds the Notes) is a specified United States person as defined in Section 1473(3) of the Code (a “specified United States person”), a United States owned foreign entity as described in Section 1471(d)(3) of the Code (a “United States owned foreign entity”) or a foreign financial institution as defined in Section 1471(d)(4) of the Code, (ii) any additional information that the Issuer or its agent requests in connection with Sections 1471-1474 of the Code (or any intergovernmental agreement entered into in connection therewith) and (iii) any information required by similar laws. If the Transferee is a specified United States person or a United States owned foreign entity, it also hereby agrees to (x) provide the Issuer its name, address, U.S. taxpayer identification number, if it is a United States owned foreign entity, the name, address and taxpayer identification number of each of its “substantial United States owners” (as defined in Section 1473(2) of the Code) and any other information requested by the Issuer or its agent upon request and (y) update any such information provided in clause (x) promptly upon learning that any such information previously provided has become obsolete or incorrect or is otherwise required. The Transferee understands and acknowledges that the Issuer may provide such information and any other information concerning its investment in the Notes to the U.S. Internal Revenue Service or other tax authority. The Transferee understands and acknowledges that the Issuer has the right, under the Note Purchase Agreement, to compel any beneficial owner of an interest in the Notes that fails to comply with the foregoing requirements to sell its interest in such Notes, or may sell such interest on behalf of such owner.
The Transferee hereby represents and warrants that it is not an Affected Bank and it agrees and acknowledges that no transfer of a Note to an Affected Bank will be effective and neither the Issuer nor the Note Registrar will recognize any such transfer, unless such transfer is specifically authorized by the Issuer in writing. An “Affected Bank” is a “bank” for purposes of Section 881 of the Code or an entity affiliated with such a bank that is not any of the following: (x) a United States person (within the meaning of Section 7701(a)(30) of the Code), (y) an entity that treats all income from its Notes as effectively connected with its conduct of a trade or business within the United States (as such terms are used in Section 864(c) of the Code or (z) entitled to the benefits of an income tax treaty with the United States under which withholding taxes on interest payments made by obligors resident in the United States to such bank are reduced to 0% and is not subject to withholding under FATCA (as defined in the Note Purchase Agreement).
To the extent required by the Issuer, as determined by the Issuer, the Issuer may impose additional transfer restrictions on the Notes to comply with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 and other similar laws or regulations, including, without limitation,

Sch. 5D-4-

requiring each transferee of a Note to make representations to the Issuer in connection with such compliance.
The Transferee understands that the Issuer and its counsel will rely upon the accuracy and truth of the foregoing representations, and the Transferee hereby consents to such reliance.
The Transferee acknowledges and agrees as follows: (i)(a) the express terms of the Note Purchase Agreement govern the rights of the Holders to direct the commencement of a proceeding against any person, (b) the Note Purchase Agreement contains limitations on the rights of the Holders to direct the commencement of any such proceeding, and (c) each Holder shall comply with such express terms if it seeks to direct the commencement of any such proceeding; (ii) there are no implied rights under the Note Purchase Agreement to direct the commencement of any such proceeding; and (iii) notwithstanding any provision of the Note Purchase Agreement, or any provision of the Notes, or of any other agreement, the Issuer shall be under no duty or obligation of any kind to the Holders, or any of them to institute any legal or other proceedings of any kind, against any person or entity.
- signature page follows -

Sch. 5D-5-

Name of Purchaser:
Dated:

By: Name: Title:
(a) Aggregate Outstanding Amount of Notes: US$_______
cc: [●] [●] [●] Attention: [●]

Sch. 5D-6-
TRANSFEREE CERTIFICATE OF REGULATION S GLOBAL NOTE

PURCHASER SCHEDULE
Name	Notice Address	Payment Instructions

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-1-
PURCHASER SCHEDULE